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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

2.875% Convertible Senior Notes due 2019	$370,000,000(1)(2)	100%	$370,000,000(1)(2)	$42,402.00(3)

Common Stock, par value $0.01 per share, including related rights to purchase Series A Junior Participating Preferred Stock(4)	—(5)	—(5)	—(5)	—(6)

(1)
Equals the aggregate principal amount of 2.875% Convertible Senior Notes due 2019 to be registered hereunder. These amounts are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the "Securities Act").
(2)
Includes $45,000,000 in aggregate principal amount of 2.875% Convertible Senior Notes due 2019 that may be purchased by the underwriters pursuant to their option to purchase additional 2.875% Convertible Senior Notes due 2019.
(3)
Calculated pursuant to Rule 457(o) and Rule 457(r) under the Securities Act. The fee payable in connection with the offering pursuant to this prospectus supplement has been paid in accordance with Rule 456(b) under the Securities Act.
(4)
Includes associated rights to purchase shares of the registrant's Series A Junior Participating Preferred Stock, par value $0.01 per share ("Preferred Share Purchase Rights"). Preferred Share Purchase Rights are attached to shares of the registrant's common stock in accordance with the First Amended and Restated Rights Agreement, dated as of September 10, 2007, as amended from time to time, by and between the registrant and Computershare Trust Company, N.A., as Rights Agent (the "Rights Agreement"). The Preferred Share Purchase Rights are not exercisable until the occurrence of certain events specified in the Rights Agreement, are evidenced by the stock certificates representing the common stock and are transferable solely with the common stock. The value attributable to the Preferred Share Purchase Rights, if any, is reflected in the value of the common stock.
(5)
An indeterminate number of shares of common stock are being registered as may be issued from time to time upon conversion of the 2.875% Convertible Senior Notes due 2019. Pursuant to Rule 416 under the Securities Act, the registrant is also registering an indeterminate number of shares of common stock as may become issuable upon conversion by reason of adjustments in the conversion rate.
(6)
Pursuant to Rule 457(i) under the Securities Act, no separate registration fee is required for the shares of common stock issuable upon conversion of the 2.875% Convertible Senior Notes due 2019 because no additional consideration will be received in connection with the exercise of the conversion privilege.

Registration No. 333-178691
Filed pursuant to Rule 424(b)(5)

Prospectus Supplement to Prospectus dated December 22, 2011

$325,000,000

2.875% Convertible Senior Notes due 2019

              Royal Gold, Inc. is offering $325,000,000 aggregate principal amount of its 2.875% Convertible Senior Notes due 2019 (the "notes") under this prospectus supplement. The notes will bear interest at a rate equal to 2.875% per year, payable semiannually in arrears on June 15 and December 15 of each year, beginning on December 15, 2012. The notes will mature on June 15, 2019.

              Holders may convert their notes at their option prior to the close of business on the business day immediately preceding March 15, 2019 but only under the following circumstances: (1) during any fiscal quarter commencing after June 30, 2012 (and only during such fiscal quarter), if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the applicable conversion price on each applicable trading day; (2) during the five consecutive business day period after any five consecutive trading day period (the "measurement period") in which the trading price (as defined herein) per $1,000 principal amount of notes for each trading day of such measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on each such trading day; (3) upon the occurrence of specified corporate events; or (4) if we call any notes for redemption, at any time until the close of business on the business day preceding the redemption date. On or after March 15, 2019 until the close of business on the scheduled trading day immediately preceding the maturity date, holders may convert their notes at any time, regardless of the foregoing circumstances. Upon conversion of a note, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described herein.

              The conversion rate will initially equal 9.4955 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $105.31 per share of common stock). The conversion rate will be subject to adjustment upon the occurrence of certain events, but will not be adjusted for any accrued and unpaid interest. In addition, following the occurrence of a make-whole fundamental change (as defined herein) or a notice of redemption, we will, in certain circumstances, increase the conversion rate for a holder that converts its notes in connection with such make-whole fundamental change or a notice of redemption, as the case may be.

              On or after June 15, 2015, we may redeem for cash all or part of the notes, except for the notes that we are required to repurchase in connection with a fundamental change (as defined herein), if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending within 10 trading days immediately prior to the date we provide the notice of redemption exceeds 130% of the applicable conversion price for the notes on each applicable trading day. The redemption price for the notes to be redeemed on any redemption date will equal 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, plus $90 per each $1,000 principal amount of notes being redeemed. No sinking fund is provided for the notes.

              If we undergo a fundamental change, holders may require us to purchase the notes in whole or in part for cash at a fundamental change purchase price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date.

              The notes will be our senior unsecured obligations and will rank equally with all of our existing and future senior unsecured indebtedness and will rank senior in right of payment to any indebtedness that is expressly subordinated to the notes. The notes will also be effectively subordinated to all our existing and future secured indebtedness (to the extent of the value of the assets securing such indebtedness) and structurally subordinated to all existing and future liabilities (including trade payables) of our subsidiaries.

              We do not intend to apply for listing of the notes on any securities exchange. Our common stock is listed on the NASDAQ Global Select Market under the symbol "RGLD". The last reported sale price of the common stock on June 14, 2012 was $78.01 per share. Our common stock is also traded on the Toronto Stock Exchange under the symbol "RGL".

              Investing in the notes and the underlying common stock involves risks. See "Risk Factors" beginning on page S-17 of this prospectus supplement to read about factors you should consider before investing in the notes.

	Per Note	Total
Public offering price(1)	100%	$325,000,000
Underwriting discounts and commissions	2.75%	$8,937,500
Proceeds, before expenses, to Royal Gold, Inc.	97.25%	$316,062,500

(1)
Plus accrued interest, if any, from June 20, 2012.

              To the extent the underwriters sell more than $325,000,000 principal amount of notes, the underwriters will have the option to purchase within 30 days from the date of this prospectus supplement up to an additional $45,000,000 principal amount of notes from Royal Gold, Inc. at the public offering price less the underwriting discount.

              Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

              The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company on or about June 20, 2012.

Book-Running Manager
Goldman, Sachs & Co.

Lead Managers

HSBC		Scotiabank
Co-Managers
BofA Merrill Lynch	CIBC	RBC Capital Markets

NBF Securities (USA) Corp.	UBS Investment Bank	MLV & Co.

The date of this prospectus supplement is June 14, 2012

          We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus we prepare or authorize. We have not authorized anyone to provide you with different information, and we take no responsibility for any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. The information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any written communication from us specifying the final terms of the offering is only accurate as of the date of the respective documents in which the information appears. Our business, financial condition, results of operations and prospects may have changed since those dates. Information in this prospectus supplement updates and modifies the information in the accompanying prospectus.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

          This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (File No. 333-178691) that we filed with the Securities and Exchange Commission (the "SEC") and that became effective on December 22, 2011 utilizing an automatic shelf registration process. Under this shelf registration process, we may, from time to time, offer debt securities, preferred stock, common stock, warrants and depositary shares, of which this offering is a part. We have also filed this prospectus supplement and the accompanying prospectus, which we refer to as the Canadian prospectus, with the securities regulatory authorities in each of the provinces of Canada, other than Quebec, under the Multijurisdictional Disclosure System. The securities qualified under the Canadian prospectus may be offered and sold in each of the provinces of Canada, other than Quebec, subject to any applicable securities laws.

          This document is in two parts. The first part is this prospectus supplement, which describes the terms of this notes offering and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated herein by reference. The second part is the prospectus, which gives more general information, some of which may not apply to this notes offering. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated herein by reference, you should rely on the information in this prospectus supplement. Before investing in the notes, you should read both this prospectus supplement and the accompanying prospectus, as well as the additional information described under "Where You Can Find More Information" on page S-94 of this prospectus supplement.

          Unless otherwise stated, information in this prospectus supplement assumes that (i) holders of exchangeable shares of RG Exchangeco Inc., a wholly-owned Canadian subsidiary of Royal Gold ("RG Exchangeco"), which are convertible on a one-for-one basis for Royal Gold common stock, will not convert their shares, and (ii) no other person will exercise any other outstanding options to purchase shares of our common stock.

          This document includes trade names and trademarks of other companies. All such trade names and trademarks appearing in this document are the property of their respective holders.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

          This prospectus supplement, the prospectus and the documents incorporated herein by reference contain certain references to future expectations and other forward-looking statements and information relating to us or to properties operated by others that are based on our beliefs and assumptions or those of management of the companies that operate properties on which we have royalties or similar interests, as well as information currently available to us. Such forward-looking statements include statements regarding projected production and reserves received from the operators of properties where we hold royalties or similar interests. Additional written or oral forward-looking statements may be made by us from time to time in filings with the SEC or otherwise. Words such as "may", "could", "should", "would", "believe", "estimate", "expect", "anticipate", "plan", "forecast", "potential", "intend", "continue", "project" and similar expressions generally indicate forward-looking statements, which speak only as of the date the statement is made. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933 (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"). Forward-looking statements inherently involve risks and uncertainties, some of which cannot be predicted or quantified. Do not unduly rely on forward-looking statements. Actual results may differ materially from those expressed or implied by these forward-looking

S-ii

statements. Factors that could cause actual results to differ materially from these forward-looking statements include:

  •
  changes in gold and other metals prices on which our royalties and similar interests are paid or prices associated with the primary metals mined at properties where we hold interests;

  •
  the production at or performance of properties where we hold interests;

  •
  decisions and activities of the operators of properties where we hold interests;

  •
  the ability of operators to bring projects into production and operate in accordance with feasibility studies;

  •
  liquidity or other problems our operators may encounter;

  •
  unanticipated grade and geological, metallurgical, processing or other problems at the properties where we hold interests;

  •
  mine operating and ore processing facility problems, pit wall or tailings dam failures, natural catastrophes such as floods or earthquakes and access to raw materials, water and power;

  •
  changes in project parameters as plans of the operators of properties where we hold interests are refined;

  •
  changes in estimates of reserves and mineralization by the operators of properties where we hold interests;

  •
  contests to our royalties and title and other defects to the properties where we hold interests;

  •
  economic and market conditions;

  •
  future financial needs;

  •
  federal, state and foreign legislation governing us or the operators of properties where we hold interests;

  •
  the availability of royalties and similar interests for acquisition or other acquisition opportunities and the availability of debt or equity financing necessary to complete such acquisitions;

  •
  our ability to make accurate assumptions regarding the valuation, timing and amount of royalty payments when making acquisitions;

  •
  risks associated with conducting business in foreign countries, including application of foreign laws to contract and other disputes, environmental and permitting laws, community unrest and labor disputes, enforcement and uncertain political and economic environments;

  •
  risks associated with issuances of additional common stock or incurrence of indebtedness in connection with acquisitions or otherwise;

  •
  acquisition and maintenance of permits and authorizations, completion of construction and commencement and continuation of production at the properties where we hold interests;

  •
  changes in management and key employees; and

  •
  failure to complete future acquisitions;

as well as other factors described elsewhere in this prospectus supplement, the accompanying prospectus, our Annual Report on Form 10-K for the fiscal year ended June 30, 2011 (filed on

S-iii

August 18, 2011), our Quarterly Reports on Form 10-Q for the periods ended September 30, 2011 (filed on November 3, 2011), December 31, 2011 (filed on February 2, 2012) and March 31, 2012 (filed on May 5, 2012) and in future filings we make with the SEC. Most of these factors are beyond our ability to predict or control. Future events and actual results could differ materially from those set forth in, contemplated by or underlying the forward-looking statements. We disclaim any obligation to update any forward-looking statements made herein, except as required by law. Readers are cautioned not to put undue reliance on forward-looking statements.

CERTAIN DEFINITIONS

          Company:    Unless we have indicated otherwise, or the context otherwise requires, references to the "Company", "we", "us", and "Royal Gold" refer to Royal Gold, Inc. and its consolidated subsidiaries, except where it is clear that such terms refer only to Royal Gold, Inc.

          Dollar or "$":    Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement to "$" or "dollar" are to the lawful currency of the United States. We refer to Canadian dollars as C$.

          Gold or Silver Stream:    A gold or silver purchase agreement that provides, in exchange for an upfront deposit payment, the right to purchase all or a portion of gold or silver, as applicable, produced from a mine, at a price determined for the life of the transaction by the purchase agreement.

          g/t:    A unit representing grams per tonne.

          Net Smelter Return (NSR) Royalty:    A defined percentage of the gross revenue from a resource operation, less a proportionate share of incidental transportation, insurance, refining and smelting costs.

          Payable Ounces of Gold:    Ounces of gold in concentrate payable to the operator after deduction of a percentage of gold in concentrate that is paid to a third-party smelter pursuant to smelting contracts.

          Proven (Measured) Reserves:    Reserves for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes, and the grade is computed from the results of detailed sampling, and (b) the sites for inspection, sampling and measurement are spaced so closely and the geologic character is so well defined that the size, shape, depth and mineral content of the reserves are well established.

          Probable (Indicated) Reserves:    Reserves for which the quantity and grade are computed from information similar to that used for proven (measured) reserves, but the sites for inspection, sampling and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance of probable (indicated) reserves, although lower than that for proven (measured) reserves, is high enough to assume geological continuity between points of observation.

          Reserve:    That part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination.

          Royalty:    The right to receive a percentage or other denomination of mineral production from a resource extraction operation.

          Ton:    A unit of weight equal to 2,000 pounds or 907.2 kilograms.

          Tonne:    A unit of weight equal to 2,204.6 pounds or 1,000 kilograms.

S-iv

 TAX CONSIDERATIONS

          We are not providing any tax advice as to the acquisition, holding, conversion or disposition of the notes offered hereby or the shares of our common stock into which the notes are convertible. In making an investment decision, investors should consult their own tax advisors to determine the U.S. federal or state, and any applicable foreign or other tax consequences related to an investment in the notes and the shares of our common stock into which the notes are convertible. See "Material United States Federal Income Tax Considerations" on page S-84.

NOTICE TO UNITED KINGDOM AND EUROPEAN ECONOMIC AREA INVESTORS

          This communication is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

          In any Member State of the European Economic Area ("EEA") that has implemented the Prospectus Directive, this communication is only addressed to and is only directed at qualified investors in that Member State within the meaning of the Prospectus Directive.

          The expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

          Each person in a Member State of the European Economic Area which has implemented the Prospectus Directive who receives any communication in respect of, or who acquires any notes under, the offers contemplated in this Prospectus Supplement will be deemed to have represented, warranted and agreed to and with Goldman, Sachs & Co. and the Company that:

  (a)
  it is a qualified investor as defined in the Prospectus Directive

  (b)
  in the case of any notes acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the notes acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of Goldman, Sachs & Co. has been given to the offer or resale; or (ii) where notes have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those notes to it is not treated under the Prospectus Directive as having been made to such persons.

          For the purposes of this representation, the expression an "offer" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Relevant Member State.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

          This summary highlights selected information about Royal Gold, Inc. This summary does not contain all of the information that may be important to you in making an investment decision. For a more complete understanding of Royal Gold you should read carefully this entire prospectus supplement and the accompanying prospectus, including the "Risk Factors" section and the other documents we refer to and incorporate by reference. Unless otherwise indicated, "notes" means our 2.875% Convertible Senior Notes due 2019 offered by this prospectus supplement, and "common stock" means our common stock, par value $0.01 per share.

Royal Gold Overview

          Royal Gold, together with its subsidiaries, is engaged in the business of acquiring and managing precious metals royalties, precious metals streams and similar interests. Royalties are passive (non-operating) interests in mining projects that provide the right to revenue or metals produced from the project after deducting specified costs, if any, and we use the term "royalties" in this prospectus to refer to royalties, gold or silver stream interests, and other similar interests. Royal Gold seeks to acquire existing royalties or to finance projects that are in production or development stage in exchange for royalty interests. As of March 31, 2012, the Company owned royalties on 38 producing properties, 26 development stage properties and 127 exploration stage properties, of which the Company considers 39 to be evaluation stage projects. The Company uses "evaluation stage" to describe exploration stage properties that contain mineralized material and on which operators are engaged in the search for reserves. Royal Gold does not conduct mining operations nor is it required to contribute to capital costs, exploration costs, environmental costs or other mining, processing or other operating costs on the properties in which Royal Gold holds royalty interests. During the nine months ended March 31, 2012, Royal Gold derived approximately 74% of its royalty revenue from precious metals (including 67% from gold and 7% from silver), 11% from copper and 11% from nickel. Royal Gold has achieved record revenue for each of the past five fiscal years, and increased revenue 59% from the fiscal year ended June 30, 2010 to the fiscal year ended June 30, 2011.

          Our financial results are primarily tied to the price of gold and, to a lesser extent, the price of silver, copper and nickel, together with the amounts of production from our producing stage royalty interests. The price of gold, silver, copper, nickel and other metals have fluctuated widely in recent years. The marketability and the price of metals are influenced by numerous factors beyond the control of the Company and declines in the price of gold, silver, copper or nickel could have a material and adverse effect on the Company's results of operations and financial condition.

          We are engaged in a continual review of opportunities to acquire existing royalties, to create new royalties through the financing of mine development or exploration, or to acquire companies that hold royalties. We have used both cash and our common stock in our acquisitions and we may issue additional amounts of common stock as consideration in acquisitions in the future. We currently, and generally at any time, have acquisition opportunities in various stages of active review, including, for example, our engagement of consultants and advisors to analyze particular opportunities, analysis of technical, financial and other confidential information, submission of indications of interest and participation in preliminary discussions or negotiations. Any one or more of our acquisitions could be material to us and increase the size of our business. We may enter into acquisitions at any time, including promptly after this offering. We cannot provide assurance that any of the possible transactions under review by us at any point in time will be concluded successfully.

          See "Risk Factors" beginning on page S-17 for further discussion on risks associated with potential future acquisitions and other aspects of our business.

Recent Developments

Restated Revolving Credit Facility

          On May 30, 2012, Royal Gold entered into a Fifth Amended and Restated Revolving Credit Agreement (the "revolving credit facility") among Royal Gold, as the borrower, certain subsidiaries of Royal Gold, as guarantors, HSBC Bank USA, National Association, as administrative agent and a lender, The Bank of Nova Scotia, as a lender, Goldman Sachs Bank USA, as a lender, and the other lenders from time to time party thereto, HSBC Securities (USA) Inc., as the sole lead arranger and joint bookrunner, and Scotiabank, as syndication agent and joint bookrunner. The revolving credit facility replaces Royal Gold's $225 million revolving credit facility under the Fourth Amended and Restated Credit Agreement, dated as of February 1, 2011. Royal Gold's term loan facility was not amended.

          The modifications implemented in the revolving credit facility include, among others: (1) an increase in the maximum principal balance to $350 million, which will provide an additional $125 million to the Company; (2) an extension of the final maturity date from February 2014 to May 2017; and (3) the addition of an accordion feature which permits Royal Gold to increase the revolving credit facility from time to time by up to an aggregate of $50 million with no amendments or additional fees upon the satisfaction of certain conditions, including the payment in full and termination of Royal Gold's term loan and obtaining additional lender commitments for such increase.

          Borrowings under the revolving credit facility bear interest at a floating rate of LIBOR plus a margin of 1.75% to 2.25%, based on Royal Gold's leverage ratio (as defined therein). As of March 31, 2012, the interest rate on borrowings under the revolving credit facility was LIBOR plus 1.75%. Royal Gold may repay borrowings under the revolving credit facility at any time without premium or penalty. As of March 31, 2012, Royal Gold had no debt outstanding under the revolving credit facility.

          The revolving credit facility contains covenants limiting the ability of Royal Gold and its subsidiaries to, among other things, incur certain debt or liens, dispose of assets, enter into certain transactions with affiliates, make certain investments or consummate certain mergers, as well as a cross-default provision to certain other permitted debt and royalty contracts. In addition, the revolving credit facility contains financial covenants relating to, among other things: (1) maintaining a leverage ratio of 3.0 to 1.0 or less; (2) maintaining a consolidated net worth (as defined therein) of not less than a base amount that increases according to cumulative positive quarterly net income; (3) maintaining an interest coverage ratio (as defined therein) of greater than 3.0 to 1.0; (4) maintaining a current ratio (as defined therein) of not less than 1.5 to 1.0; and (5) maintaining a debt service coverage ratio (as defined therein) of not less than 1.25 to 1.0. As of May 30, 2012, Royal Gold was in compliance with each covenant.

          The revolving credit facility is guaranteed by three wholly-owned subsidiaries of Royal Gold: High Desert Mineral Resources, Inc. ("High Desert"), RG Exchangeco and RG Mexico, Inc. ("RG Mexico"). The revolving credit facility is secured by a first priority, perfected lien in (1) a significant portion of Royal Gold's royalties from mines located in the United States, Canada and Mexico, including royalties at Cortez, Goldstrike, Leeville, Robinson, Dolores, Peñasquito, Mulatos, Holt, Canadian Malartic, Allen and Kutcho Creek; (2) 100% of Royal Gold's equity interests in High Desert and RG Mexico; and (3) substantially all of the present and future personal property and assets of Royal Gold, High Desert and RG Mexico.

          The revolving credit facility also contains customary events of default. If an event of default occurs and is continuing, the lenders may, subject to various customary cure rights, require the immediate payment of all amounts outstanding under the revolving credit facility and foreclose on the collateral secured thereunder.

          The lenders under the revolving credit facility have executed a notice and consent letter whereby they have consented to Royal Gold's issuance and sale of notes hereunder.

Ruby Hill Royalty Acquisition

          On May 23, 2012, Royal Gold concluded an agreement with International Minerals Corporation ("International Minerals") pursuant to which Royal Gold acquired a 3.0% net smelter return royalty interest on all ores and minerals mined or otherwise recovered from the Ruby Hill mine for a purchase price of $38 million. The Ruby Hill mine is a surface gold mine located in eastern Nevada on the Battle Mountain/Eureka Trend and is owned and operated by an affiliate of Barrick Gold Corporation ("Barrick").

          Barrick reported that, as of December 31, 2011, proven and probable reserves at the Ruby Hill mine include 16.8 million tons of ore, at an average grade of 0.058 ounces per ton, containing approximately 978,000 ounces of gold. In addition, Barrick estimates additional mineralization of 107.6 million tons, at a grade of 0.021 ounces per ton. Barrick is a Canadian issuer and reports resources under National Instrument 43-101, Standards of Disclosure for Mineral Projects, of the Canadian Securities Administrators. The mineralization is reported as measured and indicated resources, by Barrick, and is in addition to mineral reserves. Calendar year 2011 production was 127,000 ounces of gold.

The Offering

          The following summary is provided solely for your convenience and is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of the notes, see "Description of the Notes" in this prospectus supplement and "Description of the Debt Securities" in the accompanying prospectus.

Issuer	Royal Gold, Inc., a Delaware corporation
Securities Offered
$325,000,000 principal amount of 2.875% Convertible Senior Notes due 2019 (plus up to an additional $45,000,000 principal amount if the underwriters exercise their option to purchase additional notes).
Maturity Date	June 15, 2019 unless earlier purchased, redeemed or converted.
Issue Price	100%
Interest
2.875% per year. Interest will accrue from June 20, 2012 (which is expected to be the date of issuance) or from the most recent date to which interest has been paid or duly provided for, and will be payable semiannually in arrears on June 15 and December 15 of each year, beginning on December 15, 2012.

We will pay additional interest, if any, at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under "Description of the Notes — Events of Default".
Optional Redemption
We may not redeem the notes prior to June 15, 2015 and no sinking fund is provided for the notes. On or after June 15, 2015, we may redeem for cash all or part of the notes, except for the notes that we are required to repurchase as described under "Description of the Notes — Fundamental Change Permits Holders to Require Us to Purchase Notes", but only if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending within 10 trading days immediately prior to the date we provide the notice of redemption exceeds 130% of the applicable conversion price for the notes on each applicable trading day. The redemption price for the notes to be redeemed on any redemption date will equal 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, plus $90 per each $1,000 principal amount of notes being redeemed.

Conversion Rights	Holders may convert their notes at their option prior to the close of business on the business day immediately preceding March 15, 2019, but only under the following circumstances:

•

during any fiscal quarter commencing after June 30, 2012 (and only during such fiscal quarter), if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the applicable conversion price on each applicable trading day;

•

during the five consecutive business day period after any five consecutive trading day period in which the trading price per $1,000 principal amount of notes for each trading day of such measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on each such trading day;

• upon the occurrence of specified corporate events described under "Description of the Notes — Conversion Rights — Conversion Upon Specified Corporate Events"; or
• if we call any notes for redemption, at any time until the close of business on the business day preceding the redemption date.

On or after March 15, 2019, until the close of business on the scheduled trading day immediately preceding the maturity date, holders may convert their notes at any time, regardless of the foregoing circumstances.

The conversion rate will initially equal 9.4955 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $105.31 per share of common stock), subject to adjustment as described in this prospectus supplement.

In addition, following the occurrence of certain corporate events or if we call any notes for redemption, we will, in certain circumstances, increase the conversion rate for a holder that converts its notes in connection with such corporate event or such redemption notice, as the case may be. See "Description of the Notes — Adjustment to Conversion Rate Upon Conversions in Connection with a Make-Whole Fundamental Change or a Notice of Redemption".

You will not receive any additional cash payment representing accrued and unpaid interest, if any, upon conversion of a note, except in limited circumstances. Instead, interest will be deemed paid by our payment of the amount of cash or the amount of cash and the number of shares of our common stock, if any, as the case may be, into which your note is convertible. See "Description of the Notes — Conversion Rights — General".
Settlement Upon Conversion	We may elect to pay or deliver, as the case may be, to holders in full satisfaction of our conversion obligation:
• solely shares of our common stock, together with cash in lieu of fractional shares, which we refer to as a "physical settlement";
• solely cash without any delivery of shares of our common stock, which we refer to as a "cash settlement"; or
• a combination of cash and shares of our common stock, which we refer to as a "combination settlement".

The amount of cash, if we elect cash settlement, or the amount of cash and the number of shares of our common stock, if any, if we elect a combination settlement, will be based on a daily conversion value (as defined herein) for each of the 40 consecutive trading days during the observation period (as defined herein).

All conversions occurring on or after March 15, 2019 will be settled using the same settlement method. Prior to March 15, 2019, we will use the same settlement method for all conversions occurring on the same conversion date, but we will not have any obligation to use the same settlement method with respect to conversions that occur on different trading days. That is, we may choose on one trading day to settle conversions in physical settlement, and choose on another trading day cash settlement or combination settlement. If we elect a settlement method, we will inform holders so converting through the trustee of such settlement method we have selected no later than the close of business on the trading day immediately following the related conversion date (or, in the case of any conversions occurring on or after March 15, 2019, no later than March 15, 2019). See "Description of the Notes — Conversion Rights — Settlement Upon Conversion".
Fundamental Change
If we undergo a "fundamental change" (as defined under "Description of the Notes — Fundamental Change Permits Holders to Require Us to Purchase Notes"), subject to certain conditions, you may require us to purchase for cash all or part of your notes. The fundamental change purchase price will equal 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date.

Ranking	The notes will be our senior unsecured obligations and will rank:
• senior in right of payment to any of our existing and future indebtedness that is expressly subordinated to the notes;
• equal in right of payment to our existing and future unsecured indebtedness that is not so subordinated;

•

effectively subordinated to any of our existing and future secured indebtedness, including amounts outstanding under our $350 million revolving credit facility, to the extent of the value of the assets securing such indebtedness; and

•

structurally subordinated to all existing and future liabilities (including trade payables) of our subsidiaries, as well as to any of our existing or future indebtedness that may be guaranteed by any of our subsidiaries to the extent of any such guarantee, including the guarantees of certain of our subsidiaries under our revolving credit facility.

As of March 31, 2012, our total consolidated indebtedness was approximately $114.4 million, all of which was secured indebtedness. After giving effect to the issuance of the notes (assuming no exercise of the underwriters' option to purchase additional notes) and the use of net proceeds therefrom, our total consolidated indebtedness at such date would have been $325.0 million. See "Capitalization".
The indenture governing the notes will not limit the amount of debt that we or our subsidiaries may incur.
Events of Default
Except as described under "Description of the Notes — Events of Default", if an event of default with respect to the notes occurs, holders may, upon satisfaction of certain conditions, accelerate the principal amount of the notes plus premium, if any, and accrued and unpaid interest, if any. In addition, the principal amount of the notes plus premium, if any, and accrued and unpaid interest, if any, will automatically become due and payable in the case of certain types of bankruptcy or insolvency events of default involving us.
Book-Entry Form
The notes will be issued in book-entry form and will be represented by one or more permanent global certificates deposited with, or on behalf of, The Depository Trust Company, which we refer to as DTC, and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.

Absence of a Public Market for the Notes	Prior to this offering, there was no public market for the notes, and we do not intend to list the notes on any national securities exchange. If no active trading market develops, you may not be able to resell your notes at their fair market value or at all. Future trading prices of the notes will depend on many factors, including the market price of our common stock, prevailing interest rates, our operating results and the market for similar securities. We have been informed by the representatives of the underwriters that certain underwriters currently intend to make a market in the notes after this offering is completed. However, such underwriters are not obligated to do so, and they may cease their market-making at any time and without notice.
No Listing
We do not intend to apply for listing of the notes on any securities exchange. Our common stock is listed on the NASDAQ Global Select Market under the symbol "RGLD". Our common stock is also traded on the Toronto Stock Exchange under the symbol "RGL".
Material United States Federal Income Tax Consequences
For certain material United States federal income tax considerations relating to the purchase, ownership and disposition of the notes and the shares of our common stock into which the notes are convertible, see "Material United States Federal Income Tax Consequences".
Trustee, Paying Agent, Conversion Agent and Bid Solicitation Agent	Wells Fargo Bank, National Association
Use of Proceeds
We estimate that the net proceeds from this offering will be approximately $315.3 million (or approximately $359.1 million if the underwriters exercise their option to purchase additional notes in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use approximately $110.7 million of the net proceeds of this offering to repay amounts outstanding under, and to terminate, our term loan facility. We intend to use the remaining net proceeds from this offering for general corporate purposes, including acquisitions of additional royalty interests. See "Use of Proceeds" on page S-36.

Conflicts of Interest	HSBC Securities (USA) Inc. (an underwriter in this offering), its affiliate HSBC Bank USA, National Association, and the Bank of Nova Scotia, an affiliate of Scotia Capital (USA) Inc. (an underwriter in this offering), are agents or lenders under our term loan facility and each of these lenders will receive more than 5% of the net proceeds of this offering in connection with our repayment of the term loan. See "Use of Proceeds". Such underwriters are deemed to have a "conflict of interest" under Rule 5121 of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. See "Underwriting (Conflicts of Interest)".
Risk Factors	Investing in the notes and the underlying common stock involves risks. We urge you to carefully consider all of the information described in the section entitled "Risk Factors" beginning on page S-17.

Company Strengths

          We believe that our core strengths include the following:

  •
  A long history of revenue and royalty reserve growth, as well as the creation or acquisition of royalties on significant development properties that we expect could generate strong future revenue, including our royalties on the Pascua-Lama and Mt. Milligan projects;

  •
  A diversified portfolio of 38 properties that produce royalty revenue and 26 properties at the development stage;

  •
  A focus on well-regarded operators, with 75% of our royalty reserves as of December 2011 being associated with properties operated by known operators, such as Barrick, Newmont Mining Corporation ("Newmont"), Goldcorp Inc. ("Goldcorp"), Teck Resources Limited ("Teck"), Thompson Creek Metals Company Inc. ("Thompson Creek"), Vale S.A. ("Vale") and Xstrata PLC ("Xstrata");

  •
  A geographically diverse portfolio of royalties in largely stable geographic regions, with 92% of our revenue for the nine months ended March 31, 2012 from mines operating in the United States, Mexico, Canada, Chile and Australia;

  •
  No requirements to contribute to capital, exploration, environmental, mining, processing or other operating costs at mine sites (Royal Gold's payments to acquire gold or silver streams and certain royalty interests (e.g., the Mt. Milligan project) are often used by the operator to fund the construction and development of the mine);

  •
  Organic growth when reserves are increased on a property on which we hold a royalty interest at no incremental cost to us as the royalty holder;

  •
  A strong history of successful precious metal royalty acquisitions and a pipeline of potential acquisitions in various stages of review, with royalties acquired in the past five years contributing over 60% of our revenue for the nine months ended March 31, 2012;

  •
  A proven track record of growing operating cash flow, from $18.6 million in fiscal year 2006 to $147.0 million in fiscal year 2011;

  •
  Exposure to metals price movements, with no historical practice of metal price hedging (increases in metal prices contributing 44% of our 59% revenue growth in fiscal year 2011, with the remainder resulting from increases in production volumes);

  •
  A historically strong liquidity position; and

  •
  An experienced management team with proven skills in acquiring and managing precious metal royalty interests.

Royal Gold Business Model and Growth Strategy

          Royal Gold is engaged in the business of acquiring and managing precious metals royalties. The Company seeks to acquire existing royalties and to create new royalties through the financing of mining, development or exploration projects in exchange for royalty interests. Royal Gold does not conduct mining operations. The key elements of the Company's business model and growth strategy are as follows:

  •
  Focus on Gold and Precious Metals through Royalty Ownership.  Royal Gold has established its business model based on the premise that an attractive means to gain exposure to gold and precious metals prices is to acquire and hold royalty interests in gold and precious metal properties, rather than to engage directly in mining operations. By holding royalties, the Company benefits from (i) increases in metals prices, (ii) production increases from properties subject to Royal Gold's interests and (iii) reserve increases on properties subject to Royal Gold's interests, potentially extending Royal Gold's revenue stream from such properties. Royal Gold is not required to contribute to capital costs, exploration costs, environmental costs, mining costs, processing costs or other operating costs on the properties on which it holds interests (Royal Gold's payments to acquire gold or silver streams and certain royalty interests (e.g., the Mt. Milligan project) are often used by the operator to fund the construction and development of the mine). As a result, Royal Gold historically has been able to achieve high margins and low overhead costs. The Company believes its exposure to operating risks are further reduced because its portfolio is comprised of royalties on properties operated by experienced and well regarded operators throughout the world, including Barrick, Newmont, Goldcorp, Teck, Vale, Thompson Creek and Xstrata.

  •
  Acquisition of Royalties on Producing Mines and Development Projects.  Royal Gold actively seeks to acquire royalties on both producing mines and development projects and has successfully executed an acquisition strategy that has more than tripled the net gold reserves attributable to Royal Gold from December 31, 2007 through December 31, 2011. Producing royalties generate revenue, while development stage properties represent an important part of the Company's growth strategy. Development stage properties not only provide a pipeline of reserves subject to Royal Gold's interests, but also provide potential future revenue should they begin production over the next several years as expected by the operators of our principal development projects. For example, royalties on Peñasquito, Andacollo, Holt and Canadian Malartic were acquired when those properties were in development stage. Those properties are now principal contributors to Royal Gold's revenue, and Peñasquito and Andacollo are two of Royal Gold's largest revenue contributors.

  •
  Industry Experience and Relationships.  Royal Gold relies on its experienced management team to identify opportunities and to structure creative approaches to acquire royalty interests, as well as to manage such interests once acquired. The Company's management team includes senior executives with many years of industry experience in geology, mine operations, mining law and mine financing. The management team maintains personal relationships throughout the industry, from major mining companies to exploration companies, landowners and prospectors, giving the Company an excellent platform from which to identify, target and obtain or create royalty interests.

  •
  Flexible Acquisition Approaches.  Royal Gold has pursued a growth strategy using a variety of acquisition structures to grow its royalty portfolio, including: (i) the acquisition of existing royalties or portfolios of existing royalties, (ii) the creation of new royalties by providing financing or capital, including for exploration, development or acquisition activities, in exchange for royalties, (iii) equity investments in connection with the creation and acquisition of royalties, and (iv) the acquisition of companies holding royalty assets. Royal Gold's ability to utilize various acquisition structures allows it to adapt to changing market conditions and to capitalize on the most current needs of mining companies. The Company takes a flexible approach to each royalty acquisition it examines, with consideration given to industry conditions as well as the various goals and capabilities of each operator or potential business partner.

  •
  Royalty Evaluation Criteria.  Royal Gold believes there are substantial benefits to holding royalties on properties with significant reserves that represent long-lived assets. For example, through acquisitions, Royal Gold has increased its gold royalty interest at the Pascua-Lama project, which Royal Gold considers a cornerstone development property, from 1.08% to 5.23% (at or above $800 per ounce gold). The Company utilizes a series of technical, business and legal criteria by which it evaluates potential royalty acquisitions. Among the factors considered are: (i) quality of the asset, (ii) reputation of the operator, (iii) country risks, (iv) environmental risks, (v) timing of anticipated production, (vi) potential for reserve growth, (vii) overall size and likely mine life of the project, and (viii) strategic, financial and operating impact of the acquisition on Royal Gold. The Company relies on the operational experience and technical expertise of members of its management team, and on that of consultants, to evaluate mining properties and reserves in order to evaluate royalties for acquisition.

  •
  Organic Growth through Reserve Replacement.  In addition to acquiring royalties with existing or anticipated near-term production, Royal Gold seeks to acquire and manage royalties with substantial potential for further reserve growth. This provides cost-free upside from the exploration efforts of the operator because additional reserves, if mined, extend Royal Gold's revenue stream from the property with no additional cost to Royal Gold.

Key Acquisitions

Mt. Milligan

          In October 2010, Royal Gold completed a gold stream transaction (the "Milligan I Acquisition") with Thompson Creek in which Royal Gold acquired the right to purchase 25% of the payable ounces of gold produced from the Mt. Milligan copper-gold project for $226.5 million, with a commitment to pay up to an additional $85 million over the construction period of the Mt. Milligan project. The cash purchase price for the payable gold pursuant to the Milligan I Acquisition was the lesser of $400 or the prevailing market price for each payable ounce of gold until 550,000 payable ounces have been delivered to Royal Gold and the lesser of $450 or the prevailing market price for each additional payable ounce thereafter.

          On December 14, 2011, Royal Gold entered into an Amended and Restated Purchase and Sale Agreement (the "Milligan II Agreement") with Thompson Creek whereby Royal Gold, among other things, agreed to purchase an additional 15% of the payable gold from the Mt. Milligan copper-gold project in exchange for an additional commitment of $270 million, $112 million of which was paid shortly after signing (the "Milligan II Acquisition"). The terms of the Milligan I Acquisition were amended and restated pursuant to the Milligan II Agreement whereby Royal Gold increased its gold stream interest from 25% to a total of 40% of the payable gold from the Mt. Milligan project and revised the purchase price of each payable ounce of gold to the lesser of $435 or the prevailing market price (regardless of the number of payable ounces delivered to Royal Gold).

          Mt. Milligan is an open pit copper-gold project that Thompson Creek reports is scheduled for commissioning and start-up in the third calendar quarter of 2013, with full copper and gold production commencing in the fourth calendar quarter of 2013. According to a technical report regarding the Mt. Milligan project filed by Thompson Creek on October 13, 2011, proven and probable reserves total 482 million tonnes (0.20% copper; 0.39 g/t gold), containing 2.1 billion pounds of copper and 6.0 million ounces of gold, which reserves are estimated to support a mine life of approximately 22 years, with the project estimated to produce on average approximately 194,000 ounces of gold annually over the life of the mine, including estimated average production of 262,000 ounces of gold annually during the first six years of operation.

International Royalty Corporation

          In February 2010, Royal Gold acquired all of the issued and outstanding common shares of International Royalty Corporation ("IRC"). The purchase price for the IRC acquisition consisted of approximately $350 million in cash, 5,234,086 shares of Royal Gold common stock (valued at

$230.4 million) and 1,806,649 exchangeable shares of RG Exchangeco (valued at $79.5 million, which shares are convertible on a one-for-one basis for Royal Gold common stock at any time and have voting and dividend rights equivalent to Royal Gold common stock). The IRC acquisition further complemented and expanded Royal Gold's royalty portfolio. On the date of acquisition, the IRC royalty portfolio included 11 producing royalties, including royalties on the Voisey's Bay, Wolverine and Las Cruces mines, 10 development stage royalties, including a royalty on the Pascua-Lama project, 24 evaluation stage royalties and 35 exploration stage royalties. The producing royalties acquired through the IRC acquisition generated approximately 25% of the Company's revenue for the nine months ended March 31, 2012.

Andacollo Royalty Acquisition

          In January 2010, Royal Gold completed the acquisition of an interest in the gold produced from the sulfide portion of the Andacollo mine in Chile from a subsidiary of Teck for a purchase price of $217.9 million in cash and 1,204,136 of the Company's common shares (valued at $53.4 million). The Andacollo royalty covers 75% of the gold produced from the sulfide portion of the deposit at the Andacollo mine until 910,000 payable ounces of gold have been sold, and 50% of the gold produced in excess of 910,000 payable ounces of gold. The Andacollo royalty does not cover copper production. As of December 31, 2011, Teck estimated proven and probable gold reserves of 477 million tons at an average grade of 0.004 ounces per ton (1.8 million ounces). The operator estimates that the mine will produce on average approximately 55,000 ounces of gold and 100,000 tonnes (110,230 tons) of copper in concentrate annually for the first 10 years of commercial production, with an estimated mine life of 20 years. Since Royal Gold's acquisition of the Andacollo royalty, the Andacollo mine has achieved commercial production and has become one of Royal Gold's largest revenue contributors, representing approximately 25% of the Company's revenue for the nine months ended March 31, 2012.

Other Acquisitions

          Our other recent key acquisitions of producing and development stage properties include:

  •
  on May 23, 2012, we acquired a 3.0% NSR royalty from International Minerals on all ores and minerals mined or otherwise recovered from the Ruby Hill mine (See "Recent Developments — Ruby Hill Royalty Acquisition");

  •
  on December 22, 2011, we agreed to purchase from Chieftain Metals Inc. 12.5% of the payable gold produced from the Tulsequah Chief project located in British Columbia until 48,000 ounces of payable gold have been delivered and 7.5% of the payable gold thereafter, and 22.5% of the payable silver produced from the project until 2.78 million ounces of payable silver have been delivered and 9.75% of the payable silver thereafter;

  •
  in fiscal year 2011, we acquired additional gold royalty interests at the Pascua-Lama project located in Chile, at which our composite royalty interest is 5.23% at a gold price at or above $800 per ounce, as well as an option to purchase a 1.25% NSR royalty (which may be increased to 2.0% upon our satisfaction of certain conditions) on all of the gold and silver production from the Kerr-Sulphurets-Mitchell project in northwest British Columbia owned by Seabridge Gold, Inc.;

  •
  in fiscal year 2009, we acquired a portfolio of 72 royalties from Barrick, including the remaining 70% of a sliding scale NSR royalty on the Mulatos gold mine located in Mexico (of which we previously owned 30%), which based on gold prices over $400 per ounce has a royalty rate of 5%, as well as royalties on the Canadian Malartic gold project and the Holt portion of the Holloway-Holt mining project in Canada;

  •
  in fiscal year 2008, we acquired royalties on the Marigold gold project located in Nevada, the El Chanate mine located in Mexico and 13 royalties as part of our acquisition of Battle Mountain Gold Exploration Corp., which included two royalties on the Dolores mine in Mexico;

  •
  in fiscal year 2007, we acquired royalties on the Peñasquito mine located in Mexico and our initial royalties on the Pascua-Lama project located in Chile; and

  •
  in fiscal year 2006, we acquired a royalty on the Robinson mine located in Nevada, 30% of the sliding scale NSR royalty on the Mulatos mine (the remaining 70% of which was acquired in fiscal year 2009 as described above) and royalties on the Taparko mine located in Burkina Faso through a financing arrangement to develop that mine.

Possible Future Acquisitions

          We are engaged in a continual review of opportunities to acquire existing royalties, to create new royalties through the financing of mining projects or to acquire companies that hold royalties. We currently, and generally at any time, have acquisition opportunities in various stages of active review, including, for example, our engagement of consultants and advisors to analyze particular opportunities, analysis of technical, financial and other confidential information, submission of indications of interest, obtaining or providing debt commitments for acquisition financing and participation in discussions or negotiations regarding serving as a financing source in connection with royalty or gold or silver stream acquisitions. Any one or more of our acquisitions could be material to us and increase the size of our business, and such acquisitions could occur at any time, including promptly after this offering. We could incur additional indebtedness to fund acquisitions and/or could issue stock as consideration in an acquisition. See "Risk Factors" for risks relating to our future incurrence of indebtedness and our acquisition strategy.

Cornerstone and Principal Royalty Properties

          Royal Gold's portfolio includes gold royalties on properties owned by various operating companies across six continents. While the Company maintains a strong royalty presence in Nevada, a jurisdiction with a long history of successful gold mining, we believe that an important aspect of our portfolio is to hold royalties in other parts of the world. Royal Gold's principal producing and development royalty properties outside of the United States are located primarily in Canada (Mt. Milligan, Voisey's Bay, Canadian Malartic, Holt and Wolverine), Chile (Pascua-Lama and Andacollo), Mexico (Peñasquito, Mulatos and Dolores), and Spain (Las Cruces). The Company holds other royalties on properties in other countries, including Argentina, Australia, Bolivia, Brazil, Burkina Faso, Colombia, Dominican Republic, Finland, Ghana, Guatemala, Honduras, Nicaragua, Peru, Russia and Tunisia.

          Royal Gold categorizes its key royalty properties into cornerstone and principal producing and development properties, which are listed below. Royal Gold considers both historical and future potential revenues in determining which royalties in its portfolio are cornerstone and principal to its business. Estimated future potential royalty and other revenues from both producing and development properties are based on a number of factors, including reserves subject to our royalty interests, production estimates, feasibility studies, metal price assumptions, mine life, legal status and other factors and assumptions, any of which could change and could cause Royal Gold to conclude that such royalties are no longer principal to its business.

          Royal Gold's cornerstone producing royalties are as follows:

  •
  the royalty interest on the gold produced from the Andacollo mine located in Chile and operated by Teck;

  •
  the royalty interest on all metals (principally gold, silver, lead and zinc) produced from the Peñasquito mine, covering both the oxide portion of the deposit and the sulfide portion of the deposit located in Zacatecas, Mexico, and operated by Goldcorp; and

  •
  the royalty interest on all metals (principally nickel, copper and cobalt) produced from the Voisey's Bay mine located in Newfoundland and Labrador, Canada, and operated by Vale.

          Royal Gold's cornerstone royalties on development properties are as follows:

  •
  gold and copper royalty interest on the Pascua-Lama project located in Chile and operated by Barrick; and

  •
  the gold streaming interest on the Mt. Milligan gold and copper project located in British Columbia, Canada, and operated by Thompson Creek.

          Royal Gold's principal producing royalties are as follows:

  •
  the royalty interest on the copper and gold produced from the Robinson mine located in eastern Nevada and operated by KGHM International Ltd.;

  •
  the royalty interests on the gold produced from the Cortez mine located in Nevada and operated by Barrick;

  •
  the royalty interest on the gold produced from the Leeville mine located in Nevada and operated by Newmont;

  •
  the royalty interest on the gold produced from the Mulatos mine located in Sonora, Mexico, and operated by Alamos Gold, Inc.;

  •
  the royalty interest on the gold and silver produced from the Wolverine project located in Yukon Territory, Canada, and operated by Yukon Zinc Corporation;

  •
  the royalty interest on the gold produced from the Canadian Malartic project located in Quebec, Canada, and operated by Osisko Mining Corporation;

  •
  the royalty interest on the gold produced from the Holt portion of the Holloway-Holt project located in Ontario, Canada, and operated by St Andrew Goldfields Ltd.;

  •
  the royalty interests on the gold and silver produced from the Dolores mine located in Chihuahua, Mexico, and operated by Minefinders Corporation, Ltd.; and

  •
  the royalty interest on the copper produced from the Las Cruces mine located in Spain, and operated by Inmet Mining Corporation.

          Royalty structure and reserve information for all of Royal Gold's producing and development stage royalty properties are set forth in our Annual Report on Form 10-K (filed with the SEC on August 18, 2011) for the fiscal year ended June 30, 2011, under "Item 2, Properties, Reserve Information" and in our subsequent reports under the Exchange Act.

Additional Information

          Our principal executive offices are located at 1660 Wynkoop Street, Suite 1000, Denver, Colorado 80202-1132. Our telephone number is (303) 573-1660.

          We maintain a website at http://www.royalgold.com. Information presented or accessed through our website is not incorporated into, or made a part of, this prospectus supplement.

Summary of Consolidated Financial Data

          The following summary of consolidated financial data should be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations", our consolidated financial statements and related notes and other financial information contained in our Annual Report on Form 10-K (filed with the SEC on August 18, 2011) for the fiscal year ended June 30, 2011 and our Quarterly Report on Form 10-Q (filed with the SEC on May 3, 2012) for the period ended March 31, 2012, incorporated by reference in this prospectus supplement and the accompanying prospectus. We derived the consolidated summary statement of operations data and other selected data for the fiscal years ended June 30, 2011, 2010 and 2009 from our audited consolidated financial statements. We derived the unaudited consolidated summary statement of operations data and other selected data for the nine months ended March 31, 2012 and 2011 and the unaudited balance sheet data as of March 31, 2012 from our unaudited interim consolidated financial statements, which include all adjustments, consisting only of normal recurring adjustments, that management considers necessary for a fair presentation of the information shown. We derived the unaudited consolidated summary statement of operations data and other selected data for the twelve months ended March 31, 2012 from our unaudited interim consolidated financial statements for the nine-month period ended March 31, 2012 and for the three-month period ended June 30, 2011. Historical results are not necessarily indicative of the results to be expected in the future. Our consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States, which differ in certain respects from generally accepted accounting principles in Canada. Therefore, our financial data contained in or incorporated by reference in this prospectus supplement may not be comparable to the financial data of Canadian companies.

	For the Nine Months Ended March 31,		For the Twelve Months Ended March 31,	For the Fiscal Years Ended June 30,
	2012	2011	2012	2011	2010	2009
	(dollars in thousands except share and per share data)
	(unaudited)		(unaudited)
Statements of Operations Data:
Royalty revenues	$202,944	$157,199	$262,214	$216,469	$136,565	$73,771
Operating income	$119,780	$84,292	$154,413	$118,925	$41,035	$27,292
Net income	$77,342	$54,027	$100,614	$77,299	$29,422	$41,357
Net income attributable to Royal Gold stockholders	$71,904	$49,707	$93,592	$71,395	$21,492	$38,348
Net income per share available to Royal Gold common stockholders:
Basic	$1.27	$0.90	$1.66	$1.29	$0.49	$1.09
Diluted	$1.26	$0.90	$1.65	$1.29	$0.49	$1.07
Weighted average number of common shares outstanding
Basic	56,486,455	55,035,172	56,540,503	55,053,204	43,640,414	35,337,133
Diluted	56,738,805	55,301,023	56,807,450	55,323,410	43,980,817	35,789,076
Other Selected Data:
Net cash provided by operating activities	$122,902	$102,351	$167,508	$146,957	$48,371	$30,047
Acquisition of royalty interests in mineral properties	$193,662	$279,500	$194,171	$280,009	$232,996	$186,110

	As of March 31, 2012	As of June 30, 2011
	(dollars in thousands)
	(unaudited)
Balance Sheet Data:
Cash and equivalents	$183,338	$114,155
Royalty interests in mineral properties	$1,824,565	$1,690,439
Total assets	$2,108,956	$1,902,702
Long-term debt, including current portion	$114,400	$226,100
Net deferred tax liabilities	$151,806	$152,564
Total liabilities	$303,280	$415,007
Total Royal Gold stockholders' equity	$1,780,618	$1,460,162

RISK FACTORS

          An investment in the notes and the underlying common stock involves a high degree of risk. You should carefully consider the risks described below, as well as the other information included or incorporated by reference in this prospectus supplement, before making an investment decision. Our business, financial condition, results of operations and cash flows could be materially adversely affected by any of these risks. The market or trading price of our securities could decline due to any of these risks. In addition, please read "Special Note About Forward-Looking Statements" in this prospectus supplement, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

Risks Related to Our Business

  We own passive interests in mining properties, and it is difficult or impossible for us to ensure properties are operated in our best interest.

          All of our current revenue is derived from royalties on properties operated by third parties. The holder of a royalty interest typically has no authority regarding the development or operation of a mineral property. Therefore, we are not in control of decisions regarding development or operation of any of the properties on which we hold a royalty interest, and we have limited or no legal rights to influence those decisions.

          Our strategy of having others operate properties on which we retain a royalty interest puts us generally at risk to the decisions of others regarding all operating matters, including permitting, feasibility analysis, mine design and operation, processing, plant and equipment matters and temporary or permanent suspension of operations, among others. These decisions are likely to be motivated by the best interests of the operator rather than to maximize royalty payments to us. Although we attempt to secure contractual rights, such as audit or access rights when we create new royalties, that will permit us to protect our interests, there can be no assurance that such rights will always be available or sufficient, or that our efforts will be successful in achieving timely or favorable results or in affecting the operation of the properties in which we have royalty interests in ways that would be beneficial to our stockholders.

  Volatility in gold, silver, copper, nickel and other metal prices may have an adverse impact on the value of our royalty interests and may reduce our royalty revenues. Certain of our royalty contracts have features that may amplify the negative effects of a drop in metals prices.

          The profitability of our royalty interests is directly related to the market price of gold, silver, copper, nickel and other metals. Market prices may fluctuate widely and are affected by numerous factors beyond the control of any mining company, including metal supply, industrial and jewelry fabrication and investment demand, expectations with respect to the rate of inflation, the relative strength of the dollar and other currencies, interest rates, gold purchases, sales and loans by central banks, forward sales by metal producers, global or regional political, economic or banking conditions, and a number of other factors. If gold, silver, copper, nickel and certain other metal prices drop dramatically, we might not be able to recover our initial investment in royalty interests or properties. Moreover, the selection of a property for exploration or development, the determination to construct a mine and place it into production, and the dedication of funds necessary to achieve such purposes are decisions that must be made long before the first revenues from production will be received. Price fluctuations between the time that decisions about exploration, development and construction are made and the commencement of production can have a material adverse effect on the economics of a mine and can eliminate or have a material adverse impact on the value of royalty interests.

          Furthermore, if the market price of gold, silver, copper, nickel or certain other metals declines, then our royalty revenues would also fall. Our sliding-scale royalties, such as Cortez, Holt, Mulatos, Wolverine and other properties, amplify this effect. When metal prices fall below certain thresholds in a sliding-scale royalty, a lower royalty rate is applied to production. In addition, certain of our royalty agreements, such as those relating to our interests in the Andacollo, Robinson, Peñasquito and Voisey's Bay properties, are based on the operator's concentrate sales to smelters, which include price adjustments between the operator and the smelter based on metals prices at a later date, typically three to five months. In such cases, our royalty payments from the operator include a component of these later adjustments, which can result in decreased royalty revenue in later periods if metals prices have fallen.

          Volatility in gold, silver, copper and nickel prices is demonstrated by the annual high and low prices for those metals from selected years during the past decade.

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  High and low gold prices per ounce, based on the London Bullion Market Association P.M. fix, have ranged from $293 to $256 in 2001, from $537 to $411 in 2005, from $1,212 to $810 in 2009, from $1,895 to $1,319 in 2011, and from $1,781 to $1,540 year to date.

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  High and low silver prices per ounce, based on the London Bullion Market Association fix, have ranged from $4.82 to $4.07 in 2001, from $9.23 to $6.39 in 2005, from $19.18 to $10.51 in 2009, from $48.70 to $26.68 in 2011, and from $37.23 to $27.25 year to date.

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  High and low copper prices per pound, based on the London Metal Exchange cash settlement price for Grade A copper, have ranged from $0.81 to $0.62 in 2001, from $2.08 to $1.44 in 2005, from $3.33 to $1.38 in 2009, from $4.60 to $3.08 in 2011, and from $3.93 to $3.29 year to date.

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  High and low nickel prices per pound, based on the London Metal Exchange cash settlement price for nickel, have ranged from $3.40 to $1.97 in 2001, from $8.12 to $5.22 in 2005, from $9.31 to $4.25 in 2009, from $13.17 to $7.68 in 2011, and from $9.90 to $7.27 year to date.

  Our revenues are subject to operational and other risks faced by operators of our mining properties.

          Although we are not required to pay capital costs (except for transactions where we finance mine development) or operating costs, our financial results are indirectly subject to hazards and risks normally associated with developing and operating mining properties where we hold royalty interests. Some of these risks include:

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  insufficient ore reserves;

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  fluctuations in production costs incurred by operators or third parties that may impact the amount of reserves available to be mined, cause an operator to delay or curtail mining operations or render mining of ore uneconomical and cause an operator to close operations;

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  declines in the price of gold, silver, copper, nickel and other metals;

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  mine operating and ore processing facility problems;

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  economic downturns and operators' insufficient financing;

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  significant environmental and other regulatory permitting requirements and restrictions and any changes in those regulations;

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  challenges by non-mining interests to existing permits and mining rights, and to applications for permits and mining rights;

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  community unrest, labor disputes, strikes or work stoppages at mines;

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  geological problems;

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  pit wall or tailings dam failures or any underground stability issues;

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  natural catastrophes such as floods or earthquakes;

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  injury to persons, property or the environment;

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  the ability of the operators to maintain or increase production or to replace reserves as properties are mined; and

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  uncertain domestic and foreign political and economic environments.

          Operating cost increases can have a negative effect on the value of and income from our royalty interests by potentially causing an operator to curtail, delay or close operations at a mine site.

  We depend on our operators for the calculation of royalty payments. We may not be able to detect errors and later payment calculations may call for retroactive adjustments.

          Our royalty payments are calculated by the operators of the properties on which we have royalties based on their reported production. Each operator's calculation of our royalty payments is subject to and dependent upon the adequacy and accuracy of its production and accounting functions, and, given the complex nature of mining and ownership of mining interests, errors may occur from time to time in the allocation of production and the various other calculations made by an operator. Any of these errors may render calculations of our royalty payments inaccurate. Certain royalty agreements require the operators to provide us with production and operating information that may, depending on the completeness and accuracy of such information, enable us to detect errors in the calculation of royalty payments that we receive. We do not, however, have the contractual right to receive production information for all of our royalty interests. As a result, our ability to detect royalty payment errors through our royalty monitoring program and its associated internal controls and procedures is limited, and the possibility exists that we will need to make retroactive royalty revenue adjustments. Some of our royalty contracts provide us the right to audit the operational calculations and production data for the associated royalty payments; however, such audits may occur many months following our recognition of the royalty revenue and may require us to adjust our royalty revenue in later periods, which could require us to restate our financial statements.

  Development and operation of mines is very capital intensive and any inability of the operators of our royalty properties to meet liquidity needs, obtain financing or operate profitably could have material adverse effects on the value of and revenue from our royalty interests.

          The value of and revenue from our royalty interests may be materially adversely affected if commodity prices for metals on which we have royalties or which are the primary production at mines on which we have royalties decline significantly. The development and operation of mines is very capital intensive, and if operators of our royalty properties do not have the financial strength or sufficient credit or other financing capability to cover the costs of developing or operating a mine, the operator may curtail, delay or cease development or operations at a mine site. Operators' ability to raise and service significant, sufficient capital may be affected by, among other things, macroeconomic conditions, future gold, silver, copper, nickel and other metal prices, or a further dislocation in the U.S. or global financial markets as has been experienced in recent years. If any of the operators of the properties on which we have royalties suffer these material adverse effects, then our royalty interest and the value of and revenue from our royalty interests may be materially adversely affected. In addition, a continued economic downturn or credit crisis could adversely affect the ability of operators or us to obtain debt or equity financing for additional royalty acquisitions.

  Acquired royalty interests, particularly on development stage properties, are subject to the risk that they may not produce anticipated royalty revenues.

          The royalty interests we acquire may not produce anticipated royalty revenues. The success of our royalty acquisitions is based on our ability to make accurate assumptions regarding the valuation, timing and amount of royalty payments, particularly with respect to acquisitions of royalties on development stage properties. If an operator does not bring a property into production and operate in accordance with feasibility studies, technical or reserve reports or other plans due to lack of capital, inexperience, unexpected problems, or otherwise, then the acquired royalty interest may not yield sufficient royalty revenues to be profitable. Furthermore, operators of development stage properties must obtain all necessary environmental permits and access to water, power and other raw materials needed to begin production, and there can be no assurance operators will be able to do so. The Pascua-Lama mining project in Chile and the Mt. Milligan mining project in Canada are among our cornerstone development stage royalty acquisitions. The failure of any of our cornerstone or principal royalty properties to produce anticipated royalty revenues may materially and adversely affect our financial condition, results of operations, cash flows and the other benefits we expect to achieve from the acquisition of the royalty interests. Further, as mines on which we have royalties or other interests mature, we can expect overall declines in production over the years unless operators are able to replace reserves that are mined through mine expansion or successful new exploration. There can be no assurance that the operators of our royalty properties will be able to maintain or increase production or replace reserves as they are mined.

  Certain of our royalty interests are subject to payment or production caps or rights in favor of the operator or third parties that could reduce the revenues generated from the royalty assets.

          Some of our principal royalty interests are subject to limitations, such that the royalty will extinguish after threshold production is achieved or royalty payments at stated thresholds are made. For example, a portion of our royalty at Pascua-Lama and our royalty at Mulatos are subject to production caps. Furthermore, certain of our other royalty agreements contain rights that favor the operator or third parties. For example, Osisko, the operator of Canadian Malartic, one of our principal development properties, exercised its buy-down right that reduced our royalty interest from a 3% NSR to a 1.5% NSR in fiscal year 2011. Also, certain individuals from whom we purchased portions of our royalty interest at Pascua-Lama, another of our development properties, are entitled to one-time payments if the price of gold exceeds certain thresholds. If any of these thresholds are met or similar rights are exercised, our future royalty revenue could be reduced.

  We may enter into acquisitions or other material royalty transactions at any time, including promptly after this offering.

          We are engaged in a continual review of opportunities to acquire existing royalties, to create new royalty interests through the financing of mining projects or to acquire companies that hold royalties. We currently, and generally at any time, have acquisition opportunities in various stages of active review, including, for example, our engagement of consultants and advisors to analyze particular opportunities, technical, financial and other confidential information, submission of indications of interest and participation in discussions or negotiations for acquisitions. We also often consider obtaining or providing debt commitments for acquisition financing. Any such acquisition could be material to us. We could issue common stock or incur additional indebtedness to fund our acquisitions. Issuances of common stock may dilute existing stockholders and reduce some or all of our financial measures on a per share basis.

          In addition, we may consider opportunities to restructure our royalties where we believe such restructuring would provide a long-term benefit to the Company, though such restructuring may reduce near-term revenues. We could enter into one or more acquisition or restructuring transactions at any time.

  We may be unable to successfully acquire additional royalty interests at appropriate valuations.

          Our future success largely depends upon our ability to acquire royalty interests at appropriate valuations, including through royalties and corporate acquisitions, gold and silver streaming and other financing transactions. Most of our revenues are derived from royalty interests that we acquire or finance, rather than through exploration of properties. There can be no assurance that we will be able to identify and complete the acquisition of such royalty interests or businesses that own desired interests, at reasonable prices or on favorable terms, or, if necessary, that we will have, or be able to obtain, sufficient financing on reasonable terms to complete such acquisitions. In addition, we face competition in the acquisition of royalty interests. If we are unable to successfully acquire additional royalties, the reserves subject to our royalties will decline as the producing properties on which we have such interests are mined or payment or production caps on certain of our royalties are met. We also may experience negative reactions from the financial markets or operators of properties on which we seek royalties if we are unable to successfully complete acquisitions of royalty interests or businesses that own desired royalty interests. Each of these factors may adversely affect the trading price of the notes and our common stock or our financial condition or results of operations.

  Estimates of reserves and mineralization by the operators of mines in which we have royalty interests are subject to significant revision.

          There are numerous uncertainties inherent in estimating proven and probable reserves and mineralization, including many factors beyond our control and the control of the operators of properties on which we have royalty interests. Reserve estimates for our royalty interests are prepared by the operators of the mining properties. We do not participate in the preparation or verification of such reports and have not independently assessed or verified the accuracy of such information. The estimation of reserves and of other mineralized material is a subjective process, and the accuracy of any such estimates is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, metallurgical testing and production, and the evaluation of mine plans subsequent to the date of any estimate, may cause a revision of such estimates. The volume and grade of reserves recovered and rates of production may be less than anticipated. Assumptions about gold and other precious metal prices are subject to great uncertainty, and such prices have fluctuated widely in the past. Declines in the market price of gold, silver, copper, nickel or other metals also may render reserves or mineralized material containing relatively lower ore grades uneconomical to exploit. Changes in operating costs and other factors including short-term operating factors, the processing of new or different ore grades, geotechnical characteristics and metallurgical recovery, may materially and adversely affect reserves. Finally, it is important to note that our royalties generally give us interests in only a small portion of the production from the operators' aggregate reserves, and the size of those interests varies widely based on the individual royalty documents.

  Estimates of production by the operators of mines in which we have royalty interests are subject to change, and actual production may vary materially from such estimates.

          Production estimates are prepared by the operators of mining properties. There are numerous uncertainties inherent in estimating anticipated production attributable to our royalty interests, including many factors beyond our control and the control of the operators of the properties in which we have royalty interests. We do not participate in the preparation or verification of production estimates and have not independently assessed or verified the accuracy of such information. The estimation of anticipated production is a subjective process and the accuracy of any such estimates is a function of the quality of available data, reliability of production history, variability in grade encountered, mechanical or other problems encountered, engineering and geological interpretation and operator judgment. Rates of production may be less than expected. Results of drilling, metallurgical testing and production, changes in commodity prices, and the evaluation of mine plans subsequent to the date of any estimate may cause actual production to vary materially from such estimates.

  If title to properties is not properly maintained by the operators, or is successfully challenged by third parties, our royalty interests could become invalid.

          Our business includes the risk that operators of mining projects and holders of mining claims, tenements, concessions, mining licenses or other interests in land and mining rights may lose their exploration or mining rights, or have their rights to mining properties contested by private parties or the government. Internationally, mining tenures are subject to loss for many reasons, including expiration, failure of the holder to meet specific legal qualifications, failure to pay maintenance fees, reduction in geographic extent upon passage of time or upon conversion from an exploration tenure to a mining tenure, failure of title and similar risks. Unpatented mining claims, for example, which constitute a significant portion of the properties on which we hold royalties in the United States, and which are generally considered subject to greater title risk than real property interests held by absolute title, are often uncertain and subject to contest by third parties and the government. If title to unpatented mining claims or other mining tenures subject to our royalty interests has not been properly established or is not properly maintained, or is successfully contested, our royalty interests could be adversely affected.

  Royalty interests are subject to title and other defects and contest by operators of mining projects and holders of mining rights, and these risks may be hard to identify in acquisition transactions.

          While we seek to confirm the existence, validity, enforceability and geographic extent of the royalties we acquire, there can be no assurance that disputes over these and other matters will not arise. Confirming these matters, as well as the title to mining property on which we hold or seek to acquire a royalty, is a complex matter, and is subject to the application of the laws of each jurisdiction to the particular circumstances of each parcel of mining property. Similarly, our royalty interests generally are subject to uncertainties and complexities arising from the application of contract and property laws governing private parties and/or local or national governments in the jurisdiction where mining projects are located. Furthermore, royalties in many jurisdictions are contractual in nature, rather than interests in land, and therefore may be subject to change of control, bankruptcy or insolvency of operators, and to challenges of various kinds brought by operators or third parties. We do not usually have the protection of security interests over property that we could liquidate to recover all or part of our royalty investment. Disputes also could arise challenging, among other things, the existence or geographic extent of the royalty, third party claims to the same royalty interest or to the property on which we have a royalty, various rights of the operator or third parties in or to the royalty, methods for calculating the royalty, production and other thresholds and caps applicable to royalty payments, the obligation of an operator to make royalty payments, and various defects in the royalty agreement itself. Unknown defects in the royalties we acquire may prevent us from realizing the anticipated benefits from the acquisition, and could materially adversely affect our financial condition and results of operations.

  Changes in U.S federal and state legislation, including changes in mining taxes and royalties payable to governments, could decrease our royalty revenues.

          A number of our royalty properties are located on U.S. federal lands that are subject to federal mining and other public land laws. Changes in federal or state laws or the regulations promulgated under them could affect mine development and expansion, significantly increase regulatory obligations and compliance costs with respect to mine development and mine operations, increase the cost of holding mining claims or impose additional taxes on mining operations, all of which could adversely affect our royalty revenue from such properties. In recent years, the United States Congress has considered a number of proposed major revisions to the General Mining Law of 1872 (the "General Mining Law"), which governs the creation, maintenance and possession of mining claims and related activities on federal public lands in the United States. Congress also has recently considered bills, which if enacted, would impose royalties payable to the government on hardrock production, increase land holding fees, impose federal reclamation fees, impose additional environmental operating standards and afford greater public involvement and regulatory discretion in the mine permitting process. Such legislation, if enacted, could adversely affect the development of new mines and the expansion of existing mines, as well as increase the cost of all mining operations on federal lands, and could materially and adversely affect mine operators and our royalty revenue from mines located on federal lands in the United States.

  Foreign operations and operation by foreign operators are subject to many risks.

          We derived approximately 82% of our revenues from foreign sources during the nine months ended March 31, 2012, compared to approximately 76% in fiscal year 2011 and 60% in fiscal year 2010. Our principal producing royalties on properties outside of the United States are located in Canada, Chile, Mexico and Spain. We currently have interests in mines and projects in other countries, including Argentina, Australia, Bolivia, Brazil, Burkina Faso, Colombia, Dominican Republic, Finland, Ghana, Guatemala, Honduras, Nicaragua, Peru, Russia and Tunisia. Our foreign activities are subject to the risks normally associated with conducting business in foreign countries. These risks include, depending on the country, such things as volatile exchange controls and currency fluctuations, high rates of inflation, limitations on repatriation of earnings, foreign taxation, enforcement of unfamiliar or uncertain foreign real estate, contract and environmental laws, expropriation or nationalization of property, labor practices and disputes, changes in legislation, including changes in mining taxes and royalties payable to governments that could substantially increase the cost of mining operations, renegotiation or nullification of existing licenses, permits, approvals or the like, war, crime, terrorism, civil unrest and uncertain political and economic environments. For example, pending tax legislation in Australia and other foreign jurisdictions could impose large tax obligations on operators that could materially adversely affect the feasibility of new mine development and the profitability of existing mining operations. In addition, many of our operators are organized outside of the United States. Our royalty interests may be subject to the application of foreign laws to our operators, and their stockholders, including laws relating to foreign ownership structures, corporate transactions, creditors' rights, bankruptcy and liquidation. Foreign operations also could be adversely impacted by laws and policies of the United States affecting foreign trade, investment and taxation.

  The mining industry is subject to significant environmental risks.

          Mining is subject to potential risks and liabilities associated with pollution of the environment and the disposal of waste products occurring as a result of mineral exploration and production. Laws and regulations in the United States and abroad intended to ensure the protection of the environment are constantly changing and generally are becoming more restrictive and more costly to satisfy. Furthermore, mining may be subject to significant environmental and other permitting requirements regarding the use of raw materials needed for operations, particularly water and power. If an operator is forced to incur significant costs to comply with environmental regulations or becomes subject to environmental restrictions that limit its ability to continue or expand operations, or if an operator were to lose its right to use or access water or other raw materials necessary to operate a mine, our royalty revenues could be reduced, delayed or eliminated. These risks are most salient with regard to our development stage royalty properties where permitting may not be complete and where new legislation and regulation can lead to delays, interruptions and significant unexpected cost burdens for mine operators. For example, legislation was enacted in Argentina (but subsequently suspended by litigation) which could stop or curtail mining activities on or near the country's glaciers. We have royalty interests on the Chilean side of the Pascua-Lama project, which straddles the border between Chile and Argentina, and the new legislation in Argentina, if upheld in the litigation, could affect the design, development and operation of the Pascua-Lama project. Further, to the extent that we become subject to environmental liabilities for the time period during which we were operating properties, the satisfaction of any liabilities would reduce funds otherwise available to us and could have a material adverse effect on our financial condition, results of operations and cash flows.

  Regulations and pending legislation governing issues involving climate change could result in increased operating costs to the operators of the properties on which we have royalties.

          A number of governments or governmental bodies have introduced or are contemplating regulatory changes in response to the potential impacts of climate change. The December 1997 Kyoto Protocol, which ends in 2012, established a set of greenhouse gas emission targets for countries that have ratified the Protocol, which include Canada, Ghana, Australia and Peru. Furthermore, the U.S. Congress and several states have initiated legislation regarding climate change that will affect energy prices and demand for carbon intensive products. Additionally, the Australian government may potentially reintroduce a national emissions trading scheme and mandatory renewable energy targets. Legislation and increased regulation regarding climate change could impose significant costs on the operators of our royalty properties, including increased energy, capital equipment, environmental monitoring and reporting and other costs to comply with such regulations. If an operator of a property on which we have royalty interests is forced to incur significant costs to comply with climate change regulation or becomes subject to environmental restrictions that limit its ability to continue or expand operations, our royalty revenues from that property could be reduced, delayed or eliminated.

  We depend on the services of our President and Chief Executive Officer and other key employees and on the participation of our Chairman.

          We believe that our success depends on the continued service of our key executive management personnel. Currently, Tony Jensen is serving as our President and Chief Executive Officer. Mr. Jensen's extensive commercial experience, mine operations background and industry contacts give us an important competitive advantage. Furthermore, our Chairman, Stanley Dempsey, who served as our Executive Chairman until his retirement as an officer of the Company in January 2009, remains closely involved with us. Mr. Dempsey's knowledge of the royalty business and long-standing relationships with the mining industry are important to our success. The loss of the services of Mr. Jensen or other key employees could jeopardize our ability to maintain our competitive position in the industry. We currently do not have key person life insurance for any of our officers or directors.

  Our disclosure controls and internal control over our financial reporting are subject to inherent limitations.

          Management has concluded that as of June 30, 2011, our disclosure controls and procedures and our internal control over financial reporting were effective. Such controls and procedures, however, may not be adequate to prevent or identify existing or future internal control weaknesses due to inherent limitations therein, which may be beyond our control, including, but not limited to, our dependence on operators for the calculations of royalty payments as discussed above in "We depend on our operators for the calculation of royalty payments. We may not be able to detect errors and payment calculations may call for retroactive adjustments". Given our dependence on third party calculations, there is a risk that material misstatements in results of operations and financial condition may not be prevented or detected on a timely basis by our internal controls over financial reporting and may require us to restate our financial statements.

Risks Related to the Notes and to this Offering

  We expect that the trading price of the notes will be significantly affected by changes in the market price of our common stock, the interest rate environment and our credit quality, each of which could change substantially at any time.

          We expect that the trading price of the notes will depend on a variety of factors, including, without limitation, the market price of our common stock, the interest rate environment and our credit quality. Each of these factors may be volatile, and may or may not be within our control.

          For example, the trading price of the notes will increase with the market price and volatility of our common stock. We cannot, however, predict whether the market price of our common stock will rise or fall or whether the volatility of our common stock will continue at its historical level. In addition, general market conditions, including the level of, and fluctuations in, the market price of stocks generally, may affect the market price and the volatility of our common stock. Moreover, we may or may not choose to take actions that could influence the volatility of our common stock.

          Likewise, if interest rates, or expected future interest rates, rise during the term of the notes, the yield of the notes will likely decrease, but the value of the convertibility option embedded in the notes will likely increase. Because interest rates and interest rate expectations are influenced by a wide variety of factors, many of which are beyond our control, we cannot assure you that changes in interest rates or interest rate expectations will not adversely affect the trading price of the notes.

          Furthermore, the trading price of the notes will likely be significantly affected by any change in our credit quality. Because our credit quality is influenced by a variety of factors, some of which are beyond our control, we cannot guarantee that we will maintain or improve our credit quality during the term of the notes. In addition, because we may choose to take actions that adversely affect our credit quality, such as incurring additional debt, there can be no guarantee that our credit quality will not decline during the term of the notes, which would likely negatively impact the trading price of the notes.

  The claims of holders of the notes will be structurally subordinated to claims of creditors of our subsidiaries because our subsidiaries will not guarantee the notes. Our ability to repay our debt, including the notes, may depend on the performance of our subsidiaries and their ability to make distributions to us.

          The notes will not be guaranteed by any of our subsidiaries. Accordingly, none of our subsidiaries is obligated to pay any amounts due pursuant to the notes, or to make any funds available therefor. Consequently, claims of holders of the notes will be structurally subordinated to the claims of creditors of these subsidiaries, including trade creditors. As a result, in the event of a bankruptcy, liquidation or reorganization of any of our subsidiaries, such subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us.

          A significant portion of our business is conducted through our subsidiaries, which are separate and distinct legal entities. Accordingly, we derive a significant portion of our operating income and cash flows from our subsidiaries, and rely on these subsidiaries to generate the funds necessary to satisfy our debt obligations. Therefore, our ability to service our indebtedness, including the notes, may be dependent on the earnings and the distribution of funds (whether by dividend, distribution or loan) from our subsidiaries. None of our subsidiaries is obligated to make funds available to us for payment on the notes. We cannot assure you that our subsidiaries will be able to provide us with dividends, distributions or loans that, together with other funds available to Royal Gold, Inc., will be sufficient to fund payments on the notes when due. Any payment of dividends, distributions or loans to us by our subsidiaries could be subject to restrictions on dividends or repatriation of earnings under agreements with third parties and applicable local law and monetary transfer restrictions in the jurisdictions in which our subsidiaries operate. Furthermore, Royal Gold, Inc. guarantees certain obligations of its subsidiaries and such guarantees may require us to provide substantial funds or assets to our subsidiaries, or their obligees at a time when Royal Gold, Inc. needs liquidity to fund its own obligations, such as the notes.

          As of March 31, 2012, the notes would have been structurally subordinated to the guarantees by certain of our subsidiaries of our term loan and revolving credit facility. Our subsidiaries generated 86% of our consolidated revenues in the fiscal quarter ended March 31, 2012 and held 92% of our consolidated assets as of March 31, 2012.

  We have incurred indebtedness in connection our business and could incur additional indebtedness that could have adverse effects on our business and prevent us from fulfilling our obligations under the notes.

          As of March 31, 2012, we had $114.4 million outstanding under our term loan. In addition, we may incur additional indebtedness in connection with financing acquisitions, strategic transactions or for other purposes, which indebtedness may rank senior to the notes. The indenture does not limit the amount of debt that we or our subsidiaries may incur. As of June 1, 2012, we had $350 million available for borrowing under our revolving credit facility. Our indebtedness increases the risk that we may be unable to generate enough cash to pay amounts due in respect of our indebtedness, including the notes.

          Our indebtedness could have important consequences to you and significant effects on our business. For example, it could:

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  make it more difficult for us to satisfy our debt obligations, including the notes;

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  increase our vulnerability to general adverse economic and industry conditions;

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  require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund royalty acquisitions, working capital and other general corporate purposes;

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  limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

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  restrict us from exploiting business opportunities;

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  place us at a competitive disadvantage compared to our competitors that have less indebtedness; and

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  limit our ability to borrow additional funds for working capital, capital expenditures, acquisitions, debt service requirements, execution of our business strategy or other general corporate purposes.

          In addition, our revolving credit facility contains, and the agreements that may govern any future indebtedness that we may incur may contain, financial and other restrictive covenants that will limit our ability to engage in activities that may be in our long-term best interests. Among other restrictions, our revolving credit facility contains covenants limiting our ability to make certain investments, consummate certain mergers, incur certain debt or liens and dispose of assets. Our failure to comply with those covenants could result in an event of default that, if not cured or waived, could result in the acceleration of all of our debt.

  Upon any redemption of the notes or any conversion of the notes in connection with a redemption notice, any "make whole" cash or shares you receive may not fully compensate you for future interest payments or lost time value of your notes.

          On or after June 15, 2015, if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending within 10 trading days immediately prior to the date we provide the notice of redemption exceeds 130% of the applicable conversion price on each applicable trading day, subject to certain limited exceptions, we may redeem any or all of the notes. The redemption price for the notes to be redeemed on any redemption date will equal 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, plus $90 per each $1,000 principal amount of notes being redeemed. If we call any notes for redemption, you may convert your notes at any time until the close of business on the business day preceding the redemption date. Upon any such conversion or redemption, any "make whole" cash or shares you receive may not fully compensate you for any future interest payments that you would have otherwise received or any other lost time value of your notes.

  The notes are not protected by restrictive covenants, which in turn may allow us to engage in a variety of transactions that may impair our ability to fulfill our obligations under the notes.

          The indenture governing the notes will not contain any financial covenants and will not restrict us from paying dividends, incurring debt or issuing or repurchasing our other securities. Because the indenture will not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating for any reason, including as a result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us, except to the extent described under "Description of the Notes — Fundamental Change Permits Holders to Require Us to Purchase Notes", "Description of the Notes — Consolidation, Merger and Sale of Assets" and "Description of the Notes — Adjustment to Conversion Rate Upon Conversions in Connection with a Make-Whole Fundamental Change or a Notice of Redemption", we may engage in transactions that could impair our ability to fulfill our obligations under the notes. Other than the repurchase right, the restrictions provided by the merger covenant and our obligation to increase the conversion rate with respect to the notes in certain circumstances upon the occurrence of certain events, we generally have no duty to consider the interests of holders of the notes in determining whether to engage in such transactions.

  Recent regulatory actions may adversely affect the trading price and liquidity of the notes.

          We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors that employ a convertible arbitrage strategy with respect to convertible debt instruments typically implement that strategy by selling short the common stock underlying the convertible notes and dynamically adjusting their short position while they hold the notes. Investors may also implement this strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock. As a result, any specific rules regulating equity swaps or short selling of securities or other governmental action that interferes with the ability of market participants to effect short sales or equity swaps with respect to our common stock could adversely affect the ability of investors in, or potential purchasers of, the notes to conduct the convertible arbitrage strategy that we believe they will employ, or seek to employ, with respect to the notes. This could, in turn, adversely affect the trading price and liquidity of the notes.

          The SEC and other regulatory and self-regulatory authorities have implemented various rules and may adopt additional rules in the future that may impact those engaging in short selling activity involving equity securities (including our common stock). In particular, Rule 201 of SEC Regulation SHO generally restricts short selling when the price of a "covered security" triggers a "circuit breaker" by falling 10% or more from the security's closing price as of the end of regular trading hours on the prior day. If this circuit breaker is triggered, short sale orders can be displayed or executed for the remainder of that day and the following day only if the order price is above the current national best bid, subject to certain limited exceptions. Because our common stock is a "covered security", these Rule 201 restrictions, if triggered, may interfere with the ability of investors in, and potential purchasers of, the notes, to effect short sales in our common stock and conduct the convertible arbitrage strategy that we believe they will employ, or seek to employ, with respect to the notes.

          The SEC also approved a pilot program allowing securities exchanges and the Financial Industry Regulatory Authority, Inc. ("FINRA") to halt trading in securities included in the S&P 500 Index, Russell 1000 Index and over 300 exchange traded funds and notes if the price of any such security moves 10% or more from a sale price in a five-minute period (the "SRO pilot program"). Beginning on August 8, 2011, the SRO pilot program was expanded to include all other NMS stocks, and imposes a trading halt in these additional stocks in the event of any price movement of 30% or 50% (or more), depending upon the trading price of the stock. Beginning on November 23, 2011, the SRO pilot program was amended to exclude all rights and warrants from the trading halt. The SRO pilot program is effective until July 31, 2012. On May 31, 2012, the SEC approved the "Limit Up-Limit Down" plan proposed by FINRA and securities exchanges. The plan requires securities exchanges, alternative trading systems, broker-dealers and other trading centers to establish policies and procedures that prevent the execution of trades and the display of offers from occurring outside of a specified price band. If bid or offer quotations are at the far limit of the price band for more than 15 seconds, trading in that security will be subject to a five-minute trading pause. The Limit Up-Limit Down plan, which will go into effect on a one-year pilot basis on February 4, 2013, is intended to replace the SRO pilot program.

          On May 31, 2012, the SEC also approved changes to the existing stock exchange and FINRA rules that establish a market-wide circuit breaker system. The existing market-wide circuit breaker system provides for specified market-wide halts in trading of stock for certain periods following specified market declines. Among other changes to the existing market-wide circuit breaker system that will go into effect on a one-year pilot basis on February 4, 2013 will be a change in the existing 10%, 20% and 30% market decline thresholds that trigger market-wide trading halts to 7%, 13% and 20%, respectively. The approved amendment also changes the index that is used as the pricing reference for the decline to the S&P 500 Index rather than the Dow Jones Industrial Average, and in some instances shortens the time periods during which trading will be halted to 15 minutes if the circuit breaker occurs prior to 3:25 p.m., except in the case of a 20% decline. Because our common stock is an NMS stock, the restrictions on trading imposed by the SRO pilot program and when, effective, the market-wide circuit breaker system and the Limit Up-Limit Down plan may interfere with the ability of investors in, and potential purchasers of, the notes to effect short sales in our common stock and conduct a convertible arbitrage strategy.

          The enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act on July 21, 2010 also introduced regulatory uncertainty that may impact trading activities relevant to the notes. This legislation requires many over-the-counter swaps and security-based swaps to be centrally cleared through regulated clearinghouses and traded on exchanges or comparable trading facilities. In addition, swap dealers, security-based swap dealers, major swap participants and major security-based swap participants will be required to comply with margin and capital requirements as well as public reporting requirements to provide transaction and pricing data on both cleared and uncleared swaps. These requirements could adversely affect the ability of investors in, or potential purchasers of, the notes to maintain a convertible arbitrage strategy with respect to the notes (including increasing the costs incurred by such investors in implementing such strategy). This could, in turn, adversely affect the trading price and liquidity of the notes. The implementation dates for these requirements are subject to regulatory action and at this time cannot be determined with certainty. We cannot predict how this legislation will ultimately be implemented by the SEC and other regulators or the magnitude of the effect that this legislation will have on the trading price or liquidity of the notes.

          Although the direction and magnitude of the effect that the amendments to Regulation SHO, FINRA and securities exchange rule changes and/or implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act may have on the trading price and the liquidity of the notes will depend on a variety of factors, many of which cannot be determined at this time, past regulatory actions have had a significant impact on the trading prices and liquidity of convertible debt instruments. For example, in September 2008, the SEC issued emergency orders generally prohibiting short sales of the common stock of certain financial services companies while Congress worked to provide a comprehensive legislative plan to stabilize the credit and capital markets. The orders made the convertible arbitrage strategy that many convertible debt investors employ difficult to execute and adversely affected both the liquidity and trading price of convertible debt instruments issued by many of the financial services companies subject to the prohibition. Any governmental action that similarly restricts the ability of investors in, or potential purchasers of, the notes to effect short sales of our common stock, including the amendments to Regulation SHO, FINRA and exchange rule changes and the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act, could similarly adversely affect the trading price and the liquidity of the notes.

  Some significant restructuring transactions that may adversely affect you may not constitute a "fundamental change" under the indenture, in which case we would not be obligated to offer to repurchase the notes.

          Upon the occurrence of a "fundamental change" (as defined under "Description of the Notes — Fundamental Change Permits Holders to Require Us to Purchase Notes"), you have the right, at your option, to require us to repurchase your notes for cash. However, the definition of fundamental change contained in the indenture is limited to certain enumerated transactions. As a result, the fundamental change provision of the indenture will not afford protection to holders of notes in the event of other transactions that could adversely affect the notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us may not constitute a fundamental change requiring us to repurchase the notes. In the event of any such transaction, holders of the notes would not have the right to require us to repurchase their notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of notes.

  The adjustment to the conversion rate for notes converted in connection with a make-whole fundamental change or a notice of redemption may not adequately compensate you for any lost option value of your notes as a result of such transaction or a redemption. In addition, the definition of a make-whole fundamental change is limited and may not protect you from losing some of the option value of your notes in the event of a variety of transactions that do not constitute a make-whole fundamental change.

          Upon the occurrence of a make-whole fundamental change or a notice of redemption, we will, in certain circumstances, increase the conversion rate for a holder that converts its notes in connection with such make-whole fundamental change or such redemption notice. The increase in the conversion rate will be determined based on the date on which the make-whole fundamental change becomes effective or the date of the redemption notice, as the case may be, and the price per share of our common stock paid (or deemed paid) in such make-whole fundamental change or on the date of the redemption notice, as the case may be (the "stock price"), all as described below under "Description of the Notes — Adjustment to Conversion Rate Upon Conversions in Connection with a Make-Whole Fundamental Change or a Notice of Redemption".

          Although the adjustment to the conversion rate for notes converted in connection with a make-whole fundamental change or a notice of redemption is designed to compensate you for the option value of your notes that you lose as a result of a make-whole fundamental change or the redemption, as the case may be, it is only an estimate of such value and may not adequately compensate you for such lost option value. In addition, if the stock price is greater than $250.00 per share or less than $78.01 per share (in each case, subject to adjustment in accordance with the indenture), then we will not be required to adjust the conversion rate if you convert your notes in connection with such make-whole fundamental change or a notice of redemption. Moreover, in no event will we increase the conversion rate solely because of such an adjustment to a rate that exceeds 12.8189 shares of common stock per $1,000 principal amount of notes, subject to adjustments in accordance with the indenture.

          Furthermore, the definition of make-whole fundamental change contained in the indenture is limited to certain enumerated transactions. As a result, the make-whole fundamental change provisions of the indenture will not afford protection to holders of the notes in the event that other transactions occur that could adversely affect the option value of the notes. For example, transactions, such as a spin-off or sale of a subsidiary with volatile earnings, or a change in our subsidiaries' lines of business, could significantly affect the trading characteristics of our common stock and thereby reduce the option value embedded in the notes without triggering a make-whole fundamental change.

          In addition, our obligation to increase the conversion rate upon the occurrence of a make-whole fundamental change or a notice of redemption could be considered a penalty, in which case the enforceability thereof could be subject to general equity principles such as the reasonableness of economic remedies.

  Adjustments to the conversion rate do not cover all dilutive events that may adversely affect the value of the notes.

          The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, the issuance of stock dividends on our common stock, the issuance of certain rights, options or warrants, subdivisions, combinations, distributions of our capital stock, indebtedness, or assets, cash dividends above a certain threshold and certain issuer tender or exchange offers as described under "Description of the Notes — Conversion Rights — Conversion Rate Adjustments". However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of common stock for cash or in connection with an acquisition, that may adversely affect the trading price of the notes or our common stock. An event that adversely affects the value of the notes may occur and that event may not result in an adjustment to the conversion rate.

  We may not have the ability to raise funds necessary to settle conversions of the notes or to purchase the notes upon a fundamental change.

          If a fundamental change occurs, you will have the right, at your option, to require us to purchase for cash any or all of your notes, or any portion of the principal amount thereof such that the principal amount that remains outstanding of each note purchased in part equals $2,000 or an integral multiple of $1,000 in excess thereof. The fundamental change purchase price will equal 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date. In addition, upon conversion of the notes, we may be required to make cash payments in respect of the notes being converted depending on the settlement method we elect. However, we may not have sufficient funds at the time we are required to purchase the notes surrendered therefor or notes being converted and we may not be able to arrange necessary financing on acceptable terms, if at all. In addition, our ability to purchase the notes may be limited by law, by regulatory authority or by the agreements governing our other indebtedness outstanding at the time. If we fail to pay the fundamental change purchase price when due or fail to pay any amount of cash due upon conversion, we will be in default under the indenture governing the notes. A default under the indenture or the fundamental change itself could also lead to a default under the agreements governing our other indebtedness.

  If an active trading market does not develop for the notes, you may not be able to resell them.

          Prior to this offering, there was no public market for the notes, and we do not currently plan to list the notes on any securities exchange. If no active trading market develops, you may not be able to resell your notes at their fair market value or at all. The liquidity of the trading market in the notes and future trading prices of the notes will depend on many factors, including prevailing interest rates, our operating results and the market for similar securities. We have been informed by the representatives of the underwriters that certain underwriters currently intend to make a market in the notes after this offering is completed. However, such underwriters may cease their market-making at any time.

  The conditional conversion feature of the notes could result in your receiving less than the value of the cash or the cash and shares of common stock, if any, as the case may be, into which your notes would otherwise be convertible.

          Prior to March 15, 2019, you may convert your notes only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your notes, and you may not be able to receive the value of the cash or combination of cash and shares of common stock, if any, as the case may be, into which your notes would otherwise be convertible. Therefore, you may not be able to realize the appreciation, if any, in the value of our common stock after the issuance of the notes in this offering and prior to such date. In addition, the inability to freely convert your notes may also adversely affect the trading price of the notes and your ability to resell the notes.

  Upon conversion of the notes, you may receive less valuable consideration than expected because the value of our common stock may decline after you exercise your conversion right.

          Under the notes, a converting holder will be exposed to fluctuations in the value of our common stock during the period from the date such holder surrenders notes for conversion until the date we settle our conversion obligation.

          We have the option to pay or deliver, as the case may be, cash, shares of our common stock, or a combination of cash and shares of our common stock to satisfy our conversion obligation under the notes (if any). If we elect to satisfy our conversion obligation solely in cash or a combination of cash and shares of our common stock, the amount of consideration that you will receive upon conversion will be based upon the volume weighted average prices of our common stock for each of the 40 trading days during the observation period. Accordingly, if the price of our common stock decreases during this period, the amount and/or value of consideration you receive will be adversely affected. In addition, if the market price of our common stock at the end of such period is below the average of the volume weighed average prices of our common stock during such period, the value of any shares of our common stock that you will receive in satisfaction of our conversion obligation will be less than the value used to determine the number of shares that you will receive. See "Description of the Notes — Conversion Rights — Settlement Upon Conversion".

          If we elect to satisfy our conversion obligation solely in shares of our common stock upon conversion of the notes, we will be required to deliver the shares of our common stock, together with cash for any fractional shares, on the third business day following the relevant conversion date; provided that for all such conversions occurring on or after the record date immediately preceding the maturity date (which is June 1, 2019), we will deliver the shares of our common stock on the maturity date. Accordingly, if the price of our common stock decreases during this period, the value of the shares that you receive will be adversely affected and would be less than the conversion value of the notes on the conversion date.

  We may elect to deliver cash or a combination of cash and shares of our common stock upon conversion. Therefore, holders of the notes may receive no shares of our common stock or fewer shares than the number into which their notes are convertible.

          Because we have the right to elect cash settlement or combination settlement, upon conversion, holders may not receive any shares of our common stock or they may receive fewer shares of our common stock relative to the conversion value of the notes. In addition, in the event of our bankruptcy, insolvency or certain similar proceedings during the observation period, there is a risk that a bankruptcy court may decide a holder's claim to receive such cash and/or shares of our common stock could be subordinated further to the claims of our other creditors or treated as an equity interest in bankruptcy.

  We may issue additional shares of common stock or instruments convertible into common stock and thereby materially and adversely affect the price of our common stock.

          We are not restricted from issuing additional common stock or other instruments convertible into common stock during the term of the notes. In addition, we may issue shares of common stock, or options to acquire common stock, under our existing or future stock option plans, employee stock purchase plans or other employee or director compensation plans. We may also increase the shares available for issuance under such plans subject to stockholder approval. The issuance of additional shares of common stock or instruments convertible into common stock, or the perception that such issuances may occur, may materially and adversely affect the price of our common stock and, in turn, the price of the notes.

  Conversion of the notes may dilute the ownership interest of existing shareholders, including holders who had previously converted their notes.

          At our election, we may settle notes tendered for conversion entirely or partly in shares of our common stock. As a result, the conversion of some or all of the notes may dilute the ownership interests of existing shareholders. Any sales in the public market of the common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock and, in turn, the price of the notes. In addition, the existence of the notes may encourage short selling by market participants because the conversion of the notes could depress the price of our common stock.

  The accounting method for convertible debt securities that may be settled in cash, such as the notes, is the subject of recent changes that could have a material effect on our reported financial results.

          In May 2008, the Financial Accounting Standards Board, which we refer to as FASB, issued FASB Staff Position No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement), which has subsequently been codified as Accounting Standards Codification 470-20, Debt with Conversion and Other Options, which we refer to as ASC 470-20. Under ASC 470-20, an entity must separately account for the liability and equity components of the convertible debt instruments (such as the notes) that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer's economic interest cost. The effect of ASC 470-20 on the accounting for the notes is that the equity component is required to be included in the additional paid-in capital section of stockholders' equity on our consolidated balance sheet and the value of the equity component would be treated as original issue discount for purposes of accounting for the debt component of the notes. As a result, we will be required to record a greater amount of non-cash interest expense in current periods presented as a result of the amortization of the discounted carrying value of the notes to their face amount over the term of the notes. We will report lower net income in our financial results because ASC 470-20 will require interest to include both the current period's amortization of the debt discount and the instrument's coupon interest, which could adversely affect our reported or future financial results, the market price of our common stock and the trading price of the notes.

          In addition, under certain circumstances, convertible debt instruments (such as the notes) that may be settled entirely or partly in cash are currently accounted for utilizing the treasury stock method, the effect of which is that the shares issuable upon conversion of the notes are not included in the calculation of diluted earnings per share except to the extent that the conversion value of the notes exceeds their principal amount. Under the treasury stock method, for diluted earnings per share purposes, the transaction is accounted for as if the number of shares of common stock that would be necessary to settle such excess, if we elected to settle such excess in shares, are issued. We cannot be sure that the accounting standards in the future will continue to permit the use of the treasury stock method. If we are unable to use the treasury stock method in accounting for the shares issuable upon conversion of the notes, then our diluted earnings per share would be adversely affected.

  Holders of notes will not be entitled to any rights with respect to our common stock, but will be subject to all changes made with respect to our common stock to the extent our conversion obligations include shares of our common stock.

          Holders of notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), until the time at which they are deemed to become record holders of our common stock, which will generally be as of the close of business on the last trading day of the applicable observation period in a combination settlement and as of the close of business on the conversion date in a physical settlement, but will be subject to all changes affecting our common stock. For example, if an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the date you are deemed to be a record holder of our common stock, you generally will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes affecting our common stock. In addition, because of the conditional conversion, and the settlement features of the notes, which would permit us to satisfy our obligation upon conversion solely in cash, should we elect to do so, you may not be able to convert your notes until March 15, 2019, and you may not receive any shares upon conversion.

  You may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the notes even though you do not receive a corresponding cash distribution.

          The conversion rate of the notes is subject to adjustment in certain circumstances. If the conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend above a threshold amount, you may be deemed to have received a dividend subject to U.S. federal income tax even though you do not receive a corresponding cash distribution. In addition, if we fail to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in us, you may be deemed to have received a taxable dividend. Further, if a make-whole fundamental change occurs on or prior to the maturity date of the notes or if we give notice to the holders of our intent to redeem any or all notes in cash and the holder elects to convert its notes in connection with such notice, and we increase the conversion rate for the notes converted in connection with the make-whole fundamental change or the redemption notice, as the case may be, you may be deemed to have received a taxable dividend. If you are a non-U.S. holder (as defined in "Material United States Federal Income Tax Consequences"), any deemed dividend may be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, which may be set off against subsequent payments of cash and common stock payable on the notes (or, in certain circumstances, against any payments on our common stock). See "Material United States Federal Income Tax Consequences".

          In addition, Section 871(m) of the Code imposes a 30 percent (or a lower rate under an applicable treaty) withholding tax on "dividend equivalents" paid to non-U.S. investors. The U.S. Treasury Department and the IRS recently released proposed regulations that potentially apply the withholding requirements of Section 871(m) to instruments such as the notes. It is possible that we (or other paying agents) will be required to withhold on amounts with respect to the notes to the extent the conversion rate is adjusted as a result of a dividend paid on our common stock, or potentially in the absence of an adjustment, and that the regulations, when finalized, will be applied retroactively to dividend equivalents previously deemed paid. The amount and timing of any withholding tax imposed under Section 871(m) may differ from the general withholding required on deemed dividends described above. If withholding under Section 871(m) is so required, we will not be required to pay any additional amounts with respect to amounts so withheld. See "Material United States Federal Income Tax Consequences".

  Certain provisions in the notes and the indenture as well as Delaware law and our organizational documents could delay or prevent an otherwise beneficial takeover or takeover attempt of us and, therefore, the ability of holders to exercise their rights associated with a potential fundamental change or a make-whole fundamental change.

          Certain provisions in the notes and the indenture as well as certain provisions of Delaware law and our organizational documents could make it more difficult or more expensive for a third party to acquire us. For example, if an acquisition event constitutes a fundamental change, holders of the notes will have the right to require us to purchase their notes in cash. In addition, if an acquisition event constitutes a make-whole fundamental change, we may be required to increase the conversion rate for holders who convert their notes in connection with such make-whole fundamental change.

          Delaware law prohibits, subject to certain exceptions, a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder. Additionally, our certificate of incorporation and bylaws contain provisions that could similarly delay, defer or discourage a change in control of us or management. These provisions could also discourage a proxy contest and make it more difficult for stockholders to elect directors and take other corporate actions. Such provisions provide for the following, among other things: (i) the ability of our board of directors to issue shares of common stock and preferred stock without stockholder approval, (ii) the ability of our board of directors to establish the rights and preferences of authorized and unissued preferred stock, (iii) a board of directors divided into three classes of directors serving staggered three year terms, (iv) permitting only the chairman of the board of directors, chief executive officer, president or board of directors to call a stockholders' meeting and (v) requiring advance notice of stockholder proposals and related information. In any of these cases, and in other cases, our obligations under the notes and the indenture as well as provisions of Delaware law and our organizational documents and other agreements could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management. For additional information about our organizational documents and other agreements and their potential effect on transactions involving a change of control, see "Description of Capital Stock — Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws" in the accompanying prospectus.

USE OF PROCEEDS

          We estimate that the net proceeds from this offering will be approximately $315.3 million (or approximately $359.1 million if the underwriters exercise their option to purchase additional notes in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

          We intend to use approximately $110.7 million of the net proceeds of this offering to repay amounts outstanding under, and to terminate, our term loan facility. We intend to use the remaining net proceeds from this offering for general corporate purposes, including acquisitions of additional royalty interests.

          As of March 31, 2012, approximately $114.4 million was outstanding under our term loan facility. The term loan accrues interest at a floating rate equal to LIBOR plus a margin of 1.75% to 2.25%, based on Royal Gold's leverage ratio (as defined therein), and requires quarterly payments equal to 3% of the initial funded principal amount of the facility, or $3.9 million per quarter. As of March 31, 2012, the interest rate on borrowings under the term loan facility was LIBOR plus 1.75%. The term loan facility has a maturity date of February 1, 2014.

          HSBC Securities (USA) Inc. (an underwriter in this offering), its affiliate HSBC Bank USA, National Association, and the Bank of Nova Scotia, an affiliate of Scotia Capital (USA) Inc. (an underwriter in this offering), are agents or lenders under our term loan facility and each of these lenders will receive more than 5% of the net proceeds of this offering in connection with our repayment of the term loan. Such underwriters are deemed to have a "conflict of interest" under FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. See "Underwriting (Conflicts of Interest)".

CAPITALIZATION

          The following table sets forth the cash and equivalents and capitalization of Royal Gold as of March 31, 2012:

  •
  on an actual basis; and

  •
  on an as adjusted basis to give effect to the issuance of $325,000,000 aggregate principal amount of notes offered hereby and the application of the net proceeds therefrom as described in "Use of Proceeds".

          You should read this table in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our unaudited interim consolidated financial statements and the notes to those financial statements appearing in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, which is incorporated by reference herein.

	As of March 31, 2012
	Actual	As Adjusted
	(dollars in thousands, unaudited)
Cash and equivalents	$183,338	$384,251

Revolving credit facility	—	—
Term loan	114,400	—
Convertible senior notes offered hereby(1)(2)	—	258,220
Equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized; 58,596,101 shares issued and outstanding	586	586
Exchangeable shares, no par value, 1,806,649 shares issued, less 992,823 redeemed shares	35,816	35,816
Additional paid-in capital(1)	1,604,019	1,668,809
Accumulated other comprehensive loss	(8,303)	(8,303)
Accumulated earnings	148,500	148,500

Total Royal Gold stockholders' equity	1,780,618	1,845,408
Non-controlling interests	25,058	25,058

Total equity	1,805,676	1,870,466

Total capitalization	$1,920,076	$2,128,685

(1)
In accordance with ASC 470-20, the allocated value of the feature to convert the debt into common stock is reported as a component of stockholders' equity. The debt is reported at a discount to the face amount resulting in a decrease in the amount of debt with an increase in equity reported in our financial statements. The amount of debt reported will accrete up to the face amount over the expected term of the debt. The determination of the debt and equity components for the notes has been estimated but is subject to change based upon the completion of our analysis of non-convertible debt interest rates. ASC 470-20 does not affect the actual amount that we are required to repay.

(2)
The aggregate principal amount of the convertible senior notes offered hereby is $325.0 million and the carrying amount of $258.2 million is net of unamortized interest discount of $66.8 million.

  The number of shares of common stock outstanding excludes:

  •
  813,826 exchangeable shares of RG Exchangeco outstanding as of March 31, 2012 that are convertible on a one-for-one basis for shares of Royal Gold common stock and one share of Special Voting Stock issued to give the exchangeable shares equivalent voting rights to Royal Gold common stock, all of which were issued in connection with our acquisition of IRC;

  •
  171,037 shares of common stock issuable upon exercise of outstanding options at a weighted average exercise price of $36.62 per share, of which 134,573 shares of common stock are subject to options that are vested and immediately exercisable;

  •
  65,950 performance shares that vest upon achieving certain performance goals;

  •
  241,153 shares of restricted stock that vest with continued service to Royal Gold;

  •
  191,216 shares of common stock issuable upon exercise of outstanding stock-settled appreciated rights, of which 104,643 shares are vested and immediately exercisable; and

  •
  1,070,230 shares of common stock reserved for future issuance under our equity compensation plan.

MARKET PRICE OF OUR COMMON STOCK

          Our common stock is quoted on the NASDAQ Global Select Market under the symbol "RGLD" and on the Toronto Stock Exchange under the symbol "RGL". The following table sets forth for each of the quarterly periods indicated the range of high and low sales prices in dollars of our common stock on the NASDAQ Global Select Market.

	High	Low
Year Ending June 30, 2009
First Quarter	$39.50	$26.88
Second Quarter	49.45	22.75
Third Quarter	49.81	35.76
Fourth Quarter	48.69	34.16
Year Ending June 30, 2010
First Quarter	$49.35	$37.35
Second Quarter	55.96	42.90
Third Quarter	50.98	41.19
Fourth Quarter	54.85	46.51
Year Ending June 30, 2011
First Quarter	$51.57	$42.15
Second Quarter	55.22	46.74
Third Quarter	55.05	45.37
Fourth Quarter	62.33	51.38
Year Ending June 30, 2012
First Quarter	$83.87	$57.04
Second Quarter	82.70	58.14
Third Quarter	78.32	61.60
Fourth Quarter (through June 14, 2012)	80.97	57.00

          On June 14, 2012, the closing sale price of our common stock as reported on the NASDAQ Global Select Market was $78.01 per share. On June 11, 2012, the number of our common stockholders of record was 908.

RATIO OF EARNINGS TO FIXED CHARGES

          The following table sets forth the ratio of earnings to fixed charges of Royal Gold for the periods indicated.

	Pro Forma(1)
				Fiscal Year Ended June 30,
	Nine Months Ended March 31, 2012	Fiscal Year Ended June 30, 2011	Nine Months Ended March 31, 2012
				2011	2010	2009	2008	2007
Ratio of earnings to fixed charges	15.13x	10.57x	31.13x	18.72x	16.89x	98.55x	41.10x	23.28x

(1)
The pro forma ratio of earnings to fixed charges assumes that the issuance of the notes offered hereby and the application of the net proceeds therefrom as described in "Use of Proceeds" were completed as of July 1, 2010.

          For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes, net income attributable to non-controlling interests, and losses or earnings from equity investments plus fixed charges. Fixed charges consist of interest expensed and capitalized, amortization of debt issuance costs and that portion of rental expense we believe to be representative of interest.

DIVIDEND HISTORY

          We have paid a cash dividend on our common stock for each fiscal year beginning in fiscal year 2000, which we have increased each fiscal year beginning in 2001. We currently plan to pay a quarterly dividend on a calendar year basis, subject to the discretion of our board of directors. Our board of directors may determine not to declare a dividend based on a number of factors, including the gold price, economic and market conditions, funding requirements of our operations and opportunities that might arise in the future.

          We issued 1,806,649 exchangeable shares of RG Exchangeco that are convertible on a one-for-one basis for shares of Royal Gold common stock to stockholders of IRC in connection with our acquisition of IRC on February 22, 2010. As of April 25, 2012, 813,826 exchangeable shares are outstanding. The exchangeable shares are entitled to dividends at the same rate as the dividends that are declared on our common stock, and those dividends will be paid at the same time dividends are paid on our common stock.

          For calendar year 2012, we announced an annual dividend of $0.60 per share of common stock, payable in four quarterly payments of $0.15 each. We paid the first payment of $0.15 per share on January 20, 2012, to common stockholders and the holders of exchangeable shares of record at the close of business on January 6, 2012. We paid the second payment of $0.15 per share on April 20, 2012, to common stockholders and the holders of exchangeable shares of record at the close of business on April 5, 2012. The third quarter calendar year 2012 dividend of $0.15 per share will be payable on July 20, 2012 to common stockholders and the holders of exchangeable shares of record at the close of business on July 6, 2012.

          For calendar year 2011, we paid an annual dividend of $0.44 per share of common stock, payable in four quarterly payments of $0.11 each. We paid the first payment of $0.11 per share on January 21, 2011, to common stockholders and the holders of exchangeable shares of record at the close of business on January 7, 2011. We paid the second payment of $0.11 per share on April 15, 2011, to common stockholders and the holders of exchangeable shares of record at the close of business on April 1, 2011. We paid the third payment of $0.11 per share on July 15, 2011 to common stockholders and holders of exchangeable shares of record at the close of business on July 1, 2011. We paid the fourth payment of $0.11 per share on October 14, 2011, to common stockholders and holders of exchangeable shares of record at the close of business on September 30, 2011.

          For calendar year 2010, we paid an annual dividend of $0.36 per share of common stock, in four quarterly payments of $0.09 each. We paid the first payment of $0.09 per share on January 15, 2010, to common stockholders of record at the close of business on January 4, 2010. We paid the second payment of $0.09 per share on April 16, 2010, to common stockholders and the holders of exchangeable shares of record at the close of business on April 1, 2010. We paid the third payment of $0.09 per share on July 16, 2010 to common stockholders and holders of exchangeable shares of record at the close of business on July 2, 2010. We paid the fourth payment of $0.09 per share on October 15, 2010, to common stockholders and holders of exchangeable shares of record at the close of business on October 1, 2010.

          For calendar year 2009, we paid an annual dividend of $0.32 per share of common stock, payable in four quarterly payments of $0.08 each. We paid the first payment of $0.08 per share on January 16, 2009, to common stockholders of record at the close of business on January 2, 2009. We paid the second payment of $0.08 per share on April 17, 2009 to common stockholders of record at the close of business on April 3, 2009. We paid the third payment of $0.08 per share on July 17, 2009 to common stockholders of record at the close of business on July 2, 2009. We paid the fourth payment of $0.08 per share on October 16, 2009 to common stockholders of record at the close of business on October 2, 2009.

MANAGEMENT

          Shown below are the names, ages and positions of our directors and executive officers as of June 1, 2012.

Name	Age	Position
Stanley Dempsey	72	Chairman of the Board of Directors
Tony Jensen	50	Director, President and Chief Executive Officer
Gordon J. Bogden	53	Director
M. Craig Haase	69	Director
William Hayes	67	Director
S. Oden Howell, Jr.	72	Director
James W. Stuckert	74	Director
Karen Gross	57	Vice President and Corporate Secretary
William Heissenbuttel	46	Vice President of Corporate Development
Bruce C. Kirchhoff	52	Vice President and General Counsel
Stefan Wenger	39	Chief Financial Officer and Treasurer
William M. Zisch	54	Vice President of Operations

          Stanley Dempsey has served as Chairman of our board of directors since August 1988 and served as our Executive Chairman from July 2006 to December 2008. He was our Chairman and Chief Executive Officer from August 1988 until June 2006. Mr. Dempsey also served as our President from May 2002 until August 2003 and our President and Chief Operating Officer from July 1987 to July 1988. From 1983 through June 1986, Mr. Dempsey was a partner in the law firm of Arnold & Porter. During the same period, he was a principal in Denver Mining Finance Company, a firm that provides financial, management and advisory services to the mining industry. From 1964 through 1983, Mr. Dempsey was employed by AMAX, Inc., formerly a major international mining firm, serving in various managerial and executive capacities. Mr. Dempsey holds a Bachelor of Science degree in geology, a J.D. from the University of Colorado and completed the Program for Management Development at the Harvard Business School. He was awarded an Honorary Doctor of Engineering degree by the Colorado School of Mines in 2006, received the 2007 William Lawrence Saunders Gold Medal Award from the Society of Mining Engineers and the 2008 Colorado Section Lifetime Achievement Award from the Society of Metallurgy and Exploration. Mr. Dempsey is involved in various mining-related associations.

          Tony Jensen has served on our board of directors since August 2004 and as our President and Chief Executive Officer since July 2006. Mr. Jensen served as our President and Chief Operating Officer from August 2003 until June 2006. Mr. Jensen has over 25 years of mining industry experience, including 18 years with Placer Dome Inc. His corporate and operations experience were developed both in the United States and in Chile where he occupied several senior management positions in mine production, corporate development and finance. Before joining the Company, he was the Mine General Manager of the Cortez Joint Venture from August 1999 to June 2003. Mr. Jensen was Director, Finance and Strategic Growth and Treasurer for Placer Dome Latin America from 1998 to 1999 and SubGerente General de Operaciónes for Compania Minera Mantos de Oro, a subsidiary of Placer Dome Latin America from 1995 to 1998. Mr. Jensen holds a Bachelor of Science degree in Mining Engineering from South Dakota School of Mines and Technology, and a Certificate of Finance from Golden Gate University. Mr. Jensen is a director of the Industrial Advisory Board of the South Dakota School of Mines and Technology and is a director of Golden Star Resources Ltd. and the National Mining Association ("NMA") and member of the NMA Finance Committee.

          Gordon J. Bogden has served on our board of directors since August 2011. Mr. Bogden is currently Vice Chairman, Mining & Metals, Standard Chartered Bank, which acquired Gryphon

Partners Canada Inc. in September 2011, an independent investment bank that Mr. Bogden co-founded, and where he was President and Managing Partner, since 2008. From October 2003 to October 2007, he was Vice Chairman and Head of Global Metals and Mining at National Bank Financial Inc. Mr. Bogden served as Senior Investment Banker with Beacon Group Advisors Inc. from 2001 to 2003, and as Director, Investment Banking for Newcrest Capital Inc. from 1999 to 2000. Mr. Bogden holds a Bachelor of Science (Engineering) degree in geophysics from Queen's University and the Institute of Corporate Directors Designation from the Rotman School of Management, University of Toronto.

          M. Craig Haase has served on our board of directors since July 2007. Mr. Haase is a retired mining executive. Mr. Haase served as Director, Executive Vice President and Chief Legal Officer of Franco-Nevada Mining Corporation, a publicly-traded precious metals royalty company, for more than 15 years prior to its merger with Newmont Mining Corporation in 2002. He served as a director of Newmont from March 2002 until he retired in May 2003. He served as director, Executive Vice President and Chief Legal Officer of Euro-Nevada Mining Corporation from 1987 to 1999, when Euro-Nevada merged with Franco-Nevada. Mr. Haase was also Chairman, Chief Executive Officer and a director of Gold Marketing Corporation of America, Inc., a physical gold export company from 1994 to 2002. Mr. Haase served as Vice Chairman of both Franco-Nevada Mining Corporation, Inc. and Euro-Nevada Mining Corporation, Inc. from 1990 until he retired in 2002. He was engaged in private law practice from 1971 to 1990 (the last nine years as senior partner of Haase and Harris), with an emphasis in mining and commercial law and litigation. Mr. Haase holds a J.D. from the University of Illinois and a Bachelor of Arts degree in Geology from Northwestern University.

          William Hayes has served on our board of directors since January 2008. Mr. Hayes is a retired mining executive. Mr. Hayes served in various management positions with Placer Dome Inc. from 1988 to 2006. He was Executive Vice President for Project Development and Corporate Affairs for Placer Dome Inc. from 2004 to 2006. From 2000 to 2004, he served as Executive Vice President Placer Dome Inc. for the USA and Latin America, and from 1994 to 2000 as Executive Vice President Placer Dome Inc. for Latin America. From 1991 to 1994, he served as Chief Executive Officer of Mantos de Ore, Chile, at the La Coipa mine, and was Chief Financial Officer from 1988 to 1991. Mr. Hayes also served as Vice President and Treasurer of Placer Dome from 1991 to 1994. From 1972 to 1987, Mr. Hayes served in various financial positions with Exxon Corporation. Mr. Hayes holds a Bachelor of Arts and Master of Arts degree in International Management from the American Graduate School of International Management and a Bachelor of Arts degree in Political Science from the University of San Francisco. Mr. Hayes is a director of Tethyan Copper Company, a copper mining and exploration business focused in the South Asian region, as well as of Antofogasta Minerals and Antofogasta PLC, copper mining companies focused on operations in Chile.

          S. Oden Howell, Jr. has served on our board of directors since December 1993. Mr. Howell has been the President of Howell & Howell Contractors, Inc., a renovation contractor, and industrial and commercial painting contractor, since 1988. He is also the owner of Kessinger Service Industries, LLC, an industrial coatings contractor firm, Secretary/Treasurer of LCM Constructors, Inc., a general construction company located in Charleston, S.C. and Secretary/Treasurer of SemperFi Constructors, LLC, a service-disabled, veteran-owned small business located in Charleston, S.C. From 1972 until 1988, Mr. Howell was Secretary/Treasurer of Howell & Howell, Inc., an industrial and commercial painting contractor firm. Mr. Howell is a director of Keller Manufacturing Company and Paragon Door Designs, Inc.

          James W. Stuckert has served on our board of directors since September 1989. Mr. Stuckert has been a Senior Executive of Hilliard, Lyons, Inc., a full service financial asset management firm located in 13 Midwestern states, since 2004. Mr. Stuckert joined Hilliard, Lyons in 1962 and served in several capacities, including Chief Executive Officer, prior to being named Chairman in December 1995. He served as Chairman of the firm from December 1995 to December 2003. Mr. Stuckert holds a Bachelor of Science degree in Mechanical Engineering and a Master of Arts degree in Business Administration from the University of Kentucky.

          Karen Gross has served as our Vice President since June 1994 and Corporate Secretary since 1989. From 1987 until 1989, Ms. Gross was our Assistant Secretary. Ms. Gross is in charge of investor relations, public relations and ensuring our compliance with various corporate governance standards. Ms. Gross is involved with the National Investor Relations Institute, The Society of Corporate Secretaries and Governance Professionals, and is a director of the Denver Gold Group, a mining-related association. Ms. Gross received her Bachelor of Arts degree in Business Administration from the University of Colorado-Denver.

          William Heissenbuttel has served as our Vice President of Corporate Development since February 2007 and was our Manager of Corporate Development from April 2006 through January 2007. Mr. Heissenbuttel brings more than 20 years of corporate finance experience, with 15 of those years in project and corporate finance in the metals and mining industry. Mr. Heissenbuttel served as Senior Vice President from February 2000 to April 2006 and Vice President from 1999 to 2000 at N M Rothschild & Sons (Denver) Inc. From 1994 to 1999, he served as Vice President and then as Group Vice President at ABN AMRO Bank N.V. From 1987 to 1994, he was a Senior Credit Analyst and an Associate at Chemical Bank Manufacturers Hanover. Mr. Heissenbuttel holds a Master of Business Administration degree with a specialization in finance from the University of Chicago and a Bachelor of Arts degree in Political Science and Economics from Northwestern University.

          Bruce C. Kirchhoff has served as our Vice President and General Counsel since February 2007. Mr. Kirchhoff has over 25 years of experience representing hardrock and industrial minerals mining companies, as well as mineral exploration and development clients. From January 2004 through January 2007, Mr. Kirchhoff was a partner with the law firm Carver Kirchhoff Schwarz McNab & Bailey, LLC. From January 2003 to December 2003, Mr. Kirchhoff was a partner with the law firm Carver & Kirchhoff, LLC, and from April 1996 through December 2002, Mr. Kirchhoff was a partner in the law firm Alfers & Carver, LLC. Prior to private practice, Mr. Kirchhoff was a senior attorney with Cyprus Amax Minerals Company from June 1986 through March 1996. Mr. Kirchhoff holds a J.D. from the University of Denver, a Master of Science in Mineral Economics from the Colorado School of Mines, and a Bachelor of Arts degree in Anthropology from Colorado College.

          Stefan Wenger has served as our Chief Financial Officer since July 2006 and Treasurer since August 2007. Mr. Wenger was our Chief Accounting Officer from April 2003 until June 2006. Mr. Wenger was with PricewaterhouseCoopers LLP as a manager from June 2002 until March 2003. From September 2000 until June 2002, he was a manager with Arthur Andersen LLP. Mr. Wenger has over 15 years of experience in the mining and natural resources industries working in various financial roles. In March 2010, he became a director of McWatters Mining Inc., a publicly traded Canadian company, in which Royal Gold owns 100% of the common shares and a 45% voting interest. He is also a member of the Board of Trustees of the Northwest Mining Association. Mr. Wenger holds a Bachelor of Science degree in Business Administration from Colorado State University, has completed the General Management Program at the Harvard Business School, and is a certified public accountant. He is a member of Financial Executives International, the Colorado Society of Certified Public Accountants, and the American Institute of Certified Public Accountants.

          William M. Zisch joined our team in March 2009 as our Vice President of Operations. Mr. Zisch has over 30 years of experience in the mining industry. Prior to joining Royal Gold, Mr. Zisch spent 12 years working for Newmont on both domestic and international assignments in technical, operating and executive positions. Mr. Zisch served as Vice President of Planning for Newmont from March 2007 to March 2009, Vice President — African Operations from March 2005 to March 2007, Group Executive and Managing Director of West African Operations from October 2003 through September 2005, as Operations Manager and Assistant General Manager of Minera Yanacocha in Peru from 2001 to 2003 and as Director, Business Development and Planning and as Chief Mine Engineer, International Operations from 1997 to 2001. Prior to his tenure at Newmont, Mr. Zisch spent 16 years with FMC Gold and FMC Company where he held several positions in coal and gold operations and strategic sourcing roles in the company's Chemical Group. He is a member of the board of directors of the Nevada Mining Association and Chairman of the Colorado Mining Association. Mr. Zisch holds a Master of Business Administration from the Wharton School at the University of Pennsylvania and a Bachelor of Science degree in Mining Engineering from the Colorado School of Mines.

DESCRIPTION OF THE NOTES

          We will issue the notes under a senior debt indenture, which we refer to as the base indenture, to be dated as of June 20, 2012 between us and Wells Fargo Bank, National Association, as trustee, which we refer to as the trustee, as supplemented by a supplemental indenture with respect to the notes, which we refer to as the supplemental indenture. We refer to the base indenture and the supplemental indenture, collectively, as the indenture. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended, which we refer to as the Trust Indenture Act.

          The following description is a summary of the material provisions of the notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of terms used in the indenture. We urge you to carefully read the entire indenture because it, and not this description, defines your rights as a holder of the notes. You may request a copy of the indenture from us. A copy of the indenture will be filed by us with the SEC and will be available as described under the heading "Where You Can Find More Information".

          This description of the notes supplements and, to the extent it is inconsistent with, replaces the description of the general provisions of the notes and the base indenture in the accompanying prospectus. For purposes of this description, references to the "Company", "Royal Gold", "we", "our" and "us" refer only to Royal Gold, Inc. and not to its subsidiaries.

General

          The notes:

  •
  will be our general unsecured, senior obligations;

  •
  will initially be limited to an aggregate principal amount of $325,000,000 (or $370,000,000 if the underwriters exercise their option to purchase additional notes in full);

  •
  will bear cash interest from June 20, 2012 (which is expected to be the date of issuance) at an annual rate of 2.875% payable semiannually in arrears on June 15 and December 15 of each year, beginning on December 15, 2012;

  •
  may be redeemed by us on or after June 15, 2015 at the redemption price described below under "— Optional Redemption";

  •
  will be subject to purchase by us at the option of the holders following a fundamental change (as defined below under "— Fundamental Change Permits Holders to Require Us to Purchase Notes"), at a price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date;

  •
  will mature on June 15, 2019 unless earlier converted, redeemed or repurchased;

  •
  will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof; and

  •
  will be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See "— Book-Entry, Settlement and Clearance".

          Subject to fulfillment of certain conditions and during the periods described below, the notes may be converted at a conversion rate initially equal to 9.4955 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $105.31 per share of common stock). The conversion rate is subject to adjustment if certain events occur. See "— Conversion Rights — Conversion Rate Adjustments" and "— Adjustment to Conversion Rate Upon Conversions in Connection with a Make-Whole Fundamental Change or a Notice of Redemption".

          We will settle the conversions of notes by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described under "— Conversion Rights — Settlement Upon Conversion". You will not be entitled to receive any separate cash payment for interest, if any, accrued and unpaid to the conversion date except under the limited circumstances described below.

          The indenture does not limit the amount of debt which may be issued by us or our subsidiaries under the indenture or otherwise. The indenture, as it relates to the notes, will not contain any financial covenants and will not restrict us from paying dividends or issuing or repurchasing our other securities. Other than the restrictions described under "— Consolidation, Merger and Sale of Assets" below and except for the provisions set forth under "— Fundamental Change Permits Holders to Require Us to Purchase Notes" and "— Adjustment to Conversion Rate Upon Conversions in Connection with a Make-Whole Fundamental Change or a Notice of Redemption", the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event we subsequently increase our borrowings substantially or engage in a transaction that substantially increases our debt to equity ratio (each of which would be an example of a highly leveraged transaction) or in the event of a decline in our credit rating for any reason, including as a result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

          We may, without notice to or the consent of the holders, issue additional notes under the indenture with the same terms and with the same CUSIP number as the notes offered hereby in an unlimited aggregate principal amount; provided that such additional notes must be part of the same issue (and part of the same series) as the notes offered hereby so that they will be fungible with the notes offered hereby for federal income tax and securities law purposes. We may also from time to time repurchase notes in open market purchases or negotiated transactions without giving prior notice to holders. Any notes purchased by us will be retired and no longer outstanding under the indenture.

          We do not intend to list the notes on a national securities exchange or an interdealer quotation system.

          The notes will not have the benefit of a sinking fund.

          Except to the extent the context otherwise requires, we use the term "notes" in this prospectus supplement to refer to each $1,000 principal amount of notes. We use the term "common stock" in this prospectus supplement to refer to our common stock, par value $0.01 per share. References in this prospectus supplement to a "holder" or "holders" of notes that are held through DTC are references to owners of beneficial interests in such notes, unless the context otherwise requires. However, we and the trustee will treat the person in whose name the notes are registered (Cede & Co., in the case of notes held through DTC) as the owner of such notes for all purposes.

  Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange

          We will pay principal of, premium, if any, and interest on notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note. We will pay principal of and premium, if any, on any certificated notes at the office or agency designated by us for that purpose.

We will pay interest on any certificated note by check mailed to the address of the registered holder of such note; provided, however, that we will pay interest to any holder of more than $5,000,000 aggregate principal amount of certificated notes by wire transfer in immediately available funds to an account within the United States designated by such holder in a written application delivered by such person to the trustee and the paying agent not later than the record date for the relevant interest payment, which application will remain in effect until such holder notifies the trustee and paying agent, in writing, to the contrary.

          We have initially designated the trustee as our paying agent and registrar and its agency in Minneapolis, Minnesota as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar.

          A holder of notes in global form may transfer its notes in accordance with the applicable procedures of the depositary and the indenture. A holder of certificated notes may transfer or exchange notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. We are not required to transfer or exchange any note surrendered for conversion or repurchase upon a fundamental change.

  Interest

          The notes will bear cash interest at a rate of 2.875% per year until maturity. Interest on the notes will accrue from the most recent date on which interest has been paid or duly provided for, or if no interest has been paid or duly provided for, June 20, 2012 (which is expected to be the date of issuance). Interest will be payable semiannually in arrears on June 15 and December 15 of each year, beginning on December 15, 2012.

          Interest will be paid to the person in whose name a note is registered at the close of business on the June 1 or December 1, as the case may be (whether or not a business day), immediately preceding the relevant interest payment date. Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

          If any interest payment date, the maturity date or any fundamental change purchase date of a note falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term "business day" means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

          Unless the context otherwise requires, all references to interest in this prospectus supplement include additional interest, if any, payable at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under "— Events of Default".

  Ranking

          The notes will be our direct unsecured obligations and will not be guaranteed by any of our subsidiaries. The notes will rank equal in right of payment with all of our other existing and future unsecured and unsubordinated indebtedness. The notes will be structurally subordinated to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, and will be effectively subordinated to any of our existing and future secured indebtedness, including amounts outstanding under our revolving credit facility, to the extent of the value of our assets that secure such indebtedness. The notes will also be structurally subordinated to any of our existing and future indebtedness that may be guaranteed by our subsidiaries, to the extent of any such guarantees, including the guarantees of certain of our subsidiaries under our revolving credit facility.

          We currently conduct a substantial majority of our operations through our subsidiaries and our subsidiaries generate a substantial majority of our operating income and cash flow. As a result, our cash flow and our ability to service debt, including our ability to pay principal of, premium, if any, and interest on the notes when due, are dependent to a significant extent on interest payments, cash dividends and distributions and other transfers of cash from our subsidiaries. Any payment of interest, dividends, distributions, loans or advances by our foreign subsidiaries to us could be subject to taxation or other restrictions on dividends or repatriation of earnings under applicable local law, monetary transfer restrictions and foreign currency exchange regulations in the jurisdiction in which our foreign subsidiaries operate.

          In the event of a bankruptcy, liquidation or dissolution of any of our subsidiaries, the creditors of such subsidiary will be paid first, after which the subsidiary may not have sufficient assets remaining to make any payments to us as a shareholder or otherwise so that we can meet our obligations under the notes. As of March 31, 2012, our subsidiaries had no outstanding indebtedness to third parties, excluding trade payables and the guarantees of our subsidiaries under our revolving credit facility.

          In addition, holders of the notes will participate ratably with all holders of our unsecured senior indebtedness, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. Other than restrictions described under "— Consolidation, Merger and Sale of Assets" below and except for the provisions set forth under "— Fundamental Change Permits Holders to Require Us to Purchase Notes" and "— Adjustment to Conversion Rate Upon Conversions in Connection with a Make-Whole Fundamental Change or a Notice of Redemption", the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

          As of March 31, 2012, after giving effect to the issuance of the notes offered hereby and the use of the proceeds therefrom, our total consolidated indebtedness would have been $325.0 million (or $370.0 million if the underwriters exercise their option to purchase additional notes in full).

Optional Redemption

          We may not redeem the notes prior to June 15, 2015, and no sinking fund is provided for the notes. On or after June 15, 2015, we may redeem any or all of the notes, except for the notes that we are required to repurchase as provided under "— Fundamental Change Permits Holders to Require Us to Purchase Notes", in cash at the redemption price, provided that the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending within 10 trading days immediately prior to the date of the redemption notice exceeds 130% of the applicable conversion price for the notes on each applicable trading day. The redemption price for the notes to be redeemed on any redemption date will equal:

  •
  100% of the principal amount of the notes being redeemed; plus

  •
  accrued and unpaid interest, if any, to, but excluding, the redemption date; plus

  •
  $90 per each $1,000 principal amount of notes being redeemed.

Any notes redeemed by us will be paid for in cash.

          "Trading day" means a scheduled trading day on which (i) trading in our common stock generally occurs on the NASDAQ Global Select Market or, if our common stock is not then listed on the NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded and (ii) there is no market disruption event. If our common stock is not so listed or traded, "trading day" means a "business day".

          "Market disruption event" means, if our common stock is listed for trading on the NASDAQ Global Select Market or listed on another U.S. national or regional securities exchange, the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any trading day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our common stock or in any options, contracts or futures contracts relating to our common stock.

          We will give written notice of redemption not more than 60 days but not less than 30 days prior to the redemption date to each record holder of notes to be redeemed at their addresses set forth in the register of the registrar. This notice will state, among other things:

  •
  that you have a right to convert the notes called for redemption upon satisfaction of the requirements therefor set forth in the indenture, and the conversion rate applicable to such conversion; and

  •
  the time at which your right to convert the notes called for redemption will expire, which will be the close of business on the business day immediately preceding the redemption date.

          Simultaneously with providing such notice, we will issue a press release, which will also be available on our website.

          If less than all of the outstanding notes are to be redeemed, the trustee will select the notes to be redeemed in principal amounts of $1,000 or multiples of $1,000 by lot or by another method the trustee considers reasonable, fair and appropriate in accordance with DTC procedures. If a portion of your notes is selected for redemption and you convert a portion of your notes, the converted portion will be deemed to be of the portion selected for redemption to the extent that the converted portion does not exceed the portion selected for redemption.

          If notes are redeemed on a date that is after a regular record date for the payment of interest and on or prior to the corresponding interest payment date, we will not pay accrued and unpaid interest to the holder of notes being redeemed, and will instead pay the full amount of the relevant interest payment on such interest payment date to the holder of record on such regular record date.

          In the event of any redemption in part, we shall not be required to (i) issue, register the transfer of or exchange any notes during a period beginning at the open of business 15 days before the mailing of a notice of redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of notes to be redeemed or (ii) register the transfer of or exchange any notes so selected for redemption, in whole or in part, except the unredeemed portion of any notes being redeemed in part.

          No notes may be redeemed if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to the redemption date (except in the case of an acceleration resulting from a default by us in the payment of the applicable redemption price with respect to such notes).

Conversion Rights

  General

          Prior to the close of business on the business day immediately preceding March 15, 2019, the notes will be convertible only upon satisfaction of one or more of the conditions described under the headings "— Conversion Upon Satisfaction of Sale Price Condition", "— Conversion Upon Satisfaction of Trading Price Condition", "— Conversion Upon Specified Corporate Events" and "— Conversions Upon Notice of Redemption". On or after March 15, 2019, holders may convert each of their notes at the applicable conversion rate at any time prior to the close of business on the scheduled trading day immediately preceding the maturity date irrespective of the foregoing conditions.

          The conversion rate will initially equal 9.4955 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $105.31 per share of common stock). We will settle the conversions of notes by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described under "— Settlement Upon Conversion". If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a "daily conversion value" (as defined below under "— Settlement Upon Conversion") calculated on a proportionate basis for each trading day in a 40-trading day "observation period" (as defined below under "— Settlement Upon Conversion"). The trustee will initially act as the conversion agent.

          The conversion rate and the equivalent conversion price in effect at any given time are referred to as the "applicable conversion rate" and the "applicable conversion price", respectively, and will be subject to adjustment as described below. A holder may convert less than the entire principal amount of its notes so long as the principal amount that remains outstanding of each note that is not converted in full equals $2,000 or an integral multiple of $1,000 in excess thereof.

          If a holder of notes has submitted notes for purchase upon a fundamental change, the holder may convert those notes only if that holder first withdraws its purchase notice.

          Upon conversion, you will not receive any separate cash payment for accrued and unpaid interest, if any (or dividends, if we declare any), except as described below. We will not issue fractional shares of our common stock upon conversion of notes. Instead, we will pay cash in lieu of fractional shares as described under "— Settlement Upon Conversion". Our payment or delivery to you, as the case may be, of the amount of cash, the number of shares of our common stock or a combination of cash and shares of our common stock, at our election, together with any cash payment for any fractional share, as the case may be, into which your note is convertible, will be deemed to satisfy in full our obligation to pay:

  •
  the principal amount of and any premium on the note; and

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  accrued and unpaid interest, if any, on the note, to, but not including, the conversion date.

          As a result, accrued and unpaid interest, if any, to, but not including, the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon conversion of a note into a combination of cash and shares of our common stock, accrued and unpaid interest will be deemed to be paid first out of any cash paid upon such conversion.

          Notwithstanding the preceding paragraph, if notes are converted after 5:00 p.m., New York City time, on a regular record date for the payment of interest, holders of such notes at 5:00 p.m., New York City time, on such regular record date will receive the interest payable on such notes on the corresponding interest payment date notwithstanding the conversion. Notes, upon surrender for conversion during the period from 5:00 p.m., New York City time, on any regular record date to 9:00 a.m., New York City time, on the immediately following interest payment date, must be accompanied by funds equal to the amount of interest payable on the notes so converted; provided that no such payment need be made:

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  for conversions following the record date immediately preceding the maturity date;

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  if we have specified a fundamental change purchase date or redemption date that is after a regular record date and on or prior to the business day immediately following the corresponding interest payment date; or

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  to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.

          If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of our common stock upon the conversion, unless the tax is due because the holder requests any shares to be issued in a name other than the holder's name, in which case the holder will pay that tax.

          Holders may surrender their notes for conversion under the following circumstances:

  Conversion Upon Satisfaction of Sale Price Condition

          Prior to the close of business on the business day immediately preceding March 15, 2019, a holder of notes may surrender all or a portion of its notes for conversion during any fiscal quarter commencing after June 30, 2012 (and only during such fiscal quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter is greater than or equal to 130% of the applicable conversion price on each applicable trading day.

          The "last reported sale price" of our common stock on any trading day means the closing sale price per share (or if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that trading day as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is traded. If our common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant trading day, the "last reported sale price" will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If our common stock is not so quoted, the "last reported sale price" will be the average of the mid-point of the last bid and last ask prices for our common stock on the relevant trading day from each of at least three nationally recognized independent investment banking firms selected by us for this purpose, which may include one or more of the underwriters. Any such determination will be conclusive absent manifest error.

  Conversion Upon Satisfaction of Trading Price Condition

          Prior to the close of business on the business day immediately preceding March 15, 2019, a holder of notes may surrender all or a portion of its notes for conversion during the five consecutive business day period after any five consecutive trading day period, which we refer to as the measurement period, in which the "trading price" per $1,000 principal amount of notes, as determined following a request by a holder of notes in accordance with the procedures described below, for each trading day of that measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on such trading day.

          The "trading price" of the notes on any date of determination means the average of the secondary market bid quotations obtained by the bid solicitation agent for $2,000,000 principal amount of the notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select, which may include one or more of the underwriters; provided that, if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used. If the bid solicitation agent cannot reasonably obtain at least one bid for $2,000,000 principal amount of the notes from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate. Any such determination will be conclusive absent manifest error. If we do not so instruct the bid solicitation agent to obtain bids when required, or the bid solicitation agent fails to solicit bids when required, the trading price per $1,000 principal amount of the notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on each day we or it fails to do so. The trustee will be the initial bid solicitation agent.

          The bid solicitation agent shall have no obligation to determine the trading price of the notes unless we have requested such determination; and we shall have no obligation to make such request unless a holder of a note provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate. At such time, we shall instruct the bid solicitation agent to determine the trading price per $1,000 principal amount of the notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the applicable conversion rate. If the trading price condition has been met, we will so notify the holders and the trustee and the conversion agent (if other than the trustee). If, at any time after the trading price condition has been met, the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the conversion rate for such date, we will so notify the holders and the trustee and the conversion agent (if other than the trustee). The trustee shall have no obligation to determine the trading price of the notes.

  Conversion Upon Specified Corporate Events

  Certain Distributions

          If, prior to the close of business on the business day immediately preceding March 15, 2019, we elect to:

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  issue to all or substantially all holders of our common stock any rights, options or warrants entitling them for a period of not more than 60 days after the date of such issuance, to subscribe for or purchase shares of our common stock, at a price per share less than the average of the last reported sale prices of our common stock for the ten consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance; or

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  distribute to all or substantially all holders of our common stock our assets, debt securities or rights to purchase our securities, which distribution has a per share value, as reasonably determined by our board of directors or a committee thereof, exceeding 10% of the last reported sale price of our common stock on the trading day preceding the date of announcement for such distribution;

then in either case, we must notify the holders of the notes at least 60 scheduled trading days prior to the ex-dividend date (as defined herein) for such issuance or distribution. Once we have given such notice, holders may surrender their notes for conversion at any time until the earlier of (i) 5:00 p.m., New York City time, on the business day immediately preceding such ex-dividend date and (ii) our announcement that such issuance or distribution will not take place, even if the notes are not otherwise convertible at such time. A holder may not convert any of its notes based on this conversion contingency if we provide that holders of the notes shall participate, at the same time and upon the same terms as holders of our common stock and as a result of holding the notes, in the relevant transaction described above without having to convert their notes as if they held a number of shares of common stock equal to the applicable conversion rate multiplied by the principal amount (expressed in thousands) of notes held by such holder.

  Certain Corporate Events

          If, prior to the close of business on the business day immediately preceding March 15, 2019, (i) a transaction or event that constitutes a "make-whole fundamental change" (as defined under "— Adjustment to Conversion Rate Upon Conversion in Connections with a Make-Whole Fundamental Change or a Notice of Redemption") occurs or (ii) we are a party to (a) a consolidation, merger, binding share exchange, pursuant to which our common stock would be converted into cash, securities or other assets or (b) a sale, conveyance, transfer or lease of all or substantially all of our assets, the notes may be surrendered for conversion at any time from and after the date which is 45 scheduled trading days prior to the anticipated effective date of the transaction (or, if later, the business day after we give notice of such transaction) until the close of business, (i) if such transaction or event is a fundamental change, on the business day immediately preceding the related fundamental change purchase date and (ii) otherwise, on the 35th business day immediately following the effective date of such transaction or event. We will notify holders and the trustee of such a transaction:

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  as promptly as practicable following the date we publicly announce such transaction but in no event less than 45 scheduled trading days prior to the anticipated effective date of such transaction; or

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  if we do not have knowledge of such transaction at least 45 scheduled trading days prior to the anticipated effective date of such transaction, within two business day of the date upon which we receive notice, or otherwise become aware, of such transaction, but in no event later than the actual effective date of such transaction.

  Conversions Upon Notice of Redemption

          If we call any or all of the notes for redemption, holders of the notes will have the right to convert their notes at any time until the close of business on the business day preceding the redemption date, after which time holders will no longer have the right to convert their notes on account of our delivery of notice of such redemption, unless we default in the payment of the redemption price. If a holder elects to convert its notes in connection with our redemption notice, we will, under certain circumstances, increase the conversion rate for the notes as described in "— Adjustment to Conversion Rate Upon Conversions in Connection with a Make-Whole Fundamental Change or a Notice of Redemption".

  Conversions on or After March 15, 2019

          On or after March 15, 2019, a holder may convert any of its notes at any time prior to the close of business on the scheduled trading day immediately preceding the maturity date regardless of the foregoing conditions.

  Conversion Procedures

          If you hold a beneficial interest in a global note, to convert you must comply with DTC's procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled and, if required, pay all taxes or duties, if any. As such, if you are a beneficial owner of the notes, you must allow for sufficient time to comply with DTC's procedures if you wish to exercise your conversion rights.

          If you hold a certificated note, to convert you must:

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  complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

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  deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

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  if required, furnish appropriate endorsements and transfer documents;

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  if required, pay all transfer or similar taxes; and

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  if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.

          We refer to the date you comply with the relevant procedures for conversion described above and any other procedures for conversion set forth in the indenture as the "conversion date".

          If a holder has already delivered a purchase notice as described under "— Fundamental Change Permits Holders to Require Us to Purchase Notes" with respect to a note, the holder may not surrender that note for conversion until the holder has withdrawn the notice in accordance with the indenture, except to the extent that a portion of the holder's note is not subject to such fundamental change purchase notice.

  Settlement Upon Conversion

          Upon conversion, we may choose to pay or deliver, as the case may be, either cash ("cash settlement"), shares of our common stock ("physical settlement") or a combination of cash and shares of our common stock ("combination settlement"), as described below. We refer to each of these settlement methods as a "settlement method".

          All conversions occurring on or after March 15, 2019 will be settled using the same settlement method. Prior to March 15, 2019, we will use the same settlement method for all conversions occurring on the same conversion date, but we will not have any obligation to use the same settlement method with respect to conversions that occur on different trading days. That is, we may choose on one trading day to settle conversions in physical settlement, and choose on another trading day cash settlement or combination settlement. If we elect a settlement method, we will inform holders so converting through the trustee of such settlement method we have selected no later than the close of business on the trading day immediately following the related conversion date (or, in the case of any conversions occurring on or after March 15, 2019, no later than March 15, 2019). If we do not timely elect a settlement method, we will no longer have the right to elect cash settlement or physical settlement and we will be deemed to have elected combination settlement in respect of our conversion obligation, as described below, and the specified dollar amount (as defined below) per $1,000 principal amount of notes will be deemed to be $1,000. If we elect combination settlement, but we do not timely notify converting holders of the specified dollar amount per $1,000 principal amount of notes, such specified dollar amount will be deemed to be $1,000.

          Settlement amounts will be computed as follows:

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  If we elect physical settlement, on the third business day after the relevant conversion date, we will deliver to the converting holder in respect of each $1,000 principal amount of notes being converted a number of shares of common stock equal to the applicable conversion rate; provided, however, that with respect to conversions that occur on or after the record date for the final interest payment on the notes (i.e. June 1, 2019), we will deliver such shares on the maturity date.

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  If we elect cash settlement, on the third business day immediately following the last day of the related observation period, we will pay to the converting holder in respect of each $1,000 principal amount of notes being converted cash in an amount equal to the sum of the daily conversion values for each of the 40 consecutive trading days during the related observation period.

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  If we elect (or are deemed to have elected) combination settlement, we will pay or deliver, as the case may be, to the converting holder in respect of each $1,000 principal amount of notes being converted a "settlement amount" equal to the sum of the "daily settlement amounts" (as defined below) for each of the 40 consecutive trading days during the relevant observation period. We will settle each $1,000 principal amount of notes being converted by delivering, on the third business day immediately following the last day of the related observation period, cash and shares of our common stock, if applicable, equal to the settlement amount.

          The "daily settlement amount", for each of the 40 consecutive trading days during the observation period, shall consist of:

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  cash equal to the lesser of (i) the maximum cash amount per $1,000 principal amount of notes to be received by the holder upon conversion as specified in the notice specifying our chosen settlement method (the "specified dollar amount"), if any, divided by 40 (such quotient, the "daily measurement value") and (ii) the daily conversion value; and

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  if the daily conversion value exceeds the daily measurement value, a number of shares of our common stock equal to (i) the difference between the daily conversion value and the daily measurement value, divided by (ii) the daily VWAP for such trading day.

          The "daily conversion value" means, for each of the 40 consecutive trading days during the observation period, 2.5% (1/40th) of the product of (i) the applicable conversion rate on such trading day and (ii) the daily VWAP of our common stock on such trading day.

          "Daily VWAP" means, for each of the 40 consecutive trading days during the applicable observation period, the per share volume-weighted average price as displayed under the heading "Bloomberg VWAP" on Bloomberg page "RGLD <equity> AQR" (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The "daily VWAP" will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

          The "observation period" with respect to any note surrendered for conversion means:

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  if the relevant conversion date occurs prior to the 45th scheduled trading day immediately preceding the maturity date, the 40 consecutive trading days beginning on, and including, the second trading day after such conversion date; and

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  if the relevant conversion date occurs on or after the 45th scheduled trading day immediately preceding the maturity date, the 40 consecutive trading days beginning on, and including, the 42nd scheduled trading day immediately preceding the maturity date.

          For the purposes of determining amounts due upon conversion only, "trading day" means a day on which (i) there is no "market disruption event" (as defined below) and (ii) trading in our common stock generally occurs on the NASDAQ Global Select Market or, if our common stock is not then listed on the NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then listed or admitted for trading. If our common stock is not so listed or admitted for trading, "trading day" means a "business day".

          For the purposes of determining amounts due upon conversion only, "market disruption event" means (i) a failure by the primary U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options, contracts or future contracts relating to our common stock.

          We will deliver cash in lieu of any fractional share of common stock issuable upon conversion based on the daily VWAP on the last trading day of the relevant observation period. We will calculate the whole number of shares and the amount of any fractional share due upon conversion of a note based on the entire principal amount of such note that is converted.

          Each conversion will be deemed to have been effected as to any notes surrendered for conversion at the close of business on the conversion date; provided, however, that, except to the extent provided below under "— Conversion Rate Adjustments", the person in whose name any shares of our common stock shall be issuable upon such conversion, if any, will be deemed to become the holder of record of such shares (i) as of the close of business on the last trading day of the applicable observation period in a combination settlement and (ii) as of the close of business on the conversion date in a physical settlement.

  Conversion Rate Adjustments

          The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of our common stock and as a result of holding the notes, in any of the transactions described below without having to convert their notes as if they held a number of shares of our common stock equal to the applicable conversion rate, multiplied by the principal amount (expressed in thousands) of notes held by such holder.

          (1)     If we exclusively issue shares of our common stock as a dividend or distribution on all or substantially all shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	OS1 OS0

          where,

          CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or combination, as applicable;

          CR1 = the conversion rate in effect immediately after the open of business on such ex-dividend date or effective date, as applicable;

          OS0 = the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date or effective date, as applicable; and

          OS1 = the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as applicable.

          Any adjustment made under this clause (1) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date our board of directors, or a committee thereof, determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

          (2)     If we issue to all or substantially all holders of our common stock any rights, options or warrants entitling them, for a period of not more than 45 days after the date of such issuance, to subscribe for or purchase shares of our common stock, at a price per share less than the average of the last reported sale prices of our common stock for the ten consecutive trading-day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	OS0 + X OS0 + Y

          where,

          CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such issuance;

          CR1 = the conversion rate in effect immediately after the open of business on such ex-dividend date;

          OS0 = the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date;

          X = the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

          Y = the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the last reported sale prices of our common stock over the ten consecutive trading-day period ending on the trading day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

          Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the ex-dividend date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of common stock are not delivered upon the expiration of such rights, options or warrants, the conversion rate shall be readjusted to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so issued, or if no such rights, options or warrants are exercised prior to their expiration, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such issuance had not occurred.

          For purposes of this clause (2) and for purposes of the provisions set forth above under "— Conversion Upon Specified Corporate Events", in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of common stock at a price per share less than such average of the last reported sale prices of our common stock for the ten consecutive trading day period ending on the trading day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of the common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise thereof, the value of such consideration, if other than cash, to be determined by our board of directors, or a committee thereof.

          (3)     If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

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  dividends, distributions, rights, options or warrants as to which an adjustment was effected pursuant to clause (1) or (2) above;

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  dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to clause (4) below; and

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  spin-offs as to which the provisions set forth below in this clause (3) shall apply;

then the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	SP0 SP0 - FMV

          where,

          CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

          CR1 = the conversion rate in effect immediately after the open of business on such ex-dividend date;

          SP0 = the average of the last reported sale prices of our common stock over the ten consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

          FMV = the fair market value (as determined by our board of directors, or a committee thereof) of the shares of capital stock, evidences of indebtedness, other assets, or property of ours or rights, options or warrants to acquire our capital stock or other securities distributed with respect to each outstanding share of our common stock as of the open of business on the ex-dividend date for such distribution.

          If "FMV" (as defined above) is equal to or greater than the "SP0" (as defined above), in lieu of the foregoing increase, each holder of a note shall receive on conversion, in respect of each $1,000 principal amount of notes it holds, at the same time and upon the same terms as holders of our common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received as if such holder owned a number of shares of common stock equal to the conversion rate in effect immediately prior to the record date for the distribution.

          Any increase made under the portion of this clause (3) above will become effective immediately after the open of business on the ex-dividend date for such distribution. If such distribution (including a spin-off below) is not so paid or made, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

          With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to any of our subsidiaries or business units, and such capital stock or similar equity interest is listed or quoted (or will be listed or quoted upon the consummation of the distribution) on a U.S. national securities exchange or a reasonably comparable non-U.S. equivalent, which we refer to as a "spin-off", the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	FMV0 + MP0 MP0

          where,

          CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such spin-off;

          CR1 = the conversion rate in effect immediately after the open of business on the ex-dividend date for such spin-off;

          FMV0 = the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the first ten consecutive trading-day period after, and including, the ex-dividend date of the spin-off (the "valuation period"); and

          MP0 = the average of the last reported sale prices of our common stock over the valuation period.

          If a holder converts a note and the first trading day of the observation period occurs after the first trading day of the valuation period for a spin-off, but on or before the last trading day of the valuation period for such spin-off, the reference in the above definition of "FMV0" to ten trading days shall be deemed replaced with such lesser number of trading days as have elapsed since, and including, the ex-dividend date of such spin-off but before the first trading day of the observation period. If a holder converts a note and one or more trading days of the observation period for such note occurs on or after the ex-dividend date for a spin-off, but on or prior to the first trading day of the valuation period for such spin-off, such observation period will be suspended on the first such trading day and will resume immediately after the first trading day of the valuation period for such spin-off, with the reference in the above definition of "FMV0" to ten trading days deemed replaced with a reference to one trading day.

          (4)     If any cash dividend or distribution is made to all or substantially all holders of our common stock, other than a regular quarterly cash dividend that does not exceed $0.15 per share

(the "initial dividend threshold") and subject to adjustment as provided below, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	SP0 - T SP0 - C

          where,

          CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;

          CR1 = the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;

          SP0 = the last reported sale price of our common stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution;

          T = the dividend threshold in effect on the ex-dividend date for such dividend or distribution; provided that if the dividend or distribution is not a regular quarterly cash dividend, the dividend threshold will be deemed to be zero; and

          C = the amount in cash per share that we distribute to holders of our common stock.

          The initial dividend threshold will be adjusted in a manner inversely proportional to adjustments to the conversion rate; provided that no adjustment will be made to the dividend threshold for any adjustment to the conversion rate under this clause (4).

          If "C" (as defined above) is equal to or greater than "SP0" (as defined above), in lieu of the foregoing increase, each holder of a note shall receive on conversion, for each $1,000 principal amount of notes it holds, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received as if such holder owned a number of shares of our common stock equal to the conversion rate in effect immediately prior to the record date for such cash dividend or distribution.

          Such increase shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

          (5)     If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the last reported sale price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the "expiration date"), the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	AC + (SP1 × OS1) OS0 × SP1

          where,

          CR0 = the conversion rate in effect immediately prior to the close of business on the expiration date;

          CR1 = the conversion rate in effect immediately after the close of business on the expiration date;

          AC = the aggregate value of all cash and any other consideration (as determined by our board of directors, or a committee thereof) paid or payable for shares purchased in such tender or exchange offer;

          OS0 = the number of shares of our common stock outstanding immediately prior to the expiration time of the tender or exchange offer on the expiration date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender offer or exchange offer);

          OS1 = the number of shares of our common stock outstanding immediately after the expiration time of the tender or exchange offer on the expiration date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

          SP1 = the average of the last reported sale prices of our common stock over the ten consecutive trading-day period commencing on, and including, the trading day next succeeding the expiration date (the "averaging period").

          If a holder converts a note and the first trading day of the observation period for such note occurs after the first trading day of the averaging period for a tender or exchange offer, but on or before the last trading day of the averaging period for such tender or exchange offer, the reference in the above definition of "SP1" to "ten" shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the first trading day of the averaging period for such tender or exchange offer to, but excluding, the first trading day of such observation period. If a holder converts a note and one or more trading days of the observation period for such note occurs on or after the expiration date for a tender or exchange offer, but on or prior to the first trading day in the averaging period for such tender or exchange offer, such observation period will be suspended on the first such trading day and will resume immediately after the first trading day of the averaging period for such tender or exchange offer and the reference in the above definition of "SP1" to "ten" shall be deemed replaced with a reference to "one".

          Notwithstanding anything to the contrary herein, if a holder converts a note and the daily settlement amount for any trading day during the observation period applicable to such note:

  •
  is calculated based on a conversion rate adjusted on account of any event described in clauses (1) through (5) above; and

  •
  includes any shares of our common stock that, but for this provision, would entitle their holder to participate in such event;

then, although we will otherwise treat such holder as the holder of record of such shares of our common stock on the last trading day of such observation period, we will not permit such holder to participate in such event on account of such shares of our common stock.

          In addition, if a holder converts a note and:

  •
  the record date, effective date or expiration date for any event that requires an adjustment to the conversion rate under any of clauses (1) through (5) above occurs:

  •
  on or after the first trading day of such observation period; and

  •
  on or prior to the last trading day of such observation period; and

  •
  the daily settlement amount for any trading day in such observation period that occurs on or prior to such record date, effective date or expiration date:

  •
  includes shares of the common stock that do not entitle their holder to participate in such event; and

  •
  is calculated based on a conversion rate that is not adjusted on account of such event;

then, on account of such conversion, we will, on such record date, effective date or expiration date, treat such holder, as a result of having converted such notes, as though it were the record holder of a number of shares of common stock equal to the total number of shares of common stock that:

  •
  are deliverable as part of the daily settlement amount:

  •
  for a trading day in such observation period that occurs on or prior to such record date, effective date or expiration date; and

  •
  is calculated based on a conversion rate that is not adjusted for such event; and

  •
  if not for this provision, would not entitle such holder to participate in such event.

          Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities. If, however, the application of the foregoing formulas would result in a decrease in the conversion rate, except to the extent of any readjustment to the conversion rate, no adjustment to the conversion rate will be made (other than as a result of a reverse share split or share combination).

          "Ex-dividend date" means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

          To the extent permitted by applicable law, we are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 business days if our board of directors, or a committee thereof, determines that such increase would be in our best interest. We may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

          A holder may, in some circumstances, including a distribution of cash dividends to holders of our shares of common stock, be deemed to have received a dividend or dividend equivalent subject to U.S. federal income or withholding tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the U.S. income tax treatment of an adjustment to the conversion rate, see "Material United States Federal Income Tax Consequences".

          We currently have a stockholders rights agreement in effect, which is scheduled to expire on September 10, 2017. See "Description of Capital Stock — Stockholder Rights Plan" in the accompanying prospectus. If you convert a note, to the extent that we have a rights plan in effect on any trading day in the observation period applicable to your note, you will receive, in addition to any shares of common stock received in connection with such conversion on such trading day, the rights under the rights plan, unless prior to such trading day, as the case may be, the rights have separated from the common stock, in which case, and only in such case, the conversion rate will be adjusted at the time of separation as if we distributed to all holders of our common stock shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

          Notwithstanding any of the foregoing, the applicable conversion rate will not be adjusted:

  •
  on account of stock repurchases that are not tender offers referred to in clause (5) above, including structured or derivative transactions, or transactions pursuant to a stock repurchase program approved by our board of directors, or a committee thereof, or otherwise;

  •
  upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

  •
  upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, program or agreement of or assumed by us or any of our subsidiaries;

  •
  upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

  •
  for a change in the par value of the common stock;

  •
  for accrued and unpaid interest, if any; or

  •
  for an event otherwise requiring an adjustment, as described herein, if such event is not consummated.

          In addition, we will not undertake any transaction that would result in our being required, pursuant to the indenture, to adjust the conversion rate such that the conversion price per share of our common stock will be less than the par value of our common stock.

          Notwithstanding anything to the contrary herein, except on and after the first trading day of any observation period with respect to a note and on or prior to the last trading day of such observation period and on the conversion date in a cash settlement following a replacement of common stock by the reference property consisting solely of cash or a physical settlement, we will not be required to adjust the conversion rate unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such minor adjustments that are not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided, further, that any such adjustment of less than one percent that has not been made shall be made upon the occurrence of (i) the effective date for any make-whole fundamental change or redemption and (ii) the first trading day of any observation period. In addition, we shall not account for such deferrals when determining whether any of the conditions to conversion have been satisfied or what number of shares of our common stock a holder would have held on a given day had it converted its notes.

          Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share.

          The conversion agent shall not be responsible for and shall not make any representation as to the validity or value of any stocks or assets issued upon conversion of the notes or as to the accuracy of any calculation made hereunder.

Recapitalizations, Reclassifications and Changes of Our Common Stock

          In the case of:

  •
  any recapitalization, reclassification or change of our common stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination for which an adjustment is made pursuant to (1) above under "— Conversion Rights — Conversion Rate Adjustments");

  •
  any consolidation, merger or combination involving us;

  •
  any sale, lease or other transfer to a third party of the consolidated assets of ours and our subsidiaries substantially as an entirety; or

  •
  any binding share exchange;

and, in each case, as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), then, at the effective time of the transaction, the right to convert each $1,000 principal amount of notes based on a number of shares of common stock equal to the conversion rate will be changed into a right to convert such principal amount of notes based on the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof), which stock, other securities or other property or assets we refer to as the reference property, that a holder of a number of shares of common stock equal to the conversion rate immediately prior to such transaction would have owned or been entitled to receive upon such transaction. However, at and after the effective time of the transaction, (i) we will continue to have the right to determine the settlement method upon conversion of the notes, as described above under "— Conversion Rights — Settlement Upon Conversion", and (ii) (x) any amount payable in cash upon conversion of the notes as set forth under "— Conversion Rights — Settlement Upon Conversion" will continue to be payable in cash, (y) any shares of our common stock that we would have been required to deliver upon conversion of the notes as set forth under "— Conversion Rights — Settlement Upon Conversion" will instead be deliverable in the amount and type of reference property that a holder of that number of shares of our common stock would have received in such transaction and (z) the daily VWAP will be calculated based on the value of the amount and kind of reference property that a holder of one share of our common stock would have received in such transaction. If the transaction causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the amount and type of reference property that a holder of one or more shares would have been entitled to receive in such transaction (and into which the notes will be convertible) will be deemed to be based on the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election. We will notify holders of the weighted average as soon as practicable after such determination is made. We will agree in the indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.

Adjustments of Prices

          Whenever any provision of the indenture requires us to calculate the last reported sale prices, the daily VWAPs or any function thereof over a span of multiple days (including during an observation period), we will make appropriate adjustments to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the effective date, ex-dividend date or expiration date of the event occurs, at any time during the period when the last reported sale prices, the daily VWAPs or functions thereof are to be calculated.

Adjustment to Conversion Rate Upon Conversions in Connection with a Make-Whole Fundamental Change or a Notice of Redemption

          If (A) an event occurs that (i) is a fundamental change under clause (1) or (2) of the definition of fundamental change as described under "— Fundamental Change Permits Holders to Require Us to Purchase Notes" (subject to any exceptions or exclusions to such definition) or (ii) would be a fundamental change, but for the exclusion in section (i) of clause (2) of the definition thereof (any such event, a "make-whole fundamental change") or (B) on or after June 15, 2015, we gave notice to the holders of our intent to redeem any or all of the notes in cash as provided under

"— Optional Redemption", and a holder elects to convert its notes in connection with such make-whole fundamental change or redemption notice, as the case may be, we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional shares of common stock, which we refer to as the additional shares, as described below. A conversion of notes will be deemed for these purposes to be "in connection with" a make-whole fundamental change if the notice of conversion of the notes is received by the conversion agent from, and including, the effective date of the fundamental change up to, and including, the close of business on the business day immediately prior to the related fundamental change purchase date, or, if such make-whole fundamental change is not also a fundamental change, the 35th business day immediately following the effective date for such make-whole fundamental change (such period, the "make-whole fundamental change period"). A conversion of notes will be deemed for these purposes to be "in connection with" a redemption notice if the notice of conversion of the notes is received by the conversion agent from, and including, the date of the redemption notice until the close of business on the business day preceding the redemption date.

          Notwithstanding anything to the contrary herein, if the consideration paid for our common stock in any make-whole fundamental change described in clause (2) of the definition of fundamental change is comprised entirely of cash, for any conversion of notes following the effective date of such make-whole fundamental change, the conversion obligation will be calculated based solely on the "stock price" (as defined below) for the transaction and will be deemed to be an amount equal to the applicable conversion rate (including any adjustment as described in this section), multiplied by such stock price. In such event, the conversion obligation will be determined and paid to holders in cash on the third business day following the conversion date. Otherwise, we will settle any conversion of notes following the effective date of a make-whole fundamental change as described above under "— Conversion Rights — Settlement Upon Conversion". We will notify holders of the effective date of any make-whole fundamental change and issue a press release announcing such effective date no later than five business days after such effective date.

          The number of additional shares, if any, by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the make-whole fundamental change occurs or becomes effective, which we refer to as the effective date, or the date of the redemption notice, as the case may be, and the price per share of our common stock, which we refer to as the stock price, paid (or deemed paid) in the make-whole fundamental change or on the date of the redemption notice, as the case may be. If the holders of our common stock receive only cash in a make-whole fundamental change described in clause (2) of the definition of fundamental change, the stock price shall be the cash amount paid per share of our common stock. Otherwise, the stock price shall be the average of the last reported sale prices of our common stock over the ten trading day period ending on, and including, the trading day immediately preceding the effective date of the make-whole fundamental change or the date of the redemption notice, as the case may be.

          The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate of the notes is otherwise required to be adjusted. The adjusted stock prices will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner and at the same time as the conversion rate is required to be adjusted as set forth under "— Conversion Rights — Conversion Rate Adjustments".

          The following table sets forth the number of additional shares by which we will increase the conversion rate for a holder that converts its notes in connection with a make-whole fundamental change or the redemption notice, as the case may be, having the stock price and effective date or the date of the redemption notice, as the case may be, set forth below:

	Stock Price
Effective Date / Date of the Redemption Notice
	$78.01	$80.00	$82.50	$85.00	$90.00	$100.00	$105.31	$115.00	$130.00	$136.91	$150.00	$175.00	$200.00	$250.00
June 20, 2012	3.3234	3.2932	3.0803	2.8868	2.5400	1.9960	1.7637	1.4281	1.0607	0.9370	0.7594	0.5336	0.3820	0.2108
June 15, 2013	3.3234	3.2204	3.0061	2.8055	2.4567	1.9041	1.6706	1.3352	0.9699	0.8508	0.6790	0.4768	0.3411	0.1868
June 15, 2014	3.3234	3.1410	2.9211	2.7183	2.3614	1.7991	1.5643	1.2290	0.8690	0.7504	0.5899	0.4089	0.2907	0.1597
June 15, 2015	3.3234	3.0595	2.8306	2.6229	2.2552	1.6805	1.4435	1.1071	0.7532	0.6404	0.4862	0.3324	0.2329	0.1266
June 15, 2016	3.3234	2.9927	2.7530	2.5343	2.1499	1.5556	1.3139	0.9730	0.6237	0.5161	0.3763	0.2480	0.1725	0.0898
June 15, 2017	3.3234	2.9321	2.6742	2.4397	2.0306	1.4048	1.1532	0.8063	0.4675	0.3698	0.2514	0.1591	0.1048	0.0482
June 15, 2018	3.3234	2.8953	2.6045	2.3400	1.8815	1.1960	0.9309	0.5809	0.2753	0.1982	0.1249	0.0813	0.0529	0.0249
June 15, 2019	3.3234	3.0045	2.6258	2.2692	1.6157	0.5045	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

          The exact stock prices and effective dates or dates of the redemption notice may not be set forth in the table above, in which case:

  •
  if the stock price is between two stock prices in the table or the date is between two dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later dates, as applicable, based on a 365-day year;

  •
  if the stock price is greater than $250.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate; and

  •
  if the stock price is less than $78.01 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

          Notwithstanding the foregoing, in no event will the conversion rate be increased on account of a make-whole fundamental change or a redemption notice to exceed 12.8189 shares of common stock per $1,000 principal amount of notes, subject to adjustments in the same manner as the conversion rate is required to be adjusted as set forth under "— Conversion Rights — Conversion Rate Adjustments".

          Our obligation to satisfy the additional shares requirement could be considered a penalty, in which case the enforceability thereof could be subject to general equity principles including principles of reasonableness and equitable remedies.

Fundamental Change Permits Holders to Require Us to Purchase Notes

          If a "fundamental change" (as defined below in this section) occurs at any time, you will have the right, at your option, to require us to purchase for cash any or all of your notes, or any portion thereof such that the principal amount that remains outstanding of each note that is not purchased in full equals $2,000 or an integral multiple of $1,000 in excess thereof. The price we are required to pay, which we refer to as the fundamental change purchase price, will be equal to 100% of the principal amount of the notes to be purchased plus accrued and unpaid interest, if any, to but excluding the fundamental change purchase date (unless the fundamental change purchase date is after a regular record date and on or prior to the interest payment date to which such record date relates, in which case we will instead pay the full amount of accrued and unpaid interest to the holder of record on such record date and the fundamental change purchase price will be equal to 100% of the principal amount of the notes to be purchased). The fundamental change purchase date will be a date specified by us that is not less than 20 or more than 35 business days following the date of our fundamental change notice as described below. Any notes purchased by us will be paid for in cash.

          A "fundamental change" will be deemed to have occurred at the time after the notes are originally issued if any of the following occurs:

  (1)
  any "person" or "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act), other than us or our subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate "beneficial owner", as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of our common equity;

  (2)
  the consummation of (x) any consolidation, merger, amalgamation, scheme of arrangement or other binding share exchange or reclassification or similar transaction between us and another person (other than our subsidiaries), in each case pursuant to which the common stock shall be converted into cash, securities or other property, other than a transaction (i) that results in the holders of all classes of our common equity immediately prior to such transaction owning, directly or indirectly, as a result of such transaction, more than 50% of the surviving corporation or transferee or the parent thereof immediately after such event or (ii) effected solely to change our jurisdiction of incorporation or to form a holding company for us and that results in a share exchange or reclassification or similar exchange of the outstanding common stock solely into common shares of the surviving entity or (y) any sale or other disposition in one transaction or a series of transactions of all or substantially all of our assets and our subsidiaries, on a consolidated basis, to another person (other than any of our subsidiaries);

  (3)
  our stockholders approve any plan or proposal for the liquidation or dissolution of us (other than in a transaction described in clause (2) above);

  (4)
  our common stock (or other common stock into which the notes are then convertible) ceases to be listed on a U.S. national or regional securities exchange; or

  (5)
  the first day on which continuing directors cease to constitute at least a majority of our board of directors;

provided, however, that in the case of a transaction or event described in clause (1) or (2) above, if at least 90% of the consideration received or to be received by holders of the common stock (excluding cash payments for fractional shares) in the transaction or transactions that would otherwise constitute a "fundamental change" consists of shares of common stock or common equity interests that are traded on a U.S. national or regional securities exchange or that will be so traded when issued or exchanged in connection with the transaction that would otherwise constitute a fundamental change under clause (1) or (2) of the definition thereof, which we refer to as publicly traded securities, and as a result of such transaction or transactions, the notes become convertible into such publicly traded securities, excluding cash payments for fractional shares (subject to settlement in accordance with the provisions of "— Conversion Rights — Settlement Upon Conversion", "— Conversion Rights — Conversion Rate Adjustments" and "— Adjustment to Conversion Rate Upon Conversions in Connection with a Make-Whole Fundamental Change or a Notice of Redemption"), such event shall not be a fundamental change and, for the avoidance of doubt, an event that is not considered a fundamental change pursuant to this proviso shall not be a fundamental change solely because such event could also be described by clause (1) or (2) above.

          If any transaction in which our common stock is replaced by the securities of another entity occurs, following completion of any related make-whole fundamental change period and any related fundamental change purchase date, references to us in the definition of "fundamental change" above will apply to such other entity instead. In addition, a filing that would otherwise constitute a fundamental change under clause (1) above will not constitute a fundamental change if (x) the filing occurs in connection with a transaction in which our common stock is replaced by the securities of another entity and (y) no such filing is made or is in effect with respect to common equity representing more than 50% of the voting power of such other entity.

          "Continuing director" means a director who either was a member of our board of directors on the date of original issuance of the notes or who becomes a member of our board of directors subsequent to that date and whose election, appointment or nomination for election by our stockholders, is duly approved by a majority of the continuing directors on our board of directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by us on behalf of our entire board of directors in which such individual is named as nominee for director.

          On or before the 20th day after the occurrence of a fundamental change, we will provide to all holders of the notes and the trustee and paying agent a written notice of the occurrence of the fundamental change and of the resulting purchase right. Such notice shall state, among other things:

  •
  the events causing a fundamental change;

  •
  the effective date of the fundamental change, and whether the fundamental change is a make-whole fundamental change, in which case the effective date of the make-whole fundamental change;

  •
  the last date on which a holder may exercise the purchase right;

  •
  the fundamental change purchase price;

  •
  the fundamental change purchase date;

  •
  if applicable, the name and address of the paying agent and the conversion agent;

  •
  if applicable, the applicable conversion rate and any adjustments to the applicable conversion rate resulting from the fundamental change;

  •
  if applicable, that the notes with respect to which a fundamental change purchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change purchase notice in accordance with the terms of the indenture; and

  •
  the procedures that holders must follow to require us to purchase their notes.

          Simultaneously with providing such notice, we will issue a press release, which will also be available on our website.

          To exercise the fundamental change purchase right, you must deliver, on or before the business day immediately preceding the fundamental change purchase date, the notes to be purchased, duly endorsed for transfer, together with a written purchase notice and the form entitled "Form of Fundamental Change Purchase Notice" on the reverse side of the notes duly completed, to the paying agent if the notes are certificated. If the notes are not in certificated form, you must comply with DTC's procedures for tendering interests in global notes. Your purchase notice must state:

  •
  if certificated, the certificate numbers of your notes to be delivered for purchase;

  •
  the portion of the principal amount of notes to be purchased, which must be such that the principal amount that remains outstanding of each note that is not to be purchased in full equals $2,000 or an integral multiple of $1,000 in excess thereof; and

  •
  that the notes are to be purchased by us pursuant to the applicable provisions of the notes and the indenture.

          You may withdraw any purchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to 5:00 p.m., New York City time, on the business day immediately preceding the fundamental change purchase date. The notice of withdrawal shall state:

  •
  the principal amount of the withdrawn notes;

  •
  if certificated, the certificate numbers of the withdrawn notes, or if not certificated, your notice must comply with appropriate DTC procedures; and

  •
  the principal amount, if any, of each note that remains subject to the purchase notice, which must be such that the principal amount not to be purchased equals $2,000 or an integral multiple of $1,000 in excess thereof.

          We will be required to purchase the notes that have been validly surrendered for purchase and not withdrawn on the fundamental change purchase date, subject to extensions to comply with applicable law. You will receive payment of the fundamental change purchase price promptly on the later of (i) the fundamental change purchase date or (ii) the time of book-entry transfer or the delivery of your notes. If the paying agent holds money sufficient to pay the fundamental change purchase price of the notes on the fundamental change purchase date, then:

  •
  the notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of your notes is made or whether or not your notes are delivered to the paying agent); and

  •
  all other rights of the holder will terminate (other than the right to receive the fundamental change purchase price and previously accrued and unpaid interest upon book-entry transfer or delivery of your notes).

          In connection with any purchase offer pursuant to a fundamental change purchase notice, we will, if required:

  •
  comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable;

  •
  file a Schedule TO or any other required schedule under the Exchange Act; and

  •
  comply with any other U.S. federal or state securities laws applicable to us in connection with such purchase offer.

          No notes may be purchased at the option of holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the fundamental change purchase price with respect to such notes).

          The purchase rights of the holders could discourage a potential acquirer of us. The fundamental change purchase feature, however, is not the result of management's knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

          The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to purchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

          The definition of fundamental change includes a phrase relating to the conveyance, transfer, sale, lease or disposition of "all or substantially all" of our consolidated assets. There is no precise, established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of the notes to require us to purchase its notes as a result of the conveyance, transfer, sale, lease or other disposition of less than all of our assets may be uncertain.

          If a fundamental change were to occur, we may not have enough funds to pay the fundamental change purchase price. Our ability to purchase the notes for cash may be limited by restrictions on our ability to obtain funds for such purchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. See "Risk Factors — Risks Related to the Notes and to this Offering — We may not have the ability to raise funds necessary to settle conversions of the notes or to purchase the notes upon a fundamental change". If we fail to purchase the notes when required following a fundamental change, we will be in default under the indenture. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our debt holders to accelerate or to require us to purchase our indebtedness upon the occurrence of similar events or on some specific dates.

Consolidation, Merger and Sale of Assets

          The indenture provides that we shall not amalgamate or consolidate with, merge with or into, or convey, transfer or lease our properties and assets substantially as an entirety to another person, unless (i) the resulting, surviving or transferee person (if not us) is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such corporation (if not us) shall expressly assume, by supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, all of our obligations under the notes and the indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture with respect to the notes. Upon any such amalgamation, consolidation, merger, conveyance, transfer or lease, the resulting, surviving or transferee person (if not us) shall succeed to, and may exercise every right and power of ours under the indenture, and we shall be discharged from our obligations under the notes and the indenture except in the case of any such lease. Following any conveyance, transfer or lease of our properties and assets substantially as an entirety to one or more of our subsidiaries, the notes will remain convertible based on the common stock of Royal Gold subject to the provisions described under the heading "— Recapitalizations, Reclassifications and Changes of Our Common Stock".

          Under the indenture, the conveyance, transfer or lease of the properties and assets of one or more of our subsidiaries substantially as an entirety to another person, which properties and assets, if held by us instead of such subsidiary or subsidiaries, would constitute the properties and assets of the company substantially as an entirety on a consolidated basis, shall be deemed to be the transfer of our properties and assets substantially as an entirety to another person.

          Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to purchase the notes of such holder as described above.

Events of Default

          The following description replaces the descriptions set forth under "Description of Debt Securities — Events of Default" in the accompanying prospectus in its entirety.

          Each of the following is an event of default with respect to the notes:

  (1)
  default in any payment of interest on any note when due and payable, and the default continues for a period of 30 days;

  (2)
  default in the payment of principal of or premium, if any, on any note (including the fundamental change purchase price and redemption price) when due and payable on the maturity date, upon required repurchase, upon any redemption, upon declaration of acceleration or otherwise;

  (3)
  failure by us to comply with our obligation to convert the notes in accordance with the indenture upon exercise of a holder's conversion right and that failure continues for five business days;

  (4)
  failure by us to comply with our obligations under "— Consolidation, Merger and Sale of Assets" above;

  (5)
  failure by us to issue a notice in accordance with the provisions of "— Fundamental Change Permits Holders to Require Us to Purchase Notes" or "— Conversion Rights — Conversion Upon Specified Corporate Events" above for a period of ten days after such notice becomes due in accordance with the terms of the indenture;

  (6)
  failure by us for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the notes then outstanding (a copy of which notice, if given by holders, must also be given to the trustee) has been received by us to comply with any of our agreements contained in the notes or the indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this section specifically provided for or which does not apply to the notes), which notice shall state that it is a "Notice of Default" under the indenture;

  (7)
  default by us or any of our subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced any debt for money borrowed in an aggregate amount greater than $30,000,000 (or its foreign currency equivalent at the time), which default results (i) in such debt becoming or being declared due and payable, and such debt has not been discharged in full or such declaration rescinded or annulled within 60 days or (ii) from a failure to pay the principal of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and such defaulted payment shall not have been made, waived or extended within 60 days; or

  (8)
  certain events of bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries (as defined in Article 1, Rule 1-02 of Regulation S-X).

          If an event of default other than an event of default arising under clause (8) above with respect to us occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in principal amount of then outstanding notes by written notice to us and the trustee, may, and the trustee at the request of such holders shall, declare 100% of the principal of, premium, if any, and accrued and unpaid interest, if any, on, all then outstanding notes to be due and payable. Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest, if any, will be due and payable immediately. In addition, upon an event of default arising under clause (8) above with respect to us, 100% of the principal of, premium, if any, and accrued and unpaid interest on the notes will automatically become due and payable.

          Notwithstanding anything to the contrary here, the indenture will provide that the provisions of the indenture described in the paragraph above, however, will be subject to the condition that if, at any time after the principal of, and accrued and unpaid interest, if any, on the notes shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained as provided in the indenture, we pay or deliver, as the case may be, or deposit with the trustee an amount of cash and the number of shares of common stock, if any (solely to settle outstanding conversions), sufficient to pay all matured installments of interest upon all the notes, all cash and shares of common stock, if any, due upon the conversion of any and all converted notes, and the principal of, and accrued and unpaid interest, if any, on all notes which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the rate or rates, if any, specified in the notes to the date of such payment or deposit) and such amount as shall be sufficient to cover all amounts owing under the indenture to the trustee and its agents and counsel, and if rescission would not conflict with any judgment or decree of a court of competent jurisdiction and any and all events of default under the indenture, other than the non-payment of the principal of the notes that became due because of the acceleration, shall have been cured, waived or otherwise remedied as provided in the indenture, then the holders of a majority of the aggregate principal amount of notes then outstanding, by written notice to us and to the trustee, may waive all defaults and events of default with respect to the notes (other than a default or an event of default resulting from the failure to pay the fundamental change purchase price of a note, to pay or deliver, as the case may be, the amount of cash, shares of our common stock or combination of cash and shares of our common stock due upon conversion of a note, or with respect to another covenant or provision of the indenture that cannot be modified or amended without the consent of each affected holder) and may rescind and annul the declaration of acceleration resulting from such defaults or events of default (other than those resulting from the failure to pay the fundamental change purchase price of a note, to pay or deliver, as the case may be, the amount of cash, shares of our common stock or combination of cash and shares of our common stock due upon conversion of a note, or with respect to another covenant or provision of the indenture that cannot be modified or amended without the consent of each affected holder) and their consequences; provided, that no such rescission or annulment will extend to or will affect any subsequent default or shall impair any right consequent on such default.

          Notwithstanding the foregoing, the indenture will provide that, to the extent we elect, the sole remedy for an event of default under clause (6) above relating to our failure to comply with our obligations as set forth under "— Reports" below, including with respect to our obligations under Section 314(a) of the Trust Indenture Act, will, for the first 180 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the notes at a rate equal to 0.25% per annum of the principal amount of the notes outstanding for each day and for the second 180 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the notes at a rate equal to 0.50% per annum of the principal amount of the notes outstanding for each day, during the 360-day period beginning on, and including, the day on which such an event of default occurs during which such event of default is continuing (and neither waived nor cured.) Additional interest will be payable in the same manner and on the same dates as the stated interest payable on the notes. On the 360th day after the date on which such event of default occurred (if such event of default has not been cured or waived prior to such 360th day), the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default. In the event we do not elect to pay additional interest following an event of default in accordance with this paragraph or we elected to make such payment but do not pay the additional interest when due, the notes will be subject to acceleration upon an event of default with regard thereto as provided above. In no event shall additional interest accrue at a rate per year in excess of 0.25% or 0.50%, as the case may be, pursuant to the indenture, regardless of the number of events or circumstances giving rise to requirements to pay such additional interest pursuant to this paragraph. With regard to any violation specified in this paragraph, no additional interest shall accrue, and no right to declare the principal or other amounts due and payable in respect of the notes shall exist, after such violation has been cured.

          In order to elect to pay the additional interest as the sole remedy during the first 360 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraph, we must notify all holders of notes, the trustee and the paying agent of such election prior to the beginning of such 360-day period. Upon our failure to timely give such notice, the notes will be immediately subject to acceleration as provided above.

          If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

          Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee reasonable indemnity or security reasonably satisfactory to it against any loss, liability or expense. In addition, except to enforce the right to receive payment of the principal of, premium, if any, or interest on, or fundamental change purchase price with respect to, its notes when due, or the right to receive payment or delivery, as the case may be, of the amount of cash, number of shares of our common stock or combination of cash and shares of common stock due upon conversion of its notes, no holder may pursue any remedy with respect to the indenture or the notes unless:

  (1)
  such holder has previously given the trustee written notice that an event of default is continuing;

  (2)
  holders of at least 25% in principal amount of then outstanding notes have requested the trustee to pursue the remedy;

  (3)
  such holders have offered the trustee indemnity satisfactory to it against any loss, liability or expense;

  (4)
  the trustee has not complied with such request within 60 days after the receipt of the request and the offer of indemnity; and

  (5)
  the holders of a majority in principal amount of the outstanding notes have not given the trustee a written direction that is inconsistent with such request within such 60-day period.

          However, each holder shall have the right, which is absolute and unconditional, to receive the principal of, premium, if any, and interest on, fundamental change purchase price with respect to, and the amount of cash, number of shares of common stock or combination of cash and shares of common stock, as the case may be, due upon conversion of its notes and to institute suit for the enforcement of any such payment or delivery, as the case may be, and such rights shall not be impaired without the consent of such holder. In addition, subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee.

          The indenture provides that in the event an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

          If a default occurs and is continuing and is known to the trustee, the trustee must transmit notice of the default to each holder within 90 days after it occurs. Except in the case of a default in the payment of principal (including the fundamental change purchase price) of, premium, if any, or interest on any note or a default in the payment or delivery, as the case may be, of the amount of cash, the number of shares of common stock or the combination of cash and shares of common stock due upon conversion, the trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interests of the holders of the notes. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, an officers' certificate, stating whether or not to the knowledge of the signers thereof we are in default in the performance and observance of any of the terms, provisions and conditions of the indenture (without regard to any period of grace or requirement of notice provided under the indenture) and, if we are in default, specifying all such defaults and the nature and the status thereof of which they may have knowledge. We also are required to deliver to the trustee, as soon as possible, and in any event within 30 days after we become aware of the occurrence of any default or event of default, an officers' certificate setting forth such defaults or events of default, as applicable, their status and what action we are taking or propose to take in respect thereof.

Modification and Amendment

          The following description replaces the description set forth under "Description of Debt Securities — Modification of the Indenture" in the accompanying prospectus in its entirety.

          Subject to certain exceptions, the indenture or the notes may be amended with the consent of the holders of at least a majority of the principal amount of the notes then outstanding (including without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority of the principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender offer or exchange offer for, notes). However, without the consent of each holder of a then outstanding note affected, no amendment may, among other things:

  (1)
  reduce the percentage in aggregate principal amount of notes outstanding necessary to waive any past default or event of default;

  (2)
  reduce the rate of interest on any note or change the time for payment of interest on any note;

  (3)
  reduce the principal of or premium, if any, on any note or change the maturity date of any note;

  (4)
  change the place or currency of payment on any note;

  (5)
  make any change that impairs or adversely affects the conversion rights of any notes;

  (6)
  reduce the fundamental change purchase price of any note or amend or modify in any manner adverse to the rights of the holders of the notes our obligation to pay the fundamental change purchase price, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

  (7)
  impair the right of any holder to receive payment of principal of, premium, if any, and interest, if any, on, its notes, or the right to receive payment or delivery, as the case may be, of the amount of cash, the number of shares of our common stock or the combination of cash and shares of our common stock due upon conversion of its notes on or after the due dates therefor or to institute suit for the enforcement of any such payment or delivery, as the case may be, with respect to such holder's notes;

  (8)
  modify the provisions with respect to our redemption rights as described under "— Optional Redemption" above in a manner adverse to holders of notes;

  (9)
  modify the ranking provisions of the indenture in a manner that is adverse to the rights of the holders of the notes; or

  (10)
  make any change in the provisions described in this "Modification and Amendment" section that requires each holder's consent or in the waiver provisions if such change is adverse to the rights of the holders of the notes.

          Without the consent of any holder of the notes, we and the trustee may amend the indenture or the notes:

  (1)
  to cure any ambiguity, omission, defect or inconsistency in the indenture or the notes, including to eliminate any conflict with the terms of the Trust Indenture Act, that does not adversely affect the rights of the holders of the notes;

  (2)
  to conform the terms of the indenture or the notes to the description thereof in the preliminary prospectus supplement, as supplemented by the issuer free writing prospectus related to the offering of the notes;

  (3)
  to evidence the succession by a successor corporation and to provide for the assumption by a successor corporation of our obligations under the indenture;

  (4)
  to add guarantees with respect to the notes;

  (5)
  to secure the notes;

  (6)
  to add to our covenants such further covenants, restrictions or conditions for the benefit of the holders or to surrender any right or power conferred upon us;

  (7)
  to make any other change that does not adversely affect the rights of any holder of the notes (other than any holder that consents to such change);

  (8)
  to provide for a successor trustee;

  (9)
  to comply with the applicable procedures of the depositary; or

  (10)
  to comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.

          Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if such holders approve the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to provide to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Discharge

          We may satisfy and discharge our obligations under the indenture by delivering to the registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at the maturity date, any fundamental change purchase date, any redemption date or upon conversion or otherwise, cash or cash and shares of common stock, if any (solely to satisfy outstanding conversions, if applicable), sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

Calculations in Respect of Notes

          Except as otherwise provided above, we will be responsible for making all calculations called for under the indenture and the notes. These calculations include, but are not limited to, determinations of the last reported sale prices of our common stock, accrued interest payable on the notes and the conversion rate of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and the conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the written request of that holder.

Defeasance

          The provisions relating to legal defeasance and covenant defeasance set forth under "Description of the Debt Securities — Discharge, Defeasance and Covenant Defeasance" in the accompanying prospectus will not apply with respect to the notes.

Reports

          The indenture requires us to file with the trustee, within 15 days after we are required to file the same with the SEC, copies of the quarterly and annual reports and of the information, documents and other reports, if any, that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and to otherwise comply with Section 314(a) of the Trust Indenture Act. Any such report, information or document that we file with the SEC through the EDGAR system (or any successor thereto) will be deemed to be delivered to the trustee for the purposes of this covenant at the time of such filing through the EDGAR system (or such successor thereto); provided, however, that the trustee shall have no responsibility to determine whether such filings have been made.

          Delivery of any such reports, information and documents to the trustee shall be for informational purposes only, and the trustee's receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants hereunder.

Trustee

          Wells Fargo Bank, National Association will be the trustee, registrar, paying agent, conversion agent and bid solicitation agent. Wells Fargo Bank, National Association, in each of its capacities, including without limitation as trustee, registrar, paying agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

          We maintain banking and other relationships in the ordinary course of business with the trustee and its affiliates.

Governing Law

          The indenture and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to conflicts of laws principles thereof.

Book-Entry, Settlement and Clearance

  The Global Notes

          The notes will be initially issued in the form of one or more registered notes in global form, without interest coupons, which we refer to as the global notes. Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC, which will serve as the initial securities depositary, and registered in the name of Cede & Co., as nominee of DTC.

          Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC, which we refer to as DTC participants, or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

  •
  upon deposit of a global note with DTC's custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

  •
  ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

          Beneficial interests in global notes may not be exchanged for notes in physical, fully-registered certificated form except in the limited circumstances described below. We will not issue the notes in bearer form.

  Book-Entry Procedures for the Global Notes

          All interests in the global notes will be subject to the operations and procedures of DTC and, therefore, you must allow for sufficient time in order to comply with these procedures if you wish to exercise any of your rights with respect to the notes. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.

          DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a "banking organization" within the meaning of the New York State banking law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the Uniform Commercial Code; and

  •
  a "clearing agency" registered under Section 17A of the Exchange Act.

          DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

          So long as DTC's nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

  •
  will not be entitled to have notes represented by the global note registered in their names;

  •
  will not receive or be entitled to receive physical, certificated notes; and

  •
  will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

          As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

          Payments of principal, premium, if any, and interest with respect to the notes represented by a global note will be made by the trustee to DTC's nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

          Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

          Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds.

  Certificated Notes

          Notes in physical, fully-registered certificated form will be issued and delivered to each person that the depositary identifies as a beneficial owner of the related notes only if:

  •
  the depositary notifies us that it is unwilling, unable or no longer permitted under applicable law to continue as depositary for that global note and we do not appoint another institution to act as depositary within 90 days;

  •
  we notify the trustee that we wish to terminate that global note (or reduce the principal amount of that global note) and the beneficial owners of the majority of the principal amount of that global note (or of the majority of the principal amount of that global note to be reduced) consent to such termination; or

  •
  an event of default has occurred with regard to the notes represented by the relevant global note, such event of default has not been cured or waived and the owner of beneficial interest in the global note requests that its notes be issued in physical, certificated form.

UNDERWRITING (CONFLICTS OF INTEREST)

          We and the underwriters named below have entered into an underwriting agreement with respect to the notes being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the principal amount of notes indicated in the following table. Goldman, Sachs & Co. is the representative of the underwriters.

Underwriters	Principal Amount of Notes
Goldman, Sachs & Co.	$86,668,000
HSBC Securities (USA) Inc.	86,666,000
Scotia Capital (USA) Inc.	86,666,000
CIBC World Markets Corp.	13,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	13,000,000
RBC Capital Markets, LLC	13,000,000
NBF Securities (USA) Corp.	9,750,000
UBS Securities LLC	9,750,000
MLV & Co. LLC	6,500,000

Total	$325,000,000

          The underwriters are committed to take and pay for all of the notes being offered, if any are taken, other than the notes covered by the option described below unless and until this option is exercised.

          If the underwriters sell more notes than the total principal amount set forth in the table above, the underwriters have an option to buy up to an additional $45,000,000 in aggregate principal amount of notes from us. They may exercise that option for 30 days. If any notes are purchased pursuant to this option, the underwriters will severally purchase notes in approximately the same proportion as set forth in the table above.

          The following table shows the per note and total underwriting discounts and commissions to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase an additional $45,000,000 in aggregate principal amount of notes.

Paid by us	No Exercise	Full Exercise
Per note	2.75%	2.75%
Total	$8,937,500	$10,175,000

          We, our executive officers and directors have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of common stock, any securities substantially similar to the notes or the common stock or any securities convertible, exchangeable or exercisable for common stock or substantially similar securities during the period from the date of this prospectus supplement continuing through the date 90 days after the date of this prospectus supplement without the prior written consent of Goldman, Sachs & Co., except that our executive officers and directors may sell up to an aggregate of 26,775 shares of common stock during the lock-up period in connection with a vesting of the Company's performance shares. In addition, one of our directors and his spouse are permitted to sell up to an aggregate of 15,000 shares of our common stock during the lock-up period under a written plan outstanding on the date hereof, for trading securities adopted pursuant to Rule 10b5-1 under the Exchange Act. Our officers and directors are also permitted to transfer shares of common stock as bona fide gifts, provided that the donee or donees agree to be bound by the restrictions set forth in the lock-up agreements.

          The 90-day restricted period will be automatically extended if (1) during the last 17 days of the 90-day restricted period we issue an earnings release or material news or a material event relating to our business occurs or (2) prior to the expiration of the 90-day restricted period, we announce that we will release earnings results or become aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day restricted period, in which case the restrictions described above will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

          Notes sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the public offering price of up to 1.65% of the principal amount of notes. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

          The notes are a new issue of securities with no established trading market. We have been advised by the representatives of the underwriters that certain underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

          In connection with this offering, the underwriters may purchase and sell notes and shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

          The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because Goldman, Sachs & Co. has repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

          These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the notes or our common stock. As a result, the price of the notes and the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

          The offering is being made concurrently with the U.S. offering in each of the Provinces of Canada, other than Quebec, pursuant to the Multijurisdictional Disclosure System. The notes will be offered in each of the Provinces of Canada, other than Quebec, through Goldman Sachs Canada Inc.

          In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of the notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the notes to the public in that Relevant Member State at any time:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

  (c)
  in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

          For the purposes of this provision, the expression an "offer of the notes to the public" in relation to any of the notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression Prospectus Directive means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

          Each underwriter has represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

          The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

          This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

          Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

          The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

          We estimate that our share of the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $750,000.

          We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

          The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, including providing execution and clearing services in the futures, derivatives, foreign exchange and securities markets, for which they received or will receive customary fees, commissions and expenses. HSBC Securities (USA), Inc., HSBC Bank USA National Association, an affiliate of HSBC Securities (USA) Inc., The Bank of Nova Scotia and Scotiabank, affiliates of Scotia Capital (USA) Inc., and Goldman Sachs Bank USA, an affiliate of Goldman, Sachs & Co., have provided us with the revolving credit facility in the amount of $350 million. Our revolving credit facility was negotiated on an arms' length basis and contains customary terms pursuant to which the lenders receive customary fees.

          In addition, HSBC Securities (USA) Inc. (an underwriter in this offering), its affiliate HSBC Bank USA, National Association, and the Bank of Nova Scotia, an affiliate of Scotia Capital (USA) Inc. (an underwriter in this offering), are agents or lenders under our term loan facility and each of these lenders will receive more than 5% of the net proceeds of this offering in connection with our repayment of the term loan. See "Use of Proceeds". Such underwriters are deemed to have a "conflict of interest" under FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Pursuant to that rule, the appointment of a "qualified independent underwriter" (as such term is defined in FINRA Rule 5121) is not necessary in connection with this offering as Goldman, Sachs & Co., the member primarily responsible for managing the public offering, does not have a conflict of interest, is not an affiliate of any member that has a conflict of interest, and meets the requirements of paragraph (f)(12)(E) of FINRA Rule 5121. Neither HSBC Securities (USA) Inc. nor Scotia Capital (USA) Inc. will confirm sales of notes to any account over which they exercise discretionary authority without the prior written approval of the customer.

          In the ordinary course of their various business activities, the underwriters and their respective affiliates have made or held, and may in the future make or hold, a broad array of investments including serving as counterparties to certain derivative and hedging arrangements, and may have actively traded, and, in the future may actively trade, debt and equity securities (or related derivative securities), and financial instruments (including bank loans) for their own account and for the accounts of their customers and may have in the past and at any time in the future hold long and short positions in such securities and instruments. Such investment and securities activities may have involved, and in the future may involve, our securities and instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

          The following is a summary of material U.S. federal income tax considerations of the ownership, conversion and disposition of the notes and of the ownership and disposition of common stock into which the notes are convertible. This summary is based upon provisions of the Internal Revenue Code of 1986, or the "Code", applicable regulations, administrative rulings and judicial decisions in effect as of the date of this prospectus supplement, any of which may subsequently be changed, possibly retroactively, or interpreted differently by the Internal Revenue Service, or the "IRS", so as to result in U.S. federal income tax consequences different from those discussed below. Except where noted, this summary deals only with a note held as a capital asset by a beneficial owner who purchases the note on original issuance at the first price, which we refer to as the "issue price", at which a substantial portion of the notes is sold for cash to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. This summary does not address all aspects of U.S. federal income taxes and does not deal with all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as:

  •
  tax consequences to dealers in securities or currencies, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies and traders in securities that elect to use a mark-to-market method of accounting for their securities;

  •
  tax consequences to persons holding notes or shares of our common stock as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

  •
  tax consequences to U.S. holders, as defined below, whose "functional currency" is not the U.S. dollar;

  •
  tax consequences to entities treated as partnerships for U.S. federal income tax purposes and investors therein;

  •
  tax consequences to certain former citizens or residents of the United States;

  •
  alternative minimum tax consequences, if any;

  •
  any state, local or foreign tax consequences; and

  •
  estate or gift taxes.

          If an entity that is treated as a partnership for U.S. federal income tax purposes holds notes or our common stock, the tax treatment of a partner or member generally will depend upon the status of the partner or member and the activities of the entity. If you are a partner or member in such an entity, you should consult your tax advisors.

          If you are considering the purchase of notes, you should consult your tax advisors concerning the U.S. federal income tax consequences to you in light of your own specific situation, as well as consequences arising under the U.S. federal estate or gift tax laws or under the laws of any other taxing jurisdiction.

          In this discussion, we use the term "U.S. holder" to refer to a beneficial owner of notes or common stock that is, for U.S. federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust, if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

          We use the term "non-U.S. holder" to describe a beneficial owner of notes or common stock that is neither a U.S. holder nor a partnership or other entity that is treated as a partnership for U.S. federal income tax purposes.

          YOU SHOULD CONSULT WITH YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME, FRANCHISE, PERSONAL PROPERTY AND ANY OTHER TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF THE NOTES.

          This discussion regarding United States federal income tax laws assumes that the notes will be issued, and transfers thereof and payments thereon will be made, in accordance with the indenture.

Taxation of U.S. Holders

The Notes

  Interest Income

          It is anticipated, and this discussion assumes, that the notes will be issued with no more than a de minimis amount (as set forth in the applicable Treasury Regulations) of original issue discount. In such case, interest paid on the notes generally will be taxable to a U.S. holder as ordinary interest income at the time such payments are accrued or received (in accordance with the holder's regular method of tax accounting). If, however, the notes are issued for an amount less than the principal amount and the difference is more than a de minimis amount, a U.S. holder will be required to include the difference in income as original issue discount as it accrues in accordance with a constant-yield method, based on compounding of interest before the receipt of cash attributable to this income.

  Possible Application of Rules Governing Contingent Payment Debt Instruments

          The terms of the notes provide for payments in excess of stated interest and principal under certain circumstances. Under applicable Treasury Regulations, the possibility that certain payments in excess of stated interest and principal will be made will not cause the notes to be treated as "contingent payment debt instruments" (which are subject to special rules, as described below), if there is only a remote likelihood as of the issue date of the notes that these payments will be made, or if the amounts thereof are considered incidental. We intend to take the position that, as of the issue date of the notes, the likelihood that we will pay these excess amounts is remote or these amounts are incidental, and therefore that the notes will not be considered contingent payment debt instruments. Our position is binding on holders unless a holder discloses that it is taking a contrary position in the manner required by applicable Treasury Regulations. Our position is not, however, binding on the IRS and if the IRS were to challenge this position, a holder might be required to use the accrual method, even if it was otherwise a cash method taxpayer, to accrue income on the notes in excess of the stated interest on the notes and to treat as ordinary income rather than capital gain any income that you realize on the taxable disposition of a note. The remainder of this discussion assumes that the notes will not be considered contingent payment debt instruments.

  Receipt of Common Stock, Cash or a Combination Thereof Upon Conversion of the Notes

          A U.S. holder will generally not recognize gain or loss upon the conversion of a note solely into our common stock (except with respect to cash received in lieu of a fractional share, which will be treated as described below, and with respect to the fair market value of common stock, if any, attributable to accrued interest, which will be treated as a payment of interest described above). A U.S. holder's tax basis in our common stock received on conversion of a note (other than common stock attributable to accrued interest, the tax basis of which would equal the fair market value of the common stock received) will be the same as the U.S. holder's adjusted tax basis in the note at the time of conversion (exclusive of any tax basis allocable to a fractional share). The holding period for our common stock received on conversion will include the holding period of the converted note, except that the holding period of any common stock received with respect to accrued interest would commence on the day after the date of receipt. Cash received in lieu of a fractional share upon conversion of a note will be treated as a payment in exchange for the fractional share. Accordingly, the receipt of cash in lieu of a fractional share will generally result in capital gain or loss, if any, measured by the difference between the cash received for the fractional share and the U.S. holder's adjusted tax basis in the fractional share.

          In the event a note is converted solely into cash, a U.S. holder will recognize gain or loss in the same manner as if the U.S. holder had disposed of the notes in a taxable disposition (as described below under "— Sale, Exchange, Redemption, Repurchase of the Notes or Conversion of the Notes for Cash").

          In the event a note is converted into cash and our common stock and the note is a "security" for U.S. federal income tax purposes, the conversion would generally be treated as a recapitalization for U.S. federal income tax purposes, in which case a U.S. holder of a note will recognize gain to the extent of the lesser of the cash received (other than cash attributable to accrued interest, which will be treated as described under "— Interest Income" above, or cash received in lieu of a fractional share) or the amount of gain realized (i.e., the fair market value of the common stock and cash received (other than amounts attributable to accrued interest) minus the U.S. holder's adjusted tax basis in the converted notes), and no loss will be allowed. In such case, the U.S. holder's aggregate tax basis in the common stock received (other than any stock received with respect to accrued interest but including any basis allocable to a fractional share) will equal the holder's adjusted tax basis in the note converted, increased by the amount of gain recognized (other than with respect to a fractional share) and decreased by the amount of cash received (other than cash received in respect of accrued interest or a fractional share). The amount of gain or loss recognized on the receipt of cash in lieu of a fractional share is equal to the difference between the amount of cash the U.S. holder receives in respect of the fractional share and the portion of the U.S. holder's tax basis in the note that is allocable to the fractional share based on the relative fair market values of the common stock received upon the conversion and the fractional share.

          For purposes of the foregoing, an instrument generally is a "security" if, based on all the facts and circumstances, the instrument constitutes a meaningful investment in the issuer of the instrument. Although there are a number of factors that may affect the determination of whether a debt instrument is a "security", one of the most important factors is the original term to maturity of the instrument. The applicable tax authorities indicate that a debt instrument with an original term to maturity of ten years or more is likely to be considered a security, while a debt instrument with an original term to maturity of less than five years is likely not to be considered a security. The notes are seven year obligations and it is not certain under applicable tax authorities whether the notes would be considered securities for U.S. federal income tax purposes, and holders are encouraged to consult their tax advisors regarding that determination.

          If the note is not a security or the conversion is otherwise not treated as a recapitalization, the U.S. federal income tax consequences are not certain. In the absence of direct authority, a U.S. holder could take the position that the cash payment received on conversion constitutes proceeds from a sale of a portion of the note, in which case the tax basis in the note would be allocated pro rata between the common stock and cash received, in accordance with their fair market values. Under this characterization gain or loss would be recognized to the extent of the difference between the cash received and the adjusted tax basis of the portion of the note exchanged for cash, and the remaining portion of the note would be deemed to be exchanged for the common stock received. No gain or loss would be recognized on the receipt of our common stock, and the tax basis and holding period of the common stock received would be the same as the adjusted tax basis and holding period in the portion of the note exchanged therefor. Gain or loss recognized would be long-term capital gain or loss if the U.S. holder has held the note for more than one year. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gains are generally eligible for a reduced rate of U.S. federal income taxation. The deductibility of capital losses is subject to certain limitations under the Code. Alternatively, it is possible that the conversion could be treated as a taxable exchange pursuant to which the holder would recognize gain or loss equal to the difference between the value of the cash and common stock received and the adjusted tax basis in the notes exchanged therefor. U.S. holders should consult their tax advisors concerning the classification of the notes as securities and the tax treatment to them upon a conversion of the notes into our common stock and cash.

  Constructive Distributions

          The conversion rate of the notes will be adjusted in certain circumstances, as described in "Description of the Notes — Conversion Rights — Conversion Rate Adjustments". Adjustments (or failures to make adjustments) that have the effect of increasing a U.S. holder's proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution to a U.S. holder for U.S. federal income tax purposes. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that have the effect of preventing the dilution of the interest of the holders of the notes, however, will generally not be considered to result in a deemed distribution to a U.S. holder. Certain of the possible conversion rate adjustments provided in the notes (including, without limitation, adjustments in respect of taxable dividends to holders of our common stock in excess of the initial dividend threshold, adjustments to the conversion rate upon a business combination, and the right to receive additional shares as a result of a redemption or a make-whole fundamental change) may not qualify as being pursuant to a bona fide reasonable adjustment formula. If such an adjustment is made and it does not so qualify, a U.S. holder generally will be deemed to have received a distribution even if the U.S. holder has not received any cash or property as a result of such adjustment. Any deemed distributions will be taxable as a dividend, return of capital, or capital gain in accordance with the description below under "— Common Stock — Distributions". It is not clear whether a constructive dividend deemed paid to a U.S. holder would be eligible for the preferential rates of U.S. federal income tax applicable in respect of certain dividends received. It is also unclear whether corporate holders would be entitled to claim the dividends received deduction with respect to any such constructive dividends. Because a constructive dividend deemed received by a U.S. holder would not give rise to any cash from which any applicable withholding could be satisfied, any backup withholding on a constructive distribution may apply to subsequent payments of cash and common stock made on the notes (or, in certain circumstances, any payments on the common stock). See "— Information Reporting and Backup Withholding" below.

  Sale, Exchange, Redemption, Repurchase of the Notes or Conversion of the Notes for Cash

          A U.S. holder will generally recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange (other than by exercise of the conversion privilege entirely for common stock or for cash and common stock), conversion entirely for cash, redemption, repurchase by us or other disposition of a note (except to the extent the amount realized is attributable to accrued interest not previously included in income, which will be taxable as ordinary interest income) and the holder's adjusted tax basis in such note. A holder's adjusted tax basis in the note generally will be the initial purchase price for such note less any principal payments received by the holder. Any gain or loss recognized on a taxable disposition of the note will be capital gain or loss. If, at the time of the sale, exchange, redemption, repurchase or other taxable disposition of the note, a U.S. holder is treated as holding the note for more than one year, such capital gain or loss will be a long-term capital gain or loss. Otherwise, such capital gain or loss will be a short-term capital gain or loss. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gains are generally eligible for a reduced rate of U.S. federal income taxation. A U.S. holder's ability to deduct capital losses may be limited.

Common Stock

  Distributions

          If a U.S. holder receives shares of our common stock upon a conversion of the notes, distributions made in respect of our common stock will be equal to the amount of cash and the fair market value, on the date of distribution, of any property distributed. Generally, distributions will be treated as a dividend, subject to tax as ordinary income, to the extent of our current or accumulated earnings and profits, as determined under United States federal income tax principles, then as a tax-free return of capital to the extent of a holder's tax basis in the common stock and thereafter as gain from the sale or exchange of such common stock as described below. With respect to dividends received by individuals, for taxable years beginning before January 1, 2013, such dividends may be taxed at the lower applicable long-term capital gains rates, if certain requirements are satisfied. Dividends received by a corporation may be eligible for a dividends received deduction, subject to applicable limitations.

  Sale or Exchange of Common Stock

          Upon the sale, exchange or other disposition of common stock, a holder generally will recognize capital gain or loss equal to the difference between (1) the amount of cash and the fair market value of any property received upon the sale or exchange and (2) such holder's adjusted tax basis in the common stock. A U.S. holder's tax basis in our common stock will be computed as described above under "— Receipt of Common Stock, Cash or a Combination Thereof Upon Conversion of the Notes". Such capital gain or loss will be long-term capital gain or loss if a U.S. holder's holding period in our common stock is more than one year at the time of the taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. holders (including individuals) generally are eligible for a reduced rate of U.S. federal income taxation. The deductibility of capital losses is subject to limitations.

Medicare Tax on Unearned Income

          The Health Care and Reconciliation Act of 2010 requires certain U.S. holders that are individuals, estates or trusts to pay an additional 3.8% tax on "net investment income", which includes, among other things, dividends on and gains from the sale or other disposition of our common stock and interest on and gains from the sale or other disposition of notes, effective for taxable years beginning after December 31, 2012. U.S. holders should consult their tax advisors regarding this legislation.

Information Reporting and Backup Withholding

          Information reporting requirements generally will apply to interest on the notes and dividends on shares of our common stock and the proceeds of a sale of a note or share of our common stock paid to a U.S. holder unless the U.S. holder is an exempt recipient (such as a corporation). Backup withholding will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder's U.S. federal income tax liability provided the required information is furnished timely to the IRS.

Taxation of Non-U.S. Holders

The Notes and Common Stock

  Payments of Interest

          The 30% U.S. federal withholding tax will not be applied to any payment of interest on a note to a non-U.S. holder provided that:

  •
  interest paid on the note is not effectively connected with the non-U.S. holder's conduct of a trade or business in the United States;

  •
  the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of section 871(h)(3) of the Code;

  •
  the non-U.S. holder is not a controlled foreign corporation that is related to us (actually or constructively) through stock ownership; and

  •
  the non-U.S. holder provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W-8BEN or other applicable form) or (2) the non-U.S. holder holds the notes through certain foreign intermediaries or certain foreign partnerships, and the non-U.S. holder and the foreign intermediary or foreign partnership satisfies the certification requirements of applicable Treasury Regulations.

          If a non-U.S. holder cannot satisfy the requirements described above, payments of interest will be subject to the 30% U.S. federal withholding tax, unless the non-U.S. holder provides us with a properly executed (1) IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States. If a non-U.S. holder is engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment, then, although the non-U.S. holder will be exempt from the 30% withholding tax provided the certification requirements discussed above are satisfied, the non-U.S. holder will be subject to U.S. federal income tax on that interest on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lower rate under an applicable income tax treaty) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.

  Dividends and Constructive Distributions

          Any dividends paid to a non-U.S. holder with respect to the shares of our common stock (and any deemed dividends resulting from certain adjustments, or failure to make adjustments, to the conversion rate, see "— Taxation of U.S. Holders — The Notes — Constructive Distributions" above) will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business within the United States and, where a tax treaty applies, are attributable to a U.S. permanent establishment, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lower rate under an applicable income tax treaty). Certain certification requirements must be complied with in order for effectively connected income to be exempt from withholding. Because a constructive dividend deemed received by a non-U.S. holder would not give rise to any cash from which any applicable withholding tax could be satisfied, withholding tax on a constructive distribution may be withheld from subsequent payments of cash and our common stock made on the notes (or, in certain circumstances, from payments on our common stock).

          Section 871(m) of the Code imposes a 30 percent (or a lower rate under an applicable treaty) withholding tax on "dividend equivalents" paid to non-U.S. persons. The U.S. Treasury Department and the IRS recently released proposed regulations that, when finalized, may apply the withholding requirements of Section 871(m) to instruments such as the notes. It is possible that we (or other paying agents) will be required to withhold on amounts with respect to the notes to the extent the conversion rate is adjusted as a result of a dividend paid on our common stock, or potentially in the absence of an adjustment, and that the regulations, when finalized, will be applied retroactively to dividend equivalents previously deemed paid. The amount and timing of any withholding tax imposed under Section 871(m) may differ from the general withholding required on dividends and deemed dividends as described above. If withholding under Section 871(m) is so required, we will not be required to pay any additional amounts with respect to amounts so withheld. Non-U.S. holders are urged to consult their tax advisors about the potential application of these rules to an investment in the notes.

          A non-U.S. holder of shares of our common stock who wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification and other requirements. If a non-U.S. holder is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, it may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

  Sale, Certain Redemptions, Conversion or Other Taxable Dispositions of Notes or Shares of Common Stock

          Gain recognized by a non-U.S. holder on the sale, certain redemptions or other taxable disposition of our common stock or a note, including upon the conversion of a note into cash or into a combination of cash and common stock, will not be subject to U.S. federal income tax unless:

  •
  that gain is effectively connected with a non-U.S. holder's conduct of a trade or business in the United States (and, if required by an applicable income treaty, is attributable to a U.S. permanent establishment);

  •
  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met; or

  •
  we are or have been a "United States real property holding corporation", or USRPHC, for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of a non-U.S. holder's disposition of our common stock or a note and the period that a non-U.S. holder held our common stock or a note and certain other conditions are met.

          If a non-U.S. holder is an individual or foreign corporation described in the first bullet point above, it will be subject to tax on the net gain derived from the sale, redemption, conversion or other taxable disposition under regular graduated U.S. federal income tax rates and in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a foreign corporation that falls under the first bullet point above, it may be subject to the branch profits tax equal to 30% (or lesser rate as may be specified under an applicable income tax treaty). If a non-U.S. holder is eligible for the benefits of a tax treaty between the United States and its country of residence, any such gain will be subject to U.S. federal income tax in the manner specified by the treaty and generally will only be subject to such tax if such gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States. To claim the benefit of a treaty, a non-U.S. holder must properly submit an IRS Form W-8BEN (or suitable successor or substitute form).

          If a non-U.S. holder is an individual described in the second bullet point above, such holder will be subject to a flat 30% tax on the gain derived from the sale, redemption, conversion or other taxable disposition, which may be offset by U.S. source capital losses, even though such holder is not considered a resident of the United States. Any of our common stock which a non-U.S. holder receives on the conversion of a note that is attributable to accrued interest will be subject to U.S. federal income tax in accordance with the rules for taxation of interest described above under "— Payments of Interest".

          If we are USPRHC as described in the third bullet point above, a non-U.S. holder would be taxed on a net income basis in the same manner as a non-U.S. holder described in the first bullet point above if certain other conditions are met. Generally, a corporation is a USRPHC if the fair market value of its "United States real property interests" equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Because of our ownership of substantial royalty interests in natural resources assets in the United States, it is possible that we are, or may become, a USRPHC. Notwithstanding the foregoing, so long as our common stock continues to be regularly traded on an established securities market, non-U.S. holders who have never, directly or indirectly, beneficially owned more than (i) 5% of our common stock, (ii) 5% of the notes, or (iii) notes with a value greater than 5% of our common stock (as of the latest date any such notes were acquired), generally will not be subject to U.S. federal income tax on any gain realized on the sale, exchange or redemption of our notes or common stock solely because we are or have been a USRPHC.

  Conversion of Notes

          The rules regarding the recognition of interest, gain or loss applicable to a U.S. holder described above under the section entitled "— Taxation of U.S. Holders — Receipt of Common Stock, Cash or a Combination Thereof Upon Conversion of the Notes" generally will determine the amount of interest income and gain recognized by a non-U.S. holder upon the conversion of notes. Any such interest income will be subject to tax in the manner described above under the section entitled "— Payments of Interest", and any such gain generally would be subject to the rules described above in the section entitled "— Sale, Certain Redemptions, Conversion or Other Taxable Disposition of the Notes or Common Stock."

  Information Reporting and Backup Withholding

          Generally, we must report annually to the IRS and to non-U.S. holders the amount of interest and dividends paid to non-U.S. holders and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest, dividends and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty.

          In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest or dividends that we make, provided the statement described above in the last bullet point under "— Payments of Interest" has been received and we do not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, that is not an exempt recipient. In addition, a non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of a note or share of our common stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the statement described above has been received, and the payor does not have actual knowledge or reason to know that a holder is a U.S. person, as defined under the Code, that is not an exempt recipient, or the non-U.S. holder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder's U.S. federal income tax liability provided the required information is furnished timely to the IRS.

Foreign Account Tax Compliance Act

          On February 8, 2012, the United States Treasury Department issued proposed regulations relating to the Foreign Account Tax Compliance Act or "FATCA", which was enacted in March of 2010. As a general matter, FATCA imposes a 30% withholding tax on interest and dividends on, and gross proceeds from the sale or other disposition of, our notes or common stock if paid to a foreign entity (whether such foreign entity is the beneficial owner or an intermediary) unless (i) if the foreign entity is a "foreign financial institution", the foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a "foreign financial institution", the foreign entity identifies certain of its U.S. investors, or (iii) the foreign entity is otherwise excepted under FATCA. Under the proposed regulations, withholding is required (i) with respect to dividends on our common stock beginning on January 1, 2014, and (ii) with respect to gross proceeds from a sale or other disposition of our common stock that occurs on or after January 1, 2015. While the notes will be issued after the grandfather date in FATCA, under the proposed regulations debt instruments, such as the notes (but not our common stock), issued prior to January 1, 2013 will be exempt from these rules.

          Notwithstanding the foregoing, the proposed regulations will not be effective until issued in final form. There can be no assurance either as to when final regulations relating to FATCA will be issued or as to the particular form that those final regulations might take. If withholding is required under FATCA on a payment related to our notes or common stock, investors that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) on such payment generally will be subject to FATCA withholding and, even if an exception or reduction continues to apply, will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of amounts withheld under FATCA. Prospective investors should consult their tax advisors regarding the effect of FATCA in their particular circumstances.

LEGAL MATTERS

          The validity of the notes being offered hereby is being passed upon for us by Hogan Lovells US LLP, Denver, Colorado. Cleary Gottlieb Steen & Hamilton LLP, New York, New York, will pass upon certain legal matters for the underwriters.

EXPERTS

          The consolidated financial statements of Royal Gold, Inc. as of June 30, 2011 and for the year then ended, appearing in Royal Gold, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2011, and the effectiveness of Royal Gold, Inc.'s internal control over financial reporting as of June 30, 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

          The financial statements as of June 30, 2010 and for each of the two years in the period ended June 30, 2010 incorporated in this prospectus supplement and the accompanying prospectus by reference to Royal Gold's Annual Report on Form 10-K for the year ended June 30, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

          We have filed with the SEC a "shelf" registration statement on Form S-3 relating to the securities that are offered by this prospectus supplement. This prospectus supplement together with the accompanying prospectus do not contain all of the information contained in the registration statement and the exhibits to the registration statement. We strongly encourage you to read carefully the registration statement and the exhibits to the registration statement.

          Any statement made in this prospectus supplement or the accompanying prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, then you should read the exhibit for a more complete understanding of the document or matter involved.

          We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any other document we file at the following SEC public reference room:

Judiciary Plaza
100 F Street, NE, Room 1580
Washington D.C. 20549

          You may obtain information on the operation of the public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. We file information electronically with the SEC. Our SEC filings are available from the SEC's Internet site at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically. You may read and copy our SEC filings and other information at the NASDAQ Global Select Market at 1735 K Street, NW, Washington, D.C. 20006. You may also find our SEC filings under "Investor Relations" on our website at www.royalgold.com. The information on our website in not a part of this prospectus supplement or the accompanying prospectus.

 INCORPORATION OF DOCUMENTS BY REFERENCE

          The SEC allows us to "incorporate by reference" the documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any portions of the respective filings that were furnished, rather than filed, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K (including exhibits related thereto) or other applicable SEC rules, until the offering of our securities under this prospectus supplement is completed or withdrawn:

  (1)
  our Annual Report on Form 10-K for the fiscal year ended June 30, 2011, filed on August 18, 2011, including portions of our Proxy Statement for the 2011 annual meeting of stockholders, filed on October 7, 2011, to the extent specifically incorporated by reference therein;

  (2)
  our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2011 (filed on November 3, 2011), December 31, 2011 (filed on February 2, 2012) and March 31, 2012 (filed on May 5, 2012);

  (3)
  our Current Reports on Form 8-K as filed on August 24, 2011, August 30, 2011, November 16, 2011, November 21, 2011, December 8, 2011, December 15, 2011, December 28, 2011, January 12, 2012, March 14, 2012, May 3, 2012 (Item 8.01 and Exhibit 99.2 only), May 24, 2012, May 29, 2012, June 1, 2012 and June 13, 2012.

          We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus supplement. To request a copy of any or all of these documents, you should write or telephone us at: Investor Relations, Royal Gold, Inc., 1660 Wynkoop Street, Suite 1000, Denver, CO 80202, (303) 573-1660.

PROSPECTUS

Debt Securities

Preferred Stock

Common Stock

Warrants

Depositary Shares

        Royal Gold, Inc. may, in one or more offerings, offer and sell from time to time:

  •
  debt securities consisting of senior or subordinated notes and debentures and which may include terms by which they may be converted or exchanged for common stock, preferred stock or other securities;

  •
  shares of common stock, par value $0.01 per share; shares of preferred stock, par value $0.01, in one or more series, which may include terms by which they may be converted into or exchanged for debt securities or common stock;

  •
  warrants to purchase debt securities, preferred stock, common stock or other securities;

  •
  or depositary shares.

        In addition, this prospectus may be used by selling securityholders to offer these securities. This prospectus describes only the general terms of these securities and the general manner in which we will offer the securities. We, or the selling securityholders, will provide you with the specific terms of the particular securities being offered in supplements to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and each related prospectus supplement carefully before you make an investment decision. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

        The securities may be offered and sold by us or the selling securityholders to or through one or more underwriters, dealers or agents or directly to purchasers on a continuous or delayed basis. For more detailed information, see "Plan of Distribution" beginning on page 33 of this prospectus. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by selling securityholders.

        Royal Gold's common stock is traded on the NASDAQ Global Select Market under the symbol "RGLD" and on the Toronto Stock Exchange under the symbol "RGL." The mailing address of our principal executive offices is 1660 Wynkoop Street, Suite 1000, Denver, Colorado 80202 and our telephone number is (303) 573-1660.

        Investing in our securities involves risks. See "Risk Factors" beginning on page 7 of this prospectus and in documents Royal Gold files with the Securities and Exchange Commission that are incorporated in this prospectus by reference for certain risks and uncertainties relating to an investment in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated December 22 , 2011.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") utilizing an automatic "shelf" registration process. Under this shelf registration process, we may sell different types of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we and the selling securityholders may offer. Each time we or the selling securityholders sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering and the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings "Where You Can Find More Information" and "Incorporation by Reference."

        This prospectus contains summaries of certain provisions contained in some of the contracts, agreements or other documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section entitled "Where You Can Find More Information."

        Unless we otherwise indicate or unless the context requires, all references in this prospectus to:

  •
  "Royal Gold," the "Company," "we," "us" and "our" refer to Royal Gold, Inc., except where the context otherwise requires or as otherwise indicated in this prospectus;

  •
  "common stock" means our common stock, par value $0.01 per share;

  •
  "securities" means the debt securities, common stock, preferred stock, warrants and depositary shares described in this prospectus; and

  •
  "royalties," royalty" and "royalty interests" refer to royalties, gold or silver stream interests, and other similar interests.

        The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus or any prospectus supplement. Neither we nor the selling securityholders have authorized any dealer, salesman or other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor the selling securityholders are making an offer of any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference, is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a "shelf" registration statement on Form S-3 relating to the securities that may be offered by this prospectus. This prospectus is part of the registration statement and does not contain all the information contained in the registration statement and the exhibits to the registration statement. We strongly encourage you to read carefully the registration statement and the exhibits to the registration statement.

        In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any other document we file at the following SEC public reference room:

Judiciary Plaza
100 F Street, NE, Room 1580,
Washington D.C. 20549

        You may obtain information on the operation of the public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. We file information electronically with the SEC. Our SEC filings are available from the SEC's Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may read and copy our SEC filings and other information at the NASDAQ Global Select Market at 1735 K Street, NW, Washington, D.C. 20006. You may also find our SEC filings under "Investor Relations" on our website at www.royalgold.com. The information on our website is not a part of this prospectus or any prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and those documents that are filed after the date of this prospectus and prior to the sale of securities to you pursuant to this prospectus will be considered a part of this prospectus. Information that we file later with the SEC will automatically update and supersede the previously filed information and the information contained in this prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than any portions of the respective filings that were furnished, rather than filed, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K (including exhibits related thereto) or other applicable SEC rules, prior to the termination or completion of the offerings under this prospectus:

  •
  our Annual Report on Form 10-K for the fiscal year ended June 30, 2011, filed on August 18, 2011, including portions of our Proxy Statement for the 2011 annual meeting of stockholders, filed on October 7, 2011, to the extent specifically incorporated by reference therein;

  •
  our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, filed on November 3, 2011; and

  •
  our Current Reports on Form 8-K as filed on August 24, 2011, August 30, 2011, November 16, 2011, November 21, 2011, December 8, 2011 and December 15, 2011.

        We make available free of charge through our Internet website at http://www.royalgold.com our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our Internet website is not a part of this prospectus or any prospectus supplement. We will provide a copy of the documents we incorporate herein by reference, at no cost, to any person who receives this prospectus. You may request a copy of any or all of these documents by writing or telephoning us at:

Royal Gold, Inc.
1660 Wynkoop Street, Suite 1000
Denver, CO 80202
Attn: Investor Relations
Telephone: (303) 573-1660

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

        This prospectus, any prospectus supplement and the documents incorporated herein by reference contain or will contain certain references to future expectations and other forward-looking statements and information relating to us or to properties operated by others that are based on our beliefs and assumptions or those of management of the companies that operate properties on which we have royalties, as well as information currently available to us. Such forward-looking statements include statements regarding projected production and reserves received from the operators of properties where we hold royalties. Additional written or oral forward-looking statements may be made by us from time to time in filings with the SEC or otherwise. Words such as "may," "could," "should," "would," "believe," "estimate," "expect," "anticipate," "plan," "forecast," "potential," "intend," "continue," "project" and variations of these words, comparable words and similar expressions generally indicate forward-looking statements, which speak only as of the date the statement is made. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933 (the "Securities Act") and Section 21E of the Exchange Act. Forward-looking statements inherently involve risks and uncertainties, some of which cannot be predicted or quantified. Do not unduly rely on forward-looking statements. Actual results may differ materially from those expressed or implied by these forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, among others:

  •
  changes in gold and other metals prices on which our royalties are paid or prices associated with the primary metals mined at properties where we hold interests;

  •
  the production at or performance of properties where we hold interests;

  •
  decisions and activities of the operators of properties where we hold interests;

  •
  the ability of operators to bring projects into production and operate in accordance with feasibility studies;

  •
  liquidity or other problems our operators may encounter;

  •
  unanticipated grade and geological, metallurgical, processing or other problems at the properties where we hold interests;

  •
  environmental risks associated with the exploration, development and operation of mineral properties and mines;

  •
  mine operating and ore processing facility problems, pit wall or tailings dam failures, natural catastrophes such as floods or earthquakes and access to raw materials, water and power;

  •
  changes in project parameters as plans of the operators of properties where we hold interests are refined;

  •
  changes in estimates of reserves and mineralization by the operators of properties where we hold interests;

  •
  contests to our royalties and title and other defects to the properties where we hold interests;

  •
  economic and market conditions;

  •
  future financial needs;

  •
  federal, state and foreign legislation governing us or the operators of properties where we hold interests;

  •
  the availability of royalties for acquisition or other acquisition opportunities and the availability of debt or equity financing necessary to complete such acquisitions;

  •
  our ability to make accurate assumptions regarding the valuation, timing and amount of royalty payments when making acquisitions;

  •
  risks associated with conducting business in foreign countries, including application of foreign laws to contract and other disputes, environmental and permitting laws, community unrest and labor disputes, enforcement and uncertain political and economic environments;

  •
  risks associated with issuances of additional common stock or incurrence of indebtedness in connection with acquisitions or otherwise;

  •
  acquisition and maintenance of permits and authorizations, completion of construction and commencement and continuation of production at the properties where we hold interests;

  •
  changes in our practice of paying dividends;

  •
  failure to maintain adequate internal controls;

  •
  provisions of Delaware law, our certificate of incorporation or our by-laws delaying or preventing a change in control of our company;

  •
  changes in management and key employees; and

  •
  failure to complete future acquisitions;

as well as other factors described elsewhere in this prospectus, any prospectus supplement, our Annual Report on Form 10-K for the fiscal year ended June 30, 2011 (filed on August 18, 2011), our Quarterly Report on Form 10-Q for the period ended September 30, 2011 (filed on November 3, 2011) and in future filings we make with the SEC. Most of these factors are beyond our ability to predict or control. Future events and actual results could differ materially from those set forth in, contemplated by or underlying the forward-looking statements. Forward-looking statements speak only as of the date on which they are made. We disclaim any obligation to update any forward-looking statements made herein, except as required by law. Readers are cautioned not to put undue reliance on forward-looking statements.

THE COMPANY

        Royal Gold, together with its subsidiaries, is engaged in the business of acquiring and managing precious metals royalties. Royalties are passive (non-operating) interests in mining projects that provide the right to revenue or metals produced from the project after deducting specified costs, if any. Royal Gold seeks to acquire existing royalties or to finance projects that are in production or development stage in exchange for royalty interests. As of September 30, 2011, the Company owned royalties on 37 producing properties, 22 development stage properties and 127 exploration stage properties, of which the Company considers 39 to be evaluation stage projects. The Company uses "evaluation stage" to describe exploration stage properties that contain mineralized material and on which operators are engaged in the search for reserves. Royal Gold does not conduct mining operations nor is it required to contribute to capital costs, exploration costs, environmental costs or other mining, processing or other operating costs on the properties on which Royal Gold holds royalty interests. During the quarter ended September 30, 2011, Royal Gold derived approximately 76% of its royalty revenue from precious metals (including 70% from gold and 6% from silver), 11% from copper and 9% from nickel. Royal Gold has achieved record revenue for each of the past five fiscal years, and increased revenue 59% from the fiscal year ended June 30, 2010 to the fiscal year ended June 30, 2011.

        Our financial results are tied primarily to the price of gold and, to a lesser extent, the price of silver, copper and nickel, together with the amounts of production at the mines on which we hold producing stage royalty interests. The price of gold, silver, copper, nickel and other metals have fluctuated widely in recent years. The marketability and the price of metals are influenced by numerous factors beyond the control of the Company and declines in the price of gold, silver, copper or nickel could have a material and adverse effect on the Company's results of operations and financial condition.

        We are engaged in a continual review of opportunities to acquire existing royalties, to create new royalties through the financing of mine development or exploration, or to acquire companies that hold royalties. We have used both cash and our common stock in our acquisitions and we may issue additional amounts of common stock as consideration in acquisitions in the future. We currently, and generally at any time, have acquisition opportunities in various stages of active review, including, for example, our engagement of consultants and advisors to analyze particular opportunities, analysis of technical, financial and other confidential information, submission of indications of interest and participation in preliminary discussions or negotiations. At this time we cannot provide assurance that any of the possible transactions under review by us will be concluded successfully.

        Royal Gold's cornerstone producing royalties, as of September 30, 2011, were as follows:

  •
  the royalty interest on the gold produced from the Andacollo mine located in Chile and operated by Teck;

  •
  the royalty interest on all metals (principally gold, silver, lead and zinc) produced from the Peñasquito mine, covering both the oxide portion of the deposit and the sulfide portion of the deposit located in Zacatecas, Mexico, and operated by Goldcorp; and

  •
  the royalty interest on all metals (principally nickel, copper and cobalt) produced from the Voisey's Bay mine located in Newfoundland and Labrador, Canada, and operated by Vale.

        Royal Gold's cornerstone royalties on development properties, as of September 30, 2011, were as follows:

  •
  gold and copper royalty interest on the Pascua-Lama project located in Chile and operated by Barrick; and

  •
  the gold streaming interest on the Mt. Milligan gold and copper project located in British Columbia, Canada and operated by Thompson Creek.

        Royal Gold's principal producing royalties, as of September 30, 2011, were as follows:

  •
  the royalty interest on the copper and gold produced from the Robinson mine located in eastern Nevada and operated by QuadraFNX Mining Ltd.;

  •
  the royalty interests on the gold produced from the Cortez mine located in Nevada and operated by Barrick;

  •
  the royalty interest on the gold produced from the Leeville mine located in Nevada and operated by Newmont;

  •
  the royalty interest on the gold produced from the Mulatos mine located in Sonora, Mexico, and operated by Alamos Gold, Inc.;

  •
  the royalty interest on the gold and silver produced from the Wolverine project located in Yukon Territory, Canada, and operated by Yukon Zinc Corporation;

  •
  the royalty interest on the gold produced from the Canadian Malartic project located in Quebec, Canada, and operated by Osisko Mining Corporation;

  •
  the royalty interest on the gold produced from the Holt portion of the Holloway-Holt project located in Ontario, Canada, and operated by St Andrew Goldfields Ltd.;

  •
  the royalty interests on the gold and silver produced from the Dolores mine located in Chihuahua, Mexico, and operated by Minefinders Corporation, Ltd.; and

  •
  the royalty interest on the copper produced from the Las Cruces mine located in Spain, and operated by Inmet Mining Corporation.

        We were incorporated under the laws of the State of Delaware on January 5, 1981. Our principal executive offices are located at 1660 Wynkoop Street, Suite 1000, Denver, Colorado 80202. Our telephone number is (303) 573-1660. We maintain a website at http://www.royalgold.com. Information presented or accessed through our website is not incorporated into, or made a part of, this prospectus.

RISK FACTORS

        An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, as well as the other information included or incorporated by reference in this prospectus, before making an investment decision. Our business, financial condition, results of operations and cash flows could be materially adversely affected by any of these risks. The market or trading price of our securities could decline due to any of these risks. In addition, please read "Special Note About Forward-Looking Statements" in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations. Additional risks, including those that relate to any particular securities that we offer, will be included in the applicable prospectus supplement.

Risks Related to Our Business

We own passive interests in mining properties, and it is difficult or impossible for us to ensure properties are operated in our best interest.

        All of our current revenue is derived from royalties on properties operated by third parties. The holder of a royalty interest typically has no authority regarding the development or operation of a mineral property. Therefore, we are not in control of decisions regarding development or operation of any of the properties on which we hold a royalty interest, and we have limited or no legal rights to influence those decisions.

        Our strategy of having others operate properties on which we retain a royalty interest puts us generally at risk to the decisions of others regarding all operating matters, including permitting, feasibility analysis, mine design and operation, processing, plant and equipment matters and temporary or permanent suspension of operations, among others. These decisions are likely to be motivated by the best interests of the operator rather than to maximize royalty payments to us. Although we attempt to secure contractual rights, such as audit or access rights when we create new royalties, that will permit us to protect our interests, there can be no assurance that such rights will always be available or sufficient, or that our efforts will be successful in achieving timely or favorable results or in affecting the operation of the properties in which we have royalty interests in ways that would be beneficial to our stockholders.

Volatility in gold, silver, copper, nickel and other metal prices may have an adverse impact on the value of our royalty interests and may reduce our royalty revenues. Certain of our royalty contracts have features that may amplify the negative effects of a drop in metals prices.

        The profitability of our royalty interests is directly related to the market price of gold, silver, copper, nickel and other metals. Market prices may fluctuate widely and are affected by numerous factors beyond the control of any mining company, including metal supply, industrial and jewelry fabrication and investment demand, expectations with respect to the rate of inflation, the relative strength of the dollar and other currencies, interest rates, gold purchases, sales and loans by central banks, forward sales by metal producers, global or regional political, economic or banking conditions, and a number of other factors. If gold, silver, copper, nickel and certain other metal prices drop dramatically, we might not be able to recover our initial investment in royalty interests or properties. Moreover, the selection of a property for exploration or development, the determination to construct a mine and place it into production, and the dedication of funds necessary to achieve such purposes are decisions that must be made long before the first revenues from production will be received. Price fluctuations between the time that decisions about exploration, development and construction are made and the commencement of production can have a material adverse effect on the economics of a mine and can eliminate or have a material adverse impact on the value of royalty interests.

        Furthermore, if the market price of gold, silver, copper, nickel or certain other metals declines, then our royalty revenues would also fall. Our sliding-scale royalties, such as Cortez, Holt, Mulatos, Wolverine and other properties, amplify this effect. When metal prices fall below certain thresholds in a sliding-scale royalty, a lower royalty rate is applied to production. In addition, certain of our royalty agreements, such as those relating to our interests in the Andacollo, Robinson, Peñasquito and Voisey's Bay properties, are based on the operator's concentrate sales to smelters, which include price adjustments between the operator and the smelter based on metals prices at a later date, typically three to five months. In such cases, our royalty payments from the operator include a component of these later adjustments, which can result in decreased royalty revenue in later periods if metals prices have fallen.

        Volatility in gold, silver, copper and nickel prices is demonstrated by the annual high and low prices for those metals from selected years during the past decade.

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  High and low gold prices per ounce, based on the London Bullion Market Association P.M. fix, have ranged from $293 to $256 in 2001, from $537 to $411 in 2005, from $1,212 to $810 in 2009, and from $1,895 to $1,319 year to date.

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  High and low silver prices per ounce, based on the London Bullion Market Association fix, have ranged from $4.82 to $4.07 in 2001, from $9.23 to $6.39 in 2005, from $19.18 to $10.51 in 2009, and from $48.70 to $26.68 year to date.

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  High and low copper prices per pound, based on the London Metal Exchange cash settlement price for Grade A copper, have ranged from $0.81 to $0.62 in 2001, from $2.08 to $1.44 in 2005, from $3.33 to $1.38 in 2009, and from $4.60 to $3.08 year to date.

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  High and low nickel prices per pound, based on the London Metal Exchange cash settlement price for nickel, have ranged from $3.40 to $1.97 in 2001, from $8.12 to $5.22 in 2005, from $9.31 to $4.25 in 2009, and from $13.17 to $7.68 year to date.

Our revenues are subject to operational and other risks faced by operators of our mining properties.

        Although we are not required to pay capital costs (except for transactions where we finance mine development) or operating costs, our financial results are indirectly subject to hazards and risks normally associated with developing and operating mining properties where we hold royalty interests. Some of these risks include:

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  insufficient ore reserves;

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  fluctuations in production costs incurred by operators or third parties that may impact the amount of reserves available to be mined, cause an operator to delay or curtail mining operations or render mining of ore uneconomical and cause an operator to close operations;

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  declines in the price of gold, silver, copper, nickel and other metals;

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  mine operating and ore processing facility problems;

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  economic downturns and operators' insufficient financing;

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  significant environmental and other regulatory permitting requirements and restrictions and any changes in those regulations;

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  challenges by non-mining interests to existing permits and mining rights, and to applications for permits and mining rights;

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  community unrest, labor disputes, strikes or work stoppages at mines;

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  geological problems;

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  pit wall or tailings dam failures or any underground stability issues;

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  natural catastrophes such as floods or earthquakes;

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  injury to persons, property or the environment;

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  the ability of the operators to maintain or increase production or to replace reserves as properties are mined; and

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  uncertain domestic and foreign political and economic environments.

        Operating cost increases can have a negative effect on the value of and income from our royalty interests by potentially causing an operator to curtail, delay or close operations at a mine site.

We depend on our operators for the calculation of royalty payments. We may not be able to detect errors and later payment calculations may call for retroactive adjustments.

        Our royalty payments are calculated by the operators of the properties on which we have royalties based on their reported production. Each operator's calculation of our royalty payments is subject to and dependent upon the adequacy and accuracy of its production and accounting functions, and, given the complex nature of mining and ownership of mining interests, errors may occur from time to time in the allocation of production and the various other calculations made by an operator. Any of these errors may render calculations of our royalty payments inaccurate. Certain royalty agreements require the operators to provide us with production and operating information that may, depending on the completeness and accuracy of such information, enable us to detect errors in the calculation of royalty payments that we receive. We do not, however, have the contractual right to receive production information for all of our royalty interests. As a result, our ability to detect royalty payment errors through our royalty monitoring program and its associated internal controls and procedures is limited, and the possibility exists that we will need to make retroactive royalty revenue adjustments. Some of our royalty contracts provide us the right to audit the operational calculations and production data for the associated royalty payments; however, such audits may occur many months following our recognition of the royalty revenue and may require us to adjust our royalty revenue in later periods, which could require us to restate our financial statements.

Development and operation of mines is very capital intensive and any inability of the operators of our royalty properties to meet liquidity needs, obtain financing or operate profitably could have material adverse effects on the value of and revenue from our royalty interests.

        The value of and revenue from our royalty interests may be materially adversely affected if commodity prices for metals on which we have royalties or which are the primary production at mines on which we have royalties decline significantly. The development and operation of mines is very capital intensive, and if operators of our royalty properties do not have the financial strength or sufficient credit or other financing capability to cover the costs of developing or operating a mine, the operator may curtail, delay or cease development or operations at a mine site. Operators' ability to raise and service significant, sufficient capital may be affected by, among other things, macroeconomic conditions, future gold, silver, copper, nickel and other metal prices, or a further dislocation in the U.S. or global financial markets as has been experienced in recent years. If any of the operators of the properties on which we have royalties suffer these material adverse effects, then our royalty interest and the value of and revenue from our royalty interests may be materially adversely affected. In addition, a continued economic downturn or credit crisis could adversely affect the ability of operators or us to obtain debt or equity financing for additional royalty acquisitions.

Acquired royalty interests, particularly on development stage properties, are subject to the risk that they may not produce anticipated royalty revenues.

        The royalty interests we acquire may not produce anticipated royalty revenues. The success of our royalty acquisitions is based on our ability to make accurate assumptions regarding the valuation, timing and amount of royalty payments, particularly with respect to acquisitions of royalties on development stage properties. If an operator does not bring a property into production and operate in accordance with feasibility studies, technical or reserve reports or other plans due to lack of capital, inexperience, unexpected problems, or otherwise, then the acquired royalty interest may not yield sufficient royalty revenues to be profitable. Furthermore, operators of development stage properties must obtain all necessary environmental permits and access to water, power and other raw materials needed to begin production, and there can be no assurance operators will be able to do so. The Pascua-Lama mining project in Chile and the Mt. Milligan mining project in Canada are among our cornerstone development stage royalty acquisitions. The failure of any of our cornerstone or principal royalty properties to produce anticipated royalty revenues may materially and adversely affect our financial condition, results of operations, cash flows and the other benefits we expect to achieve from the acquisition of the royalty interests. Further, as mines on which we have royalties or other interests mature, we can expect overall declines in production over the years unless operators are able to replace reserves that are mined through mine expansion or successful new exploration. There can be no assurance that the operators of our royalty properties will be able to maintain or increase production or replace reserves as they are mined.

Certain of our royalty interests are subject to payment or production caps or rights in favor of the operator or third parties that could reduce the revenues generated from the royalty assets.

        Some of our principal royalty interests are subject to limitations, such that the royalty will extinguish after threshold production is achieved or royalty payments at stated thresholds are made. For example, a portion of our royalty at Pascua-Lama and our royalty at Mulatos are subject to production caps. Furthermore, certain of our other royalty agreements contain rights that favor the operator or third parties. For example, Osisko, the operator of Canadian Malartic, one of our principal development properties, exercised its buy-down right that reduced our royalty interest from a 3% NSR to a 1.5% NSR in fiscal year 2011. Also, certain individuals from whom we purchased portions of our royalty interest at Pascua-Lama, another of our development properties, are entitled to one-time payments if the price of gold exceeds certain thresholds. If any of these thresholds are met or similar rights are exercised, our future royalty revenue could be reduced.

We may enter into acquisitions or other material royalty transactions at any time, including promptly after this offering.

        We are engaged in a continual review of opportunities to acquire existing royalties, to create new royalty interests through the financing of mining projects or to acquire companies that hold royalties. We currently, and generally at any time, have acquisition opportunities in various stages of active review, including, for example, our engagement of consultants and advisors to analyze particular opportunities, technical, financial and other confidential information, submission of indications of interest and participation in discussions or negotiations for acquisitions. We also often consider obtaining or providing debt commitments for acquisition financing. Any such acquisition could be material to us. We could issue common stock or incur additional indebtedness to fund our acquisitions. Issuances of common stock may dilute existing stockholders and reduce some or all of our financial measures on a per share basis.

        In addition, we may consider opportunities to restructure our royalties where we believe such restructuring would provide a long-term benefit to the Company, though such restructuring may reduce near-term revenues. We could enter into one or more acquisition or restructuring transactions at any time.

We may be unable to successfully acquire additional royalty interests at appropriate valuations.

        Our future success largely depends upon our ability to acquire royalty interests at appropriate valuations, including through royalties and corporate acquisitions, gold and silver streaming and other financing transactions. Most of our revenues are derived from royalty interests that we acquire or finance, rather than through exploration of properties. There can be no assurance that we will be able to identify and complete the acquisition of such royalty interests or businesses that own desired interests, at reasonable prices or on favorable terms, or, if necessary, that we will have, or be able to obtain, sufficient financing on reasonable terms to complete such acquisitions. In addition, we face competition in the acquisition of royalty interests. If we are unable to successfully acquire additional royalties, the reserves subject to our royalties will decline as the producing properties on which we have such interests are mined or payment or production caps on certain of our royalties are met. We also may experience negative reactions from the financial markets or operators of properties on which we seek royalties if we are unable to successfully complete acquisitions of royalty interests or businesses that own desired royalty interests. Each of these factors may adversely affect the trading price of our common stock or our financial condition or results of operations.

Estimates of reserves and mineralization by the operators of mines in which we have royalty interests are subject to significant revision.

        There are numerous uncertainties inherent in estimating proven and probable reserves and mineralization, including many factors beyond our control and the control of the operators of properties on which we have royalty interests. Reserve estimates for our royalty interests are prepared by the operators of the mining properties. We do not participate in the preparation or verification of such reports and have not independently assessed or verified the accuracy of such information. The estimation of reserves and of other mineralized material is a subjective process, and the accuracy of any such estimates is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, metallurgical testing and production, and the evaluation of mine plans subsequent to the date of any estimate, may cause a revision of such estimates. The volume and grade of reserves recovered and rates of production may be less than anticipated. Assumptions about gold and other precious metal prices are subject to great uncertainty, and such prices have fluctuated widely in the past. Declines in the market price of gold, silver, copper, nickel or other metals also may render reserves or mineralized material containing relatively lower ore grades uneconomical to exploit. Changes in operating costs and other factors including short-term operating factors, the processing of new or different ore grades, geotechnical characteristics and metallurgical recovery, may materially and adversely affect reserves. Finally, it is important to note that our royalties give us interests in only a small portion of the production from the operators' aggregate reserves, and the size of those interests varies widely based on the individual royalty documents.

Estimates of production by the operators of mines in which we have royalty interests are subject to change, and actual production may vary materially from such estimates.

        Production estimates are prepared by the operators of mining properties. There are numerous uncertainties inherent in estimating anticipated production attributable to our royalty interests, including many factors beyond our control and the control of the operators of the properties in which we have royalty interests. We do not participate in the preparation or verification of production estimates and have not independently assessed or verified the accuracy of such information. The estimation of anticipated production is a subjective process and the accuracy of any such estimates is a function of the quality of available data, reliability of production history, variability in grade encountered, mechanical or other problems encountered, engineering and geological interpretation and operator judgment. Rates of production may be less than expected. Results of drilling, metallurgical testing and production, changes in commodity prices, and the evaluation of mine plans subsequent to the date of any estimate may cause actual production to vary materially from such estimates.

If title to properties is not properly maintained by the operators, or is successfully challenged by third parties, our royalty interests could become invalid.

        Our business includes the risk that operators of mining projects and holders of mining claims, tenements, concessions, mining licenses or other interests in land and mining rights may lose their exploration or mining rights, or have their rights to mining properties contested by private parties or the government. Internationally, mining tenures are subject to loss for many reasons, including expiration, failure of the holder to meet specific legal qualifications, failure to pay maintenance fees, reduction in geographic extent upon passage of time or upon conversion from an exploration tenure to a mining tenure, failure of title and similar risks. Unpatented mining claims, for example, which constitute a significant portion of the properties on which we hold royalties in the United States, and which are generally considered subject to greater title risk than real property interests held by absolute title, is often uncertain and subject to contest by third parties and the government. If title to unpatented mining claims or other mining tenures subject to our royalty interests has not been properly established or is not properly maintained, or is successfully contested, our royalty interests could be adversely affected.

Royalty interests are subject to title and other defects and contest by operators of mining projects and holders of mining rights, and these risks may be hard to identify in acquisition transactions.

        While Royal Gold seeks to confirm the existence, validity, enforceability and geographic extent of the royalties it acquires, there can be no assurance that disputes over these and other matters will not arise. Confirming these matters, as well as the title to mining property on which we hold or seek to acquire a royalty, is a complex matter, and is subject to the application of the laws of each jurisdiction to the particular circumstances of each parcel of mining property. Similarly, our royalty interests generally are subject to uncertainties and complexities arising from the application of contract and property laws governing private parties and/or local or national governments in the jurisdiction where mining projects are located. Furthermore, royalties in many jurisdictions are contractual in nature, rather than interests in land, and therefore may be subject to change of control, bankruptcy or insolvency of operators, and to challenges of various kinds brought by operators or third parties. We do not usually have the protection of security interests over property that we could liquidate to recover all or part of our royalty investment. Disputes also could arise challenging, among other things, the existence or geographic extent of the royalty, third party claims to the same royalty interest or to the property on which we have a royalty, various rights of the operator or third parties in or to the royalty, methods for calculating the royalty, production and other thresholds and caps applicable to royalty payments, the obligation of an operator to make royalty payments, and various defects in the royalty agreement itself. Unknown defects in the royalties we acquire may prevent us from realizing the anticipated benefits from the acquisition, and could materially adversely affect our financial condition and results of operations.

Changes in U.S federal and state legislation, including changes in mining taxes and royalties payable to governments, could decrease our royalty revenues.

        A number of our royalty properties are located on U.S. federal lands that are subject to federal mining and other public land laws. Changes in federal or state laws or the regulations promulgated under them could affect mine development and expansion, significantly increase regulatory obligations and compliance costs with respect to mine development and mine operations, increase the cost of holding mining claims or impose additional taxes on mining operations, all of which could adversely affect our royalty revenue from such properties. In recent years, the United States Congress has considered a number of proposed major revisions to the General Mining Law of 1872 (the "General Mining Law"), which governs the creation, maintenance and possession of mining claims and related activities on federal public lands in the United States. Congress also has recently considered bills, which if enacted, would impose royalties payable to the government on hardrock production, increase land holding fees, impose federal reclamation fees, impose additional environmental operating standards and afford greater public involvement and regulatory discretion in the mine permitting process. Such legislation, if enacted, could adversely affect the development of new mines and the expansion of existing mines, as well as increase the cost of all mining operations on federal lands, and could materially and adversely affect mine operators and our royalty revenue from mines located on federal lands in the United States.

Foreign operations and operation by foreign operators are subject to many risks.

        We derived approximately 76% of our revenues from foreign sources during fiscal year 2011, compared to 60% in fiscal year 2010. Our principal producing royalties on properties outside of the United States are located in Canada, Chile, Mexico and Spain. We currently have interests in mines and projects in other countries, including Argentina, Australia, Bolivia, Brazil, Burkina Faso, Colombia, Dominican Republic, Finland, Ghana, Guatemala, Honduras, Nicaragua, Peru, Russia and Tunisia. Our foreign activities are subject to the risks normally associated with conducting business in foreign countries. These risks include, depending on the country, such things as volatile exchange controls and currency fluctuations, high rates of inflation, limitations on repatriation of earnings, foreign taxation, enforcement of unfamiliar or uncertain foreign real estate, contract and environmental laws, expropriation or nationalization of property, labor practices and disputes, changes in legislation, including changes in mining taxes and royalties payable to governments that could substantially increase the cost of mining operations, renegotiation or nullification of existing licenses, permits, approvals or the like, war, crime, terrorism, civil unrest and uncertain political and economic environments. For example, pending tax legislation in Australia and other foreign jurisdictions could impose large tax obligations on operators that could materially adversely affect the feasibility of new mine development and the profitability of existing mining operations. In addition, many of our operators are organized outside of the United States. Our royalty interests may be subject to the application of foreign laws to our operators, and their stockholders, including laws relating to foreign ownership structures, corporate transactions, creditors' rights, bankruptcy and liquidation. Foreign operations also could be adversely impacted by laws and policies of the United States affecting foreign trade, investment and taxation.

The mining industry is subject to significant environmental risks.

        Mining is subject to potential risks and liabilities associated with pollution of the environment and the disposal of waste products occurring as a result of mineral exploration and production. Laws and regulations in the United States and abroad intended to ensure the protection of the environment are constantly changing and generally are becoming more restrictive and more costly to satisfy. Furthermore, mining may be subject to significant environmental and other permitting requirements regarding the use of raw materials needed for operations, particularly water and power. If an operator is forced to incur significant costs to comply with environmental regulations or becomes subject to environmental restrictions that limit its ability to continue or expand operations, or if an operator were to lose its right to use or access water or other raw materials necessary to operate a mine, our royalty revenues could be reduced, delayed, or eliminated. These risks are most salient with regard to our development stage royalty properties where permitting may not be complete and where new legislation and regulation can lead to delays, interruptions and significant unexpected cost burdens for mine operators. For example, legislation was enacted in Argentina (but subsequently suspended by litigation) which could stop or curtail mining activities on or near the country's glaciers. We have royalty interests on the Chilean side of the Pascua-Lama project, which straddles the border between Chile and Argentina, and the new legislation in Argentina, if upheld in the litigation, could affect the design, development and operation of the Pascua-Lama project. Further, to the extent that we become subject to environmental liabilities for the time period during which we were operating properties, the satisfaction of any liabilities would reduce funds otherwise available to us and could have a material adverse effect on our financial condition, results of operations and cash flows.

We have incurred indebtedness in connection with our royalty acquisitions and could incur additional indebtedness that could have adverse effects on our business.

        As of September 30, 2011, the Company had $192.2 million outstanding under its existing credit facilities, which limits the cash flow available to fund acquisitions due to our debt servicing obligations. In addition, we may incur additional indebtedness in connection with financing acquisitions, strategic transactions or for other purposes. If we were to incur substantial additional indebtedness, it may become difficult for us to satisfy our debt obligations, increase our vulnerability to general adverse economic and industry conditions or require us to dedicate a substantial portion of our cash flow from operations and proceeds of any equity issuances to payments on our indebtedness, which could place us at a disadvantage to our competitors that may have less debt or have other adverse effects upon us.

Regulations and pending legislation governing issues involving climate change could result in increased operating costs to the operators of the properties on which we have royalties.

        A number of governments or governmental bodies have introduced or are contemplating regulatory changes in response to the potential impacts of climate change. The December 1997 Kyoto Protocol, which ends in 2012, established a set of greenhouse gas emission targets for countries that have ratified the Protocol, which include Canada, Ghana, Australia and Peru. Furthermore, the U.S. Congress and several states have initiated legislation regarding climate change that will affect energy prices and demand for carbon intensive products. Additionally, the Australian Government may potentially reintroduce a national emissions trading scheme and mandatory renewable energy targets. Legislation and increased regulation regarding climate change could impose significant costs on the operators of our royalty properties, including increased energy, capital equipment, environmental monitoring and reporting and other costs to comply with such regulations. If an operator of a property on which we have royalty interests is forced to incur significant costs to comply with climate change regulation or becomes subject to environmental restrictions that limit its ability to continue or expand operations, our royalty revenues from that property could be reduced, delayed, or eliminated.

We depend on the services of our President and Chief Executive Officer and other key employees and on the participation of our Chairman.

        We believe that our success depends on the continued service of our key executive management personnel. Currently, Tony Jensen is serving as our President and Chief Executive Officer. Mr. Jensen's extensive commercial experience, mine operations background and industry contacts give us an important competitive advantage. Furthermore, our Chairman, Stanley Dempsey, who served as our Executive Chairman until his retirement as an officer of the Company in January 2009, remains closely involved with us. Mr. Dempsey's knowledge of the royalty business and long-standing relationships with the mining industry are important to our success. The loss of the services of Mr. Jensen or other key employees could jeopardize our ability to maintain our competitive position in the industry. We currently do not have key person life insurance for any of our officers or directors.

Our disclosure controls and internal control over our financial reporting are subject to inherent limitations.

        Management has concluded that as of June 30, 2011, our disclosure controls and procedures and our internal control over financial reporting were effective. Such controls and procedures, however, may not be adequate to prevent or identify existing or future internal control weaknesses due to inherent limitations therein, which may be beyond our control, including, but not limited to, our dependence on operators for the calculations of royalty payments as discussed above in "We depend on our operators for the calculation of royalty payments. We may not be able to detect errors and payment calculations may call for retroactive adjustments." Given our dependence on third party calculations, there is a risk that material misstatements in results of operations and financial condition may not be prevented or detected on a timely basis by our internal controls over financial reporting and may require us to restate our financial statements.

Risks Related to Our Common Stock

Our stock price may continue to be volatile and could decline.

        The market price of our common stock has fluctuated and may decline in the future. The high and low sale prices of our common stock on the NASDAQ Global Select Market were $49.81 and $22.75 for the fiscal year ended June 30, 2009, $55.96 and $37.35 for the fiscal year ended June 30, 2010, $62.33 and $42.15 for the fiscal year ended June 30, 2011, and $83.87 and $57.04 for the period beginning July 1, 2011 through December 21, 2011. The fluctuation of the market price of our common stock has been affected by many factors that are beyond our control, including:

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  market prices of gold, silver, copper, nickel and other metals;

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  interest rates;

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  expectations regarding inflation;

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  ability of operators to produce precious metals and develop new reserves;

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  currency values;

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  credit market conditions;

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  general stock market conditions; and

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  global and regional political and economic conditions.

Additional issuances of equity securities by us could dilute our existing stockholders, reduce some or all of our financial measures on a per share basis, reduce the trading price of our common stock or impede our ability to raise future capital.

        We may issue equity in the future in connection with acquisitions, strategic transactions or for other purposes. To the extent we issue additional equity securities, our existing stockholders could be diluted and some or all of our financial measures on a per share basis could be reduced. In addition, the shares of common stock that we issue in connection with an acquisition may not be subject to resale restrictions. The market price of our common stock could decline if certain large holders of our common stock, or recipients of our common stock in connection with an acquisition, sell all or a significant portion of their shares of common stock or are perceived by the market as intending to sell these shares other than in an orderly manner. In addition, these sales also could impair our ability to raise capital through the sale of additional common stock in the capital markets.

We may change our practice of paying dividends.

        We have paid a cash dividend on our common stock for each fiscal year beginning in fiscal year 2000. Our board of directors has discretion in determining whether to declare a dividend based on a number of factors, including prevailing gold prices, economic market conditions and funding requirements for future opportunities or operations. In addition, there may be corporate law limitations or future contractual restrictions on our ability to pay dividends. If our board of directors declines or is unable to declare dividends in the future or reduces the current dividend level, our stock price could fall, and the success of an investment in our common stock would depend largely upon any future stock price appreciation. We have increased our dividends in prior years. There can be no assurance, however, that we will continue to do so or that we will pay any dividends at all.

Certain anti-takeover provisions could delay or prevent a third party from acquiring us.

        Provisions in our restated certificate of incorporation and amended and restated bylaws may make it more difficult for third parties to acquire control of us or to remove our management. Some of these provisions:

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  permit our board of directors to issue preferred stock that has rights senior to the common stock without stockholder approval;

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  provide for three classes of directors serving staggered, three-year terms; and

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  require certain advanced notice of and information relating to stockholder nominations and proposals.

        We are also subject to the business combination provisions of Delaware law that could delay, deter or prevent a change in control. In addition, we have adopted a stockholder's rights plan that imposes significant penalties upon a person or group that acquires 15% or more of our outstanding common stock without the approval of the board of directors. Any of these measures could prevent a third party from pursuing an acquisition of Royal Gold, even if stockholders believe the acquisition is in their best interests.

USE OF PROCEEDS

        Unless we specify otherwise in a prospectus supplement, the net proceeds from the sale of securities offered from time to time using this prospectus will be used for our general corporate purposes, which may include repayment or refinancing of debt, acquisitions or working capital. We will not receive proceeds from sales of selling securityholders except as otherwise specified in an applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table sets forth the ratio of earnings to fixed charges and preferred stock dividends of Royal Gold for the periods indicated.

	Three Months Ended September 30, 2011	Fiscal Year Ended June 30,
		2011	2010	2009	2008	2007
Ratio of earnings to fixed charges (unaudited)	28.34	18.72	16.89	98.55	41.10	23.28
Ratio of combined fixed charges and preferred stock dividends to earnings (unaudited)	28.34	18.72	16.89	98.55	11.13	23.28

        For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes, net income attributable to non-controlling interests, and losses or earnings from equity investments plus fixed charges. Fixed charges consist of interest expensed and capitalized, amortization of debt issuance costs and that portion of rental expense we believe to be representative of interest. We issued 1,150,000 shares of 7.25% Mandatory Convertible Preferred Stock on November 9, 2007. On March 10, 2008, all of the shares of the 7.25% Mandatory Convertible Preferred Stock were converted into shares of common stock. For the purpose of computing the ratio of combined fixed charges and preferred stock dividends to earnings, earnings consist of income from continuing operations before income taxes, net income attributable to non-controlling interests, and losses or earnings from equity investments plus fixed charges and preferred stock dividends. Preferred stock dividends consist of dividends paid as part of the 7.25% Mandatory Convertible Preferred Stock issuance. As of the date of this prospectus, we no longer have any shares of preferred stock outstanding.

DESCRIPTION OF THE DEBT SECURITIES

        The following is a summary of the general terms of the debt securities that we may offer from time to time. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. You should also read the indenture under which the debt securities are to be issued. We have filed a form of indenture governing different types of debt securities with the SEC as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture.

        We may issue, from time to time, debt securities, in one or more series. The debt securities we offer will be issued under an indenture between us and the trustee named in the indenture. These debt securities that we may issue include senior debt securities, subordinated debt securities, convertible debt securities and exchangeable debt securities. The following is a summary of the material provisions of the indenture filed as an exhibit to the registration statement of which this prospectus is a part. This summary is not complete and is qualified in its entirety by reference to the indenture. For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below.

General Terms of the Indenture

        The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and they may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us. For each series of debt securities, any restrictive covenants for those debt securities will be described in the applicable prospectus supplement for those debt securities.

        We may issue the debt securities issued under the indenture as "discount securities," which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with "original issue discount," or OID, because of interest payment and other characteristics. Special United States federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

        You should refer to the prospectus supplement relating to a particular series of debt securities for a description of the following terms of the debt securities offered by that prospectus supplement and by this prospectus:

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  the title and authorized denominations of those debt securities;

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  any limit on the aggregate principal amount of that series of debt securities;

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  the date or dates on which principal and premium, if any, of the debt securities of that series is payable;

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  interest rates, and the dates from which interest, if any, on the debt securities of that series will accrue, and the dates when interest is payable and the maturity;

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  the right, if any, to extend the interest payment periods and the duration of the extensions;

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  if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

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  the place or places where and the manner in which principal of, premium, if any, and interest, if any, on the debt securities of that series will be payable and the place or places where those debt securities may be presented for transfer and, if applicable, conversion or exchange;

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  the period or periods within which, the price or prices at which, the currency or currencies in which, and other terms and conditions upon which those debt securities may be redeemed, in whole or in part, at our option or the option of a holder of those securities, if we or a holder is to have that option;

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  our obligation or right, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those securities, and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

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  the terms, if any, on which the debt securities of that series will be subordinate in right and priority of payment to our other debt;

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  the denominations in which those debt securities will be issuable;

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  if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

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  whether those debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

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  whether any securities of that series are to be issued in whole or in part in the form of one or more global securities and the depositary for those global securities;

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  if other than United States dollars, the currency or currencies in which payment of principal of or any premium or interest on those debt securities will be payable;

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  if the principal of or any premium or interest on the debt securities of that series is to be payable, or is to be payable at our election or the election of a holder of those securities, in securities or other property, the type and amount of those securities or other property, or the manner of determining that amount, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

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  the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

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  conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

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  whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

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  the nature and terms of any security for any secured debt securities;

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  the terms applicable to any debt securities issued at a discount from their stated principal amount; and

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  any other specific terms of any debt securities.

        The applicable prospectus supplement will present material United States federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Conversion or Exchange Rights

        Debt securities may be convertible into or exchangeable for shares of our equity securities or other securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

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  the conversion or exchange price;

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  the conversion or exchange period;

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  provisions regarding our ability or the ability of any holder to convert or exchange the debt securities;

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  events requiring adjustment to the conversion or exchange price; and

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  provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

        The terms of the indenture prevent us from consolidating or merging with or into, or conveying, transferring or leasing all or substantially all of our assets to, any person, unless (i) we are the surviving corporation or the successor corporation or person to which our assets are conveyed, transferred or leased is organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations under the debt securities and the indenture and (ii) immediately after completing such a transaction, no event of default under the indenture, and no event that, after notice or lapse of time or both, would become an event of default under the indenture, has occurred and is continuing. When the person to whom our assets are conveyed, transferred or leased has assumed our obligations under the debt securities and the indenture, we will be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

        This covenant would not apply to any recapitalization transaction, a change of control affecting us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or conveyance, transfer or lease of all or substantially all of our assets.

Events of Default

        The indenture provides that the following will be "events of default" with respect to any series of debt securities:

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  failure to pay interest for 30 days after the date payment is due and payable;

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  failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise and, in the case of technical or administrative difficulties, only if such default persists for a period of more than three business days;

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  failure to make sinking fund payments when due and continuance of such default for a period of 30 days;

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  failure to perform other covenants for 60 days after notice of such default or breach and request for it to be remedied;

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  events in bankruptcy, insolvency or reorganization relating to us; or

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  any other event of default provided in the applicable officer's certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

        An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. For each series of debt securities, any modifications to the above events of default will be described in the applicable prospectus supplement for those debt securities.

        The indenture provides that if an event of default specified in the first, second, third, fourth or sixth bullets above occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) to be due and payable immediately. If an event of default specified in the fifth bullet above occurs and is continuing, then the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) will be due and payable immediately, without any declaration or other act on the part of the trustee or any holder. In certain cases, the holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of holders of all those debt securities, waive any past default and consequences of such default.

        The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

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  the holder has previously given to the trustee written notice of a continuing default;

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  the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

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  the requesting holders have offered the trustee indemnity for the reasonable costs, expenses and liabilities that may be incurred by bringing the action;

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  the trustee has not instituted the action within 60 days of the request and offer of indemnity; and

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  the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

        We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Discharge, Defeasance and Covenant Defeasance

        We can discharge or decrease our obligations under the indenture as stated below.

        We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and any premium and interest on, the debt securities and any mandatory sinking fund payments.

        Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

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  we irrevocably deposit with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified by a nationally recognized firm of independent certified accountants to be enough to pay at maturity, or upon redemption, the principal (including any mandatory sinking fund payments) of, and any premium and interest on, all outstanding debt securities of the series; and

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  we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders' U.S. federal income tax treatment of principal, and any premium and interest payments on, the series of debt securities.

        In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture.

        Although we may discharge or decrease our obligations under the indenture as described in the preceding paragraphs, we may not discharge certain enumerated obligations, including but not limited to, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

        The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to, among other things:

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  evidence the assumption by a successor entity of our obligations;

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  add to our covenants for the benefit of the holders of debt securities, or to surrender any rights or power conferred upon us;

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  add any additional events of default;

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  cure any ambiguity or correct any inconsistency or defect in the indenture;

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  add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

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  add guarantees to or secure any debt securities;

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  establish the forms or terms of debt securities of any series;

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  evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee;

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  add to or change any provision of the indenture as is necessary to permit or facilitate the issuance of debt securities in bearer form;

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  change the location of (i) payment of principal, premium or interest; (ii) surrender of the debt securities for registration, transfer or exchange and (iii) notices and demands to or upon the Company;

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  supplement any provision of the indenture to permit or facilitate the defeasance and discharge of any debt securities provided that it does not adversely affect the interests of the holders of any outstanding debt securities;

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  conform the terms of any debt securities to the description of such debt securities in the prospectus and prospectus supplement offering the debt securities;

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  eliminate any provision that was required at the time we entered into the indenture but, as a result of an amendment to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), is no longer required;

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  modify, eliminate or add to the provisions of the indenture to effect or evidence any change required by an amendment to the Trust Indenture Act; and

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  make any other provisions with respect to matters or questions arising under the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

        Any provision of the indenture shall automatically be deemed to have been modified, eliminated or added to the extent required to be made as a result of an amendment to the Trust Indenture Act.

        The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series of debt securities affected by such supplemental indenture then outstanding, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or any supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

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  extend the final maturity of any debt security;

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  reduce the principal amount or premium, if any;

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  reduce the rate or extend the time of payment of interest;

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  change the method of calculating the rate of interest;

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  reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration;

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  change the currency in which the principal, and any premium or interest, is payable;

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  impair the right to institute suit for the enforcement of any payment on any debt security when due;

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  if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

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  reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture or for waivers of compliance with or defaults under the indenture with respect to debt securities of that series.

        The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of that series waive any default and its consequences under the indenture except:

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  a default in the payment of the principal of or premium or interest on any such debt security; or

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  a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Registered Global Securities and Book Entry System

        The debt securities of a series may be issued in whole or in part in book-entry form and may be represented by one or more fully registered global securities. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. This means that we will not issue certificates to each holder.

        Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

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  by the depositary for the registered global security to its nominee;

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  by a nominee of the depositary to the depositary or another nominee of the depositary; or

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  by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

        The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

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  ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as "participants," or persons that may hold interests through participants;

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  upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

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  any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

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  ownership of beneficial interest in the registered global security will be shown on, and the transfer of the ownership interest will be effected only through, records maintained by the depositary for the registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

        The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

        So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

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  will not be entitled to have the debt securities represented by a registered global security registered in their names;

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  will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

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  will not be considered the owners or holders of the debt securities under the relevant indenture.

        Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

        We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

        We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. Neither we nor the trustee, or any other agent of ours or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name." We also expect that any of these payments will be the responsibility of the participants.

        If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

        We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as "bearer global securities." We will deposit these securities with a depositary identified in the prospectus supplement relating to the series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

Concerning the Trustee

        The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities.

        The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

        The trustee may engage in other transactions with us. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

        The indenture provides that no past, present or future director, officer, stockholder or employee of ours, any of our affiliates, or any successor corporation, in their capacity as such, shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

General

        The following description of our capital stock, together with the additional information in any applicable prospectus supplement, summarizes the material terms and provisions of our capital stock and various provisions of our restated certificate of incorporation, as amended, which we also refer to as our certificate of incorporation, and amended and restated bylaws, as amended, which we also refer to as our bylaws. For additional information about the terms of our capital stock, please refer to our certificate of incorporation, bylaws, and our First Amended and Restated Rights Agreement, dated as of September 10, 2007, which we refer to as our stockholder rights agreement, that are incorporated by reference into the registration statement of which this prospectus is a part. The terms of these securities may also be affected by the general corporation law of the state of Delaware. The summary below is not intended to be complete and is qualified by reference to the provisions of applicable law and our certificate of incorporation, bylaws and stockholder rights agreement.

        Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.01 per share and 10,000,000 shares of preferred stock, par value $0.01 per share. As of November 30, 2011, there were approximately 54,792,435 issued and outstanding shares of common stock and one share of preferred stock, designated as The Special Voting Preferred Stock, issued or outstanding. In addition, as of such date, there were 814,555 exchangeable shares of RG Exchangeco Inc., a wholly-owned Canadian subsidiary of the Company ("RG Exchangeco") outstanding which are exchangeable at any time into shares of the Company's common stock on a one-for-one basis and entitle their holders to voting and economic rights that are, as nearly as practicable, equivalent to the voting and economic rights of shares of Royal Gold common stock. Rights to purchase Series A Junior Participating Preferred Stock, $0.01 par value per share (the "Series A Preferred Stock") have been distributed to holders of our common stock under our stockholder rights agreement. A maximum of 500,000 shares of Series A Preferred Stock is currently authorized for issuance upon exercise of these rights.

Common Stock

        Holders of common stock are entitled to one vote for each share held in the election of directors and on all other matters submitted to a vote of stockholders and do not have any cumulative voting rights. Holders of common stock are entitled to receive ratably such dividends, if any, when, as and if declared by the board of directors, out of funds legally available therefor, subject to any preferential dividend rights of any outstanding preferred stock.

        Upon the liquidation, dissolution, or winding up of the Company, the holders of common stock are entitled to receive ratably the net assets of the Company available after payment of all debts and other liabilities, subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption, or conversion rights other than the right, when exercisable, to purchase one one-thousandth of a share of our Series A Junior Participating Preferred Stock as described further below. The outstanding shares of common stock are, and the shares offered by us by any prospectus supplement accompanying this prospectus will be, when issued and paid for, fully paid and non-assessable.

RG Exchangeco Exchangeable Shares

        The exchangeable shares were issued by RG Exchangeco, our wholly-owned subsidiary. The exchangeable shares are substantially the economic equivalent of shares of common stock of Royal Gold.

        Dividends.    Holders of exchangeable shares are entitled to receive, subject to applicable law, dividends as follows:

  •
  in the case of a cash dividend declared on Royal Gold common stock, an amount in cash for each exchangeable share equal to the cash dividend declared on each share of Royal Gold common stock;

  •
  in the case of a stock dividend declared on Royal Gold common stock to be paid in shares of Royal Gold common stock, such number of exchangeable shares for each exchangeable share as is equal to the number of shares of Royal Gold common stock to be paid on each share of Royal Gold common stock unless in lieu of such stock dividend RG Exchangeco elects to effect a corresponding and contemporaneous and economically equivalent (as determined by the board of directors of RG Exchangeco) subdivision of the outstanding exchangeable shares; or

  •
  in the case of a dividend declared on Royal Gold common stock in property other than cash or shares of Royal Gold common stock, such type and amount of property for each exchangeable share as is the same as or economically equivalent (to be determined by the board of directors of RG Exchangeco) to the type and amount of property declared as a dividend on each share of Royal Gold common stock.

        The declaration dates, record dates and payment dates for dividends on the exchangeable shares are the same as the relevant dates for the dividends on Royal Gold common stock.

        Voting rights.    Holders of exchangeable shares receive, through a voting trust and The Special Voting Preferred Stock, the benefit of Royal Gold voting rights, entitling the holder to one vote for each exchangeable share held on the same basis and in the same circumstances as one share of Royal Gold common stock.

        Other.    The exchangeable shares are exchangeable at any time, at the option of the holder on a one-for-one basis for shares of Royal Gold common stock.

Preferred Stock

The Special Voting Preferred Stock

        As of the date of this prospectus, we had one share of preferred stock, designated as The Special Voting Preferred Stock, issued or outstanding.

        Dividends and liquidation rights.    The trustee holder of The Special Voting Preferred Stock is not entitled to receive any dividends or other distributions or to receive or participate in any distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up.

        Voting rights.    The trustee holder of The Special Voting Preferred Stock has the right to cast a number of votes equal to the number of then outstanding exchangeable shares but has agreed to only cast a number of votes equal to the number of exchangeable shares as to which it has received voting instructions from the owners of record of those exchangeable shares (other than Royal Gold and its affiliates), on the relevant record date. As of November 30, 2011, The Special Voting Preferred Stock was entitled to 814,555 votes, based upon 814,555 exchangeable shares outstanding on such date. The trustee holder of The Special Voting Preferred Stock will vote together with holders of the Royal Gold common stock as a single class.

        Other.    The trustee holder of The Special Voting Preferred Stock has no pre-emptive rights to acquire any securities of Royal Gold.

Series A Preferred Stock

        Rights to purchase Series A Preferred Stock have been distributed to holders of our common stock under our stockholder rights agreement, and a maximum of 500,000 shares of Series A Preferred Stock are authorized for issuance on exercise of rights. Our preferred stock may be issued from time to time in one or more series, without stockholder approval. Subject to limitations prescribed by law, the board of directors is authorized to determine the voting powers (if any), designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, for each series of preferred stock that may be issued, and to fix the number of shares of each such series. Thus, the board of directors, without stockholder approval, could authorize the issuance of preferred stock with voting, conversion and other rights that could adversely affect the voting power and other rights of holders of common stock or other series of preferred stock or that could have the effect of delaying, deferring or preventing a change in control of the Company.

        Preferred stock will be issued under a certificate of designations relating to each series of preferred stock, subject to our certificate of incorporation. When a particular series of preferred stock is offered, the prospectus supplement will describe the specific terms of the securities, including:

  •
  the title and stated value of the preferred stock;

  •
  the number of shares of the preferred stock offered, the dividend and liquidation preference per share and the offering price of the preferred stock;

  •
  the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation of such rates, periods or dates applicable to the preferred stock;

  •
  whether the preferred stock will have preemptive rights;

  •
  the procedures for auction and remarketing, if any, of the preferred stock;

  •
  the sinking fund provisions, if applicable, for the preferred stock;

  •
  the redemption provisions, if applicable, for the preferred stock;

  •
  whether the preferred stock will be convertible into or exchangeable for other securities and, if so, the terms and conditions of conversion or exchange, including the conversion price or exchange ratio and the conversion or exchange period (or the method of determining the same);

  •
  whether the preferred stock will have voting rights and the terms of the voting rights, if any;

  •
  whether the preferred stock will be listed on any securities exchange;

  •
  the transfer agent for the preferred stock;

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  whether the preferred stock will be issued with any other securities and, if so, the amount and terms of such securities; and

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  any other specific terms, preferences or rights of, or limitations or restrictions on, the preferred stock.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

Effect of Delaware Anti-takeover Statute

        We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

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  prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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  on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        Section 203 defines "business combination" to include the following:

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  any merger or consolidation involving the corporation and the interested stockholder;

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  any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

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  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

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  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, or who beneficially owns 15% or more of the outstanding voting stock of the corporation at any time within a three year period immediately prior to the date of determining whether such person is an interested stockholder, and any entity or person affiliated with, controlling, or controlled by any of these entities or persons.

Certificate of Incorporation and Bylaws Provisions

        Our certificate of incorporation and bylaws include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by stockholders. These provisions are summarized in the following paragraphs.

        Classified Board of Directors.    Our certificate of incorporation provides for our board of directors to be divided into three classes of directors serving staggered three year terms. The classification of the board of directors has the effect of requiring at least two annual stockholder meetings, instead of one, to replace a majority of the members of the board of directors.

        Authorized but Unissued or Undesignated Capital Stock.    Our authorized capital stock consists of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock. The authorized but unissued (and in the case of preferred stock, undesignated) stock may be issued by the board of directors in one or more transactions. In this regard, our certificate of incorporation grants the board of directors broad power to establish the rights and preferences of authorized and unissued preferred stock. The issuance of shares of preferred stock pursuant to the board of directors' authority described above could decrease the amount of earnings and assets available for distribution to holders of common stock and adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deferring or preventing a change in control. The board of directors does not currently intend to seek stockholder approval prior to any issuance of preferred stock, unless otherwise required by law.

        Special Meetings of Stockholders.    Our bylaws provide that special meetings of our stockholders may be called only by our chairman of the board of directors, chief executive officer, president or board of directors. Stockholders do not have the right to call special meetings or to bring business before special meetings.

        Stockholder Action by Written Consent.    Under Delaware law, unless otherwise provided in a corporation's certificate of incorporation, any action that may be taken at a meeting of stockholders may be taken without a meeting and without prior notice if a written consent is signed by the holders of the minimum number of votes necessary to authorize the action at a meeting at which all shares entitled to vote were present and voted. Our bylaws provide the same standard for written consent and require a stockholder seeking to take action by written consent to give written notice to our secretary requesting that the board of directors fix a record date and include in such notice certain specified information and representations regarding (i) each person whom the stockholder proposes to nominate for election or re-election as a director, (ii) any other business the stockholder proposes to take by written consent, (iii) the stockholder giving notice and the beneficial owner, if any, or any affiliate or associate thereof, on whose behalf the nomination or proposal is made (collectively, the "Proposing Stockholder"), (iv) any agreements, arrangements and understandings between the Proposing Stockholder and any other person in connection with the proposal of such business or nominations by the stockholder, and (v) whether the Proposing Stockholder is or intends to be part of a group that intends to solicit consents from stockholders.

        Notice Procedures.    Our bylaws establish advance notice procedures with regard to all stockholder proposals to be brought before meetings of our stockholders, including proposals relating to the nomination of candidates for election as directors and amendments to our certificate of incorporation or bylaws. These procedures provide that, as to matters not sought to be included in the Company's proxy statement, the stockholder must give timely notice of such stockholder proposals in writing to our secretary prior to the meeting and update or supplement such notice, as required by our bylaws. All stockholder proposals must also otherwise be a proper matter for stockholder action pursuant to our certificate of incorporation, our bylaws and applicable law. Generally, to be timely a stockholder's notice must be received by the secretary at the principal executive offices of the Company (a) in the case of an annual meeting, not less than 90 nor more than 120 calendar days prior to the first anniversary of the preceding year's annual meeting (provided, however, that if the date of the annual meeting is more than 30 days before or more than 30 days after such anniversary date, notice by the stockholder must be so delivered, or mailed and received, not less than 90 nor more than 120 calendar days before such annual meeting, or not more than 10 calendar days following the day on which public announcement of the date of such meeting is first made by the Company), or (b) in the case of a special meeting, not more than 120 calendar days before such special meeting nor less than the later of (i) 90 calendar days prior to such meeting or (ii) if a public announcement is first made of the date of the special meeting less than 100 calendar days prior to such meeting, 10 calendar days following such public announcement. Stockholders are not permitted to make proposals to be brought before any special meeting of our stockholders other than the nomination of candidates for election as directors where the stated purpose for such special meeting includes the election of directors.

        Any such notice must include certain specified information and representations regarding (i) each person whom the stockholder proposes to nominate for election or re-election as a director, (ii) any other business the stockholder proposes to bring before the meeting, (iii) the Proposing Stockholder, (iv) any agreements, arrangements and understandings between the Proposing Stockholder and any other person in connection with the proposal of such business or nominations by the stockholder, and (v) whether the Proposing Stockholder is or intends to be part of a group that intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company's outstanding capital stock required to approve or adopt the proposal and/or (b) otherwise to solicit proxies from stockholders in support of such proposal. As to matters sought to be included in the Company's proxy statement, stockholders must comply with Rule 14a-8 under the Exchange Act.

Stockholder Rights Plan

        Rights to purchase Series A Preferred Stock have been distributed to holders of our common stock under our stockholders rights agreement. A maximum of 500,000 shares of Series A Preferred Stock is currently authorized for issuance upon exercise of these rights. Our stockholders rights agreement provides that attached to each share of our common stock is one right that, when exercisable, entitles the holder to purchase one one-thousandth of a share of Series A Preferred Stock at a purchase price of $175, subject to adjustment. In certain events, including when a person or group becomes the owner of 15% or more of our outstanding common stock (except by reason of share acquisitions by the Company) or when a person or group commences a tender offer or exchange offer for 15% of more of our outstanding common stock, the rights become exercisable. Exercise of the rights would entitle the holders of the rights (other than the acquiring person or group) to receive that number of one-thousandths of a share of Series A Preferred Stock with a market value equal to two times the exercise price of the rights. At any time after the rights become exercisable, but before the acquiring person or group has obtained 50% or more of our outstanding common stock, our board of directors, under certain circumstances, may exchange each of the rights for a share of common stock or one one-thousandth of a Series A Preferred Share or the preferred stock equivalent. Accordingly, exercise or exchange of the rights may cause substantial dilution to a person or group that attempts to acquire the Company. The rights, which expire on September 10, 2017, may be redeemed at a price of $.001 per right at any time until the tenth day following an announcement that an individual, corporation or other entity has acquired 15% or more of our outstanding common stock, except as otherwise provided in our stockholders rights agreement. Our stockholders rights agreement makes the takeover of the Company much more difficult.

Limitation of Director Liability

        As permitted by provisions of the Delaware General Corporation Law, our certificate of incorporation limits, in certain circumstances, the monetary liability of our directors for breaches of their fiduciary duties as directors. These provisions do not eliminate the liability of a director:

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  for a breach of the director's duty of loyalty to the Company or its stockholders;

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  for acts or omissions by a director not in good faith or which involve intentional misconduct or a knowing violation of law;

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  arising under Section 174 of the Delaware General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law); or

  •
  for any transaction from which the director derived an improper personal benefit.

        In addition, these provisions do not limit our rights or the rights of our stockholders, in appropriate circumstances, to seek equitable remedies such as injunctive or other forms of non-monetary relief. Such remedies may not be effective in all cases.

Indemnification Arrangements

        Our bylaws provide that the Company shall indemnify our directors and officers to the full extent permitted by Delaware law. Under such provisions any director or officer, who, in his or her capacity as such, is made or threatened to be made a party to any suit or proceeding, may be indemnified if the board of directors determines such director or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the Company. Our bylaws and the Delaware General Corporation Law further provide that such indemnification is not exclusive of any other rights to which such individuals may be entitled under the bylaws, any agreement, any vote of stockholders or disinterested directors, or otherwise.

        We have entered into indemnification agreements with all of our current directors and officers to assure them that they will be indemnified to the extent permitted by our bylaws and the Delaware General Corporation Law. The indemnification agreements provide our directors and officers indemnification against, among other things, any and all expenses, judgments, fines, penalties, and amounts paid in settlement by the director or officer, provide for the advancement of expenses incurred by the director or officer in connection with any proceeding and obligate the director or officer to reimburse Royal Gold for all amounts so advanced if it is subsequently determined, as provided in the indemnification agreements, that the director or officer is not entitled to indemnification. The indemnification agreements also provide certain methods and presumptions for determining whether the director or officer is entitled to indemnification, among other matters, as set forth in such agreement. However, we are not required to indemnify a person on account of any action, claim or proceeding (other than as specifically provided in our bylaws) initiated by such person against the Company unless such action, claim or proceeding (i) relates to such person's right to indemnification under any indemnification agreement entered into by such person and the Company, (ii) was authorized in the specific case by action of the board of directors, or (iii) as otherwise required under the Delaware General Corporation Law.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Royal Gold pursuant to our certificate of incorporation, our bylaws or any indemnification agreement, Royal Gold has been informed that in the opinion of the SEC such indemnification is against public policy as expressed under the Securities Act and is therefore unenforceable.

Transfer Agent

        The transfer agent for our common stock is Computershare Trust Company, Golden, Colorado; and Computershare Trust Company of Canada, Toronto, Ontario.

DESCRIPTION OF DEPOSITARY SHARES

        We may, at our option, elect to issue fractional shares of preferred stock rather than full shares of preferred stock. If we exercise this option, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the applicable prospectus supplement) of a share of a particular series of preferred stock.

        The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock underlying the depositary share, to all of the rights and preferences of the preferred stock underlying that depositary share. Those rights may include dividend, voting, redemption, conversion and liquidation rights.

        The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares, in accordance with the terms of the offering. The material terms of the deposit agreement, the depositary shares and the depositary receipts will be described in a prospectus supplement relating to the depositary shares. You should also refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares.

DESCRIPTION OF WARRANTS

        We may issue warrants, including warrants to purchase debt securities, preferred stock or common stock. Warrants may be issued independently or together with any equity or debt securities and may be attached to or separate from such equity or debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between Royal Gold and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement, including:

  •
  the title of the warrants;

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  the aggregate principal amount of the warrants and the issue price of the warrants;

  •
  the number of securities for, and the price at, which the warrants are exercisable and the period during which the warrants may be exercised;

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  the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

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  in the case of warrants to purchase preferred stock, the designation, number of shares, stated value and terms, such as liquidation, dividend, conversion and voting rights, of the series of preferred stock purchasable upon exercise of the warrants, and the price at which such number of shares of preferred stock of such series may be purchased upon such exercise;

  •
  in the case of warrants to purchase debt securities, the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of the warrants and the price at which the debt securities may be purchased upon exercise;

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  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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  any provision adjusting the securities that may be purchased on exercise of the warrants, and the exercise price of the warrants, to prevent dilution or otherwise; and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

SELLING SECURITYHOLDERS

        Selling securityholders may use this prospectus in connection with the resale of securities from time to time. The applicable prospectus supplement will identify the selling securityholders, the terms of the securities and other information regarding the transaction, such as the price of the securities, the names of any underwriter or broker-dealer, if used, and the commissions paid or discounts or concessions allowed to such underwriter or broker-dealer, where applicable. The selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from their sale of securities. We will not receive any proceeds from sales by selling securityholders except as otherwise specified in an applicable prospectus supplement. We may pay all expenses incurred with respect to the registration of the shares of common stock owned by the selling securityholders, other than underwriting fees, discounts or commissions which will be borne by the selling securityholders.

PLAN OF DISTRIBUTION

        The Company or the selling securityholders, if any, may sell securities offered by means of this prospectus in and outside the United States (1) to or through underwriters or dealers, (2) directly to purchasers, (3) through agents, or (4) through a combination of any of these methods. The prospectus supplement relating to the offered securities will set forth the terms of the offering, including:

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  the name or names of any underwriters, dealers or agents;

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  the purchase price of the offered securities;

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  any initial public offering price;

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  the net proceeds to us;

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  any delayed delivery arrangements;

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  any underwriting discounts, commissions and other items constituting underwriters' compensation;

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  any discounts, concessions or other items allowed or reallowed or paid to dealers or agents;

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  any commissions paid to agents; and

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  any securities exchanges on which the offered securities may be listed.

        We may use one or more underwriters in the sale of the offered securities, in which case the offered securities will be acquired by the underwriter or underwriters for their own account and may be resold from time to time in one or more transactions either:

  •
  at a fixed price or prices, which may be changed;

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  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        The Company or the selling securityholders may directly solicit offers to purchase our securities and may sell such securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The Company or the selling securityholders will describe the terms of direct sales in the prospectus supplement.

        Agents designated by the Company or the selling securityholders may solicit offers to purchase the securities from time to time. The prospectus supplement will name any such agent involved in the offer or sale of the securities and will set forth any commissions payable by us or the selling securityholders to such agent. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter of the securities so offered and sold.

        If the Company or the selling securityholders utilizes an underwriter in the sale of the securities offered by this prospectus, the Company or the selling securityholders will execute an underwriting agreement with the underwriter or underwriters at the time of sale. We will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with a sale of securities offered by means of this prospectus, underwriters may be deemed to have received compensation from the Company or the selling securityholders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities offered by means of this prospectus to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any underwriting compensation paid by the Company or the selling securityholders to underwriters or agents in connection with the offering of securities offered by means of this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the offered securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit realized by them upon the resale of the offered securities may be deemed to be underwriting discounts and commissions, under the Securities Act.

        Underwriters, dealers and agents may be entitled, under agreements that may be entered into with the Company or the selling securityholders, to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to any contribution with respect to payments which they may be required to make in respect thereof and may engage in transactions with, or perform services for, us in the ordinary course of business.

        If the Company or the selling securityholders use delayed delivery contracts, the Company or the selling securityholders will, directly or through agents, underwriters or dealers, disclose that they are using them in the prospectus supplement and state when they will demand payment and delivery of the securities under the delayed delivery contracts. The Company or the selling securityholders may further agree to adjustments before a public offering to the underwriters' purchase price for the securities based on changes in the market value of the securities. The prospectus supplement relating to any such public offering will contain information on the number of securities to be sold, the manner of sale or other distribution, and other material facts relating to the public offering. These delayed delivery contracts will be subject only to the conditions that the Company or the selling securityholders set forth in the prospectus supplement.

        To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than the Company sold to them. In these circumstances, these persons would cover such over-allotments or short positions by exercising their over-allotment option, if any, or making purchases in the open market. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        In addition, the Company may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement. In addition, the Company may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

        The selling securityholders may also sell our securities in one or more privately negotiated transactions exempt from the registration requirements of the Securities Act pursuant to Rule 144 under the Securities Act, Section 4(1) of the Securities Act or other applicable exemptions, regardless of whether the securities are covered by the registration statement of which this prospectus forms a part. Such sales, if any, will not form part of the plan of distribution described in this prospectus. The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each such sale.

        Other than the common stock, all securities offered by this prospectus will be a new issue of securities with no established trading market. Any underwriter to whom securities are sold by us or the selling securityholders for public offering and sale may make a market in such securities, but such underwriters may not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange, except for the common stock which is currently listed and traded on the NASDAQ Global Select Market and Toronto Stock Exchange. Any common stock sold by this prospectus will be listed for trading on the NASDAQ Global Select Market subject to official notice of issuance. The Company cannot give you any assurance as to the liquidity of the trading markets for any securities.

        Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

        The validity of the securities being offered by this prospectus will be passed upon for us by Hogan Lovells US LLP, Denver, Colorado.

EXPERTS

        The consolidated financial statements of Royal Gold, Inc. appearing in Royal Gold, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2011, and the effectiveness of Royal Gold, Inc.'s internal control over financial reporting as of June 30, 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The financial statements as of June 30, 2010 and for each of the two years in the period ended June 30, 2010 incorporated in this prospectus by reference to Royal Gold's Annual Report on Form 10-K for the year ended June 30, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$325,000,000

2.875% Senior Convertible Notes due 2019

PROSPECTUS SUPPLEMENT

Book-Running Manager

Goldman, Sachs & Co.

Lead Managers

HSBC		Scotiabank
Co-Managers
BofA Merrill Lynch	CIBC	RBC Capital Markets

NBF Securities (USA) Corp.	UBS Investment Bank	MLV & Co.

June 14, 2012